Exhibit 10.1.3
EXECUTION VERSION
FOURTH AMENDMENT
          FOURTH AMENDMENT, dated as of June 25, 2010 (this “Amendment”), to the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006 (as previously amended, the “Existing Credit Agreement”; as amended by this Amendment, the “Credit Agreement”), among PHH Corporation, a Maryland corporation (the “Borrower”), PHH Vehicle Management Services, Inc., a Canadian corporation (the “Canadian Subsidiary Borrower”), the lenders and agents from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent.
WITNESSETH:
          WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower and Canadian Subsidiary Borrower;
          WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement as more fully set forth herein;
          WHEREAS, the Lenders have agreed to such amendments but only on the terms and conditions contained in this Amendment;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement unless the context otherwise requires.
          SECTION 2. Amendments. Effective as of the date on which all the conditions precedent set forth in Section 7 of this Amendment shall be satisfied (such date, the “Fourth Amendment Effective Date”), the Existing Credit Agreement, including all exhibits and schedules thereto, shall be amended to read in its entirety as set forth in Exhibit A to this Amendment.
          SECTION 3. Lender Addendum. By executing this Amendment on or prior to the Fourth Amendment Effective Date, each institution not a party to the Existing Credit Agreement prior to the Fourth Amendment Effective Date agrees to and shall, as of the Fourth Amendment Effective Date, join the Credit Agreement (as amended pursuant to this Amendment) as a Lender and shall have the rights and obligations of a Lender thereunder.
          SECTION 4. Extension of Maturity Date. (a) On the Fourth Amendment Effective Date, each Extending Revolving Lender hereby extends the Termination Date as applicable to all or any portion of its Revolving Commitment (as set forth on Schedule I to this Amendment) to the Extended Termination Date (i.e., February 29, 2012). The Termination Date applicable to each other Revolving Lender (in each case, a “Non-Extending Revolving Lender”) shall be the Non-Extended Termination Date (i.e., January 6, 2011). The Extending Revolving Lenders understand and agree that the Revolving Credit Loans of each Non-Extending Revolving Lender shall become due and payable, together with all interest and fees related thereto, and the participating interests of each Non-Extending Lender in undrawn Letters of Credit will terminate (unless a Default or Event of Default then exists), on the Non-Extended

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

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Termination Date, and the Revolving Commitment of each Non-Extending Revolving Lender shall terminate on the Non-Extended Termination Date.
          (b) On the Fourth Amendment Effective Date, the Canadian Revolving Lender hereby extends the Termination Date as applicable to all of its Canadian Revolving Commitment (as set forth on Schedule I to this Amendment) to the Extended Termination Date.
          SECTION 5. Reduction and Adjustments in Revolving Commitments. (a) On the Fourth Amendment Effective Date, (i) the Revolving Commitment of each Extending Revolving Lender shall automatically be reduced by 50% or such other amount as the Borrower, the applicable Extending Revolving Lender and the Administrative Agent may agree upon and (ii) the Revolving Commitment of The Bank of Nova Scotia shall be reduced to zero.
          (b) On the Fourth Amendment Effective Date, the Canadian Revolving Commitment of the Canadian Revolving Lender shall automatically be reduced by 50%.
          (c) On the Fourth Amendment Effective Date, the Extended Revolving Commitments may be increased by (i) the agreement of any Extending Revolving Lender (“Increasing Lender”) to increase its Extended Revolving Commitment and/or (ii) the agreement of new banks or financial institutions (“New Lenders”) which are not existing Lenders to provide Extended Revolving Commitments, on terms and conditions reasonably satisfactory to the Administrative Agent and the Borrower. Each Increasing Lender and New Lender agrees that, on the Fourth Amendment Effective Date, it will be a Revolving Lender under the Credit Agreement with respect to the amount of its Extended Revolving Commitment.
          SECTION 6. Allocation and Repayment of Revolving Loans and Letters of Credit. Notwithstanding anything in the Credit Agreement to the contrary:
          (a) From the Fourth Amendment Effective Date until the Non-Extended Termination Date, all Revolving Credit Loans shall be made ratably in accordance with the respective Revolving Credit Percentages of the Revolving Lenders after giving effect to the reductions in Revolving Commitments pursuant to Section 5(a) above and the increases in Revolving Commitments pursuant to Section 5(c) (including both the Extended Revolving Commitments and the Non-Extended Revolving Commitments thereunder from time to time in effect) as if there were a single tranche of Revolving Commitments. Revolving Credit Loans shall be repaid and reallocated on the Fourth Amendment Effective Date as directed by the Administrative Agent in order that Revolving Credit Loans are held by the Lenders in accordance with the preceding sentence.
          (b) On the Fourth Amendment Effective Date, the participations in any outstanding Letters of Credit shall be reallocated among the Lenders so that after giving effect thereto the Extending Revolving Lenders and the Non-Extending Revolving Lenders shall share ratably in the L/C Exposure thereunder in accordance with the respective Revolving Credit Percentages of the Revolving Lenders after giving effect to the reductions in Revolving Commitments pursuant to Section 5(a) above and the increases in Revolving Commitments pursuant to Section 5(c) above (including both the Extended Revolving Commitments and the Non-Extended Revolving Commitments thereunder from time to time in effect) as if there were a single tranche of Revolving Commitments. Thereafter until the Non-Extended Termination Date, the participations in any new Letters of Credit shall be allocated in accordance with the respective Revolving Credit Percentages of the Revolving Lenders, subject to adjustment pursuant to the Credit Agreement. On the Non-Extended Termination Date, the participations in the outstanding Letters of Credit of the Non-Extending Revolving Lenders (other than in respect of then outstanding unreimbursed drawings under Letters of Credit) shall be reallocated to and among the Extending

3

Revolving Lenders ratably in accordance with their Extended Revolving Commitments (and the Non-Extending Revolving Lenders shall be released from their participation obligations in undrawn Letters of Credit if no Default or Event of Default then exists) but in any case, only to the extent the sum of the amount of the Revolving Credit Loans and L/C Exposure of all Extending Revolving Lenders before giving effect to such reallocation plus the participations in the outstanding Letters of Credit of the Non-Extending Revolving Lenders being reallocated does not exceed the Total Extended Revolving Commitment.
          (c) If the reallocation described in clause (b) above cannot, or can only partially, be effected as a result of the limitations set forth therein, the Borrower shall promptly repay Revolving Credit Loans so that, after giving effect to such repayment, the aggregate amount of Revolving Credit Loans and aggregate L/C Exposure does not exceed the Total Extended Revolving Commitment.
          SECTION 7. Conditions to Effectiveness. This Amendment shall become effective upon the date on which each of the following shall have been received or waived by the Administrative Agent in its discretion (except that the Administrative Agent may not waive receipt in respect of clauses (i), (ii), (iii) and (vii) of this Section 7), each in form and substance reasonably satisfactory to the applicable recipient:
          (i) the Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of (a) the Borrower, (b) the Canadian Subsidiary Borrower, (c) the Required Lenders, (d) each Extending Revolving Lender (including Increasing Lenders), (e) the Canadian Revolving Lender and (f) each New Lender;
          (ii) the Administrative Agent shall have received the favorable written opinion or opinions with respect to this Amendment executed on the Fourth Amendment Effective Date and the transactions contemplated thereby of (A) in-house legal counsel to the Borrower, (B) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower, and (C) Blake, Cassels & Graydon LLP, Canadian counsel to the Canadian Subsidiary Borrower, in each case dated the Fourth Amendment Effective Date, addressed to the Administrative Agent and the Lenders and reasonably satisfactory to the Administrative Agent;
          (iii) the Administrative Agent shall have received resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each of the Borrower and the Canadian Subsidiary Borrower certified by its secretary or assistant secretary as of the Fourth Amendment Effective Date, approving this Amendment and authorizing the execution and delivery thereof;
          (iv) the Administrative Agent shall have received specimen signatures of officers or other appropriate representatives executing this Amendment on behalf of each of the Borrower and the Canadian Subsidiary Borrower, certified by the secretary or assistant secretary of such Borrower and the Canadian Subsidiary Borrower;
          (v) the Administrative Agent shall have received certificates issued as of a recent date by the Secretaries of State (or equivalent, in the case of the Canadian Subsidiary Borrower) of the respective jurisdictions of formation of the Borrower and the Canadian Subsidiary Borrower as to the due existence and good standing of such Person;
          (vi) Borrower shall have paid all unpaid accrued interest, Facility Fees and letter of credit fees accrued through the Fourth Amendment Effective Date; and

4

          (vii) the Administrative Agent shall have received evidence that all fees payable by the Borrower on or before the Fourth Amendment Effective Date to the Administrative Agent and the Lenders (or their affiliates) in connection with this Amendment have been paid in full, including the fees and expenses of counsel to the Administrative Agent.
          SECTION 8. Waivers. By executing this Amendment, each Lender party hereto agrees that in connection with any prepayments of the Revolving Credit Loans or the reduction of any Revolving Commitment occurring on or about the Fourth Amendment Effective Date, to waive any notice requirements set forth in Sections 2.13 and 2.14 of the Credit Agreement.
          SECTION 9. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):
          (a) as of the Fourth Amendment Effective Date, each of the representations and warranties set forth in Article 3 of the Credit Agreement and in the other Fundamental Documents shall be true and correct in all material respects on and as of the Effective Date (except to the extent that such representations and warranties expressly relate to an earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date) with the same effect as if made on and as of the Fourth Amendment Effective Date; and
          (b) there does not exist any Default or Event of Default.
          SECTION 10. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and invoiced out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and invoiced fees and disbursements of counsel to the Administrative Agent.
          SECTION 11. No Other Amendment or Waivers; Confirmation. Except as expressly provided hereby, all of the terms and provisions of the Existing Credit Agreement and the other Fundamental Documents are and shall remain in full force and effect. The amendments contained herein (including Exhibit A) shall not be construed as an amendment of any other provision of the Existing Credit Agreement or the other Fundamental Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower and the Canadian Subsidiary Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
          SECTION 12. GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS.
          (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.11 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
          (c) On and after the Fourth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Existing Credit Agreement, and each reference in the other Fundamental Documents to

5

the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement.
          (d) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof. This Amendment shall constitute a Fundamental Document.
          (e) The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).
          SECTION 13. Severability. If any provision of this Amendment shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.
          SECTION 14. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Signature Pages Follow]

6

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PHH CORPORATION, as the Borrower
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

PHH VEHICLE MANAGEMENT SERVICES, INC., as the Canadian Subsidiary Borrower
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

[PHH Corporation — Fourth Amendment]

7

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Richard J. Poworoznek
	Name:	Richard J. Poworoznek
	Title:	Executive Director

[PHH Corporation — Fourth Amendment]

8

Name of Extending Revolving Lender: BANK OF AMERICA, N.A.
By:	/s/ William Soo
	Name:	William Soo
	Title:	Vice President

[PHH Corporation — Fourth Amendment]

9

Name of Extending Revolving Lender: BARCLAYS BANK PLC
By:	/s/ Alicia Borys
	Name:	Alicia Borys
	Title:	Assistant Vice President

[PHH Corporation — Fourth Amendment]

10

Name of Extending Revolving Lender: CIBC INC.
By:	/s/ Dominic J. Sorresso
	Name:	Dominic J. Sorresso
	Title:	Executive Director

CIBC World Markets Corp.
Authorized Signatory
[PHH Corporation — Fourth Amendment]

11

Name of Extending Revolving Lender: CITIBANK, N.A.
By:	/s/ Christina H. Park
	Name:	Christina H. Park
	Title:	Director

[PHH Corporation — Fourth Amendment]

12

Name of Extending Revolving Lender: DEUTSCHE BANK AG NEW YORK BRANCH
By:	/s/ Robert Chesley
	Name:	Robert Chesley
	Title:	Director

By:	/s/ Kathleen Bowers
	Name:	Kathleen Bowers
	Title:	Director

[PHH Corporation — Fourth Amendment]

13

Name of Extending Revolving Lender: Manufacturers & Traders Trust Company
By:	/s/ Laurel LB Magruder
	Name:	Laurel LB Magruder
	Title:	Vice President

[PHH Corporation — Fourth Amendment]

14

Name of Extending Revolving Lender: ROYAL BANK OF CANADA
By:	/s/ Tim Stephens
	Name:	Tim Stephens
	Title:	Director

[PHH Corporation — Fourth Amendment]

15

Name of Extending Revolving Lender: The Bank of New York Mellon
By:	/s/ Gregory Muller
	Name:	Gregory Muller
	Title:	Managing Director

[PHH Corporation — Fourth Amendment]

16

THE BANK OF NOVA SCOTIA, as Canadian Revolving Lender and as a Lender
By:	/s/ David Mahmood
	Name:	David Mahmood
	Title:	Managing Director

[PHH Corporation — Fourth Amendment]

17

Name of Extending Revolving Lender: THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ L. Peter Yetman
	Name:	L. Peter Yetman
	Title:	SVP

[PHH Corporation — Fourth Amendment]

18

Name of Extending Revolving Lender: THE ROYAL BANK OF SCOTLAND N.V.
By:	/s/ Michiel van Schaardenburg
	Name:	Michiel van Schaardenburg
	Title:	Managing Director

[PHH Corporation — Fourth Amendment]

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Name of Extending Revolving Lender: WELLS FARGO BANK, N.A.
By:	/s/ Tracy Moosbrugger
	Name:	Tracy Moosbrugger
	Title:	Managing Director

[PHH Corporation — Fourth Amendment]

20

Name of Extending Revolving Lender: WESTLB AG, NEW YORK BRANCH
By:	/s/ Laura A. Spichiger
Name: Laura A. Spichiger Title: Executive Director

By:	/s/ Pui Chow
	Name:	Pui Chow
	Title:	Director

[PHH Corporation — Fourth Amendment]

21

Name of Extending Revolving Lender: WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Assistant Vice President

[PHH Corporation — Fourth Amendment]

22

SCHEDULE I
REVOLVING COMMITMENTS AND CANADIAN REVOLVING COMMITMENT

Non-
	Extended		Extended
	Revolving		Revolving
Revolving Lender	Commitment1		Commitment
JPMorgan Chase Bank, N.A.	$	[***]
Citibank, N.A.	$	[***]
Bank of America, N.A.	$	[***]
Wells Fargo Bank, National Association.	$	[***]
The Royal Bank of Scotland plc	$	[***]
The Royal Bank of Scotland N.V.	$	[***]
Deutsche Bank AG New York Branch	$	[***]
Manufacturers & Traders Trust Company	$	[***]
Barclays Bank PLC	$	[***]
Royal Bank of Canada	$	[***]
The Bank of New York Mellon	$	[***]
CIBC World Markets Corp.	$	[***]
WestLB AG, New York Branch	$	[***]
Goldman Sachs Lending Partners	$	[***]
The Bank of Nova Scotia (Canadian Revolving Commitment)	$	[***]
Bank of Montreal			$	[***]
Calyon New York Branch			$	[***]
HSBC Bank USA, N.A.			$	[***]
UBS Loan Finance LLC			$	[***]
Mizuho Corporate Bank, Ltd.			$	[***]
The Northern Trust Company			$	[***]
First Commercial Bank New York Agency			$	[***]
Bank of Communications, New York Branch			$	[***]
Total		$525,000,000		$280,000,000

1	After giving effect to the reduction of the Revolving Commitments and Canadian Revolving Commitment pursuant to Section 5 of the Fourth Amendment.

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

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EXHIBIT A
CREDIT AGREEMENT

AMENDED AND RESTATED COMPETITIVE ADVANCE AND
REVOLVING CREDIT AGREEMENT,
Dated as of January 6, 2006,
As amended through the Fourth Amendment
dated as of June 25, 2010
among
PHH CORPORATION,
as Borrower,
PHH VEHICLE MANAGEMENT SERVICES INC.,
as Canadian Subsidiary Borrower,
THE LENDERS REFERRED TO HEREIN,
CITICORP USA, INC.,
as Syndication Agent,
BANK OF AMERICA, N.A.,
THE ROYAL BANK OF SCOTLAND PLC and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents
and
JPMORGAN CHASE BANK, N.A.
as Administrative Agent

J.P. MORGAN SECURITIES INC.	CITIGROUP GLOBAL MARKETS INC.	BANC OF AMERICA SECURITIES LLC	RBS SECURITIES INC.	WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners

-i-

-ii-

-iii-

SCHEDULES

1.1A	Revolving Commitments
5.1(c)	Existing Mortgage Warehouse Facilities and Servicing Advance Facilities
6.1	Existing Material Subsidiary Indebtedness
6.4	Existing Liens

EXHIBITS

A-1	[RESERVED]
A-2	[RESERVED]
A-3	[RESERVED]
B	Form of Assignment and Acceptance
C	Form of Compliance Certificate
E-1	Form of Revolving Credit Borrowing Request
E-2	Form of Canadian Revolving Borrowing Request
F	Form of New Lender Supplement
G	Form of Revolving Commitment Increase Supplement
H	Form of Joinder Agreement
I	Form of Tax Exemption Certificate

-iv-

          AMENDED AND RESTATED COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT (the “Agreement”), dated as of January 6, 2006 and as amended through the Fourth Amendment dated as of June 25, 2010, among PHH CORPORATION, a Maryland corporation (the “Borrower”), PHH VEHICLE MANAGEMENT SERVICES INC., a Canadian corporation (the “Canadian Subsidiary Borrower”), the Lenders referred to herein, CITICORP USA, INC., as syndication agent, BANK OF AMERICA, N.A., THE ROYAL BANK OF SCOTLAND PLC and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.
INTRODUCTORY STATEMENT
          This Agreement, as in effect immediately prior to the Fourth Amendment Effective Date, is being amended pursuant to the Fourth Amendment in order to extend the Termination Date of the Revolving Commitments of the Extending Revolving Lenders and the Canadian Revolving Commitment of the Canadian Revolving Lender, adjust the amount of the Revolving Commitments of the Extending Revolving Lenders and the Canadian Revolving Commitment of the Canadian Revolving Lender, and effect certain other amendments to this Agreement. Capitalized terms used in this Introductory Statement shall have the meanings set forth in this Agreement unless the context otherwise requires.
          The Borrower, the Canadian Subsidiary Borrower, the Lenders and the Administrative Agent desire to amend and restate this Agreement, as in effect prior to the Fourth Amendment Effective Date, pursuant to this Agreement and to continue the Borrower’s and Canadian Subsidiary Borrower’s payment and performance obligations under this Agreement, as amended and restated hereby.
1. DEFINITIONS
          For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein:
     “ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
     “ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article 2.
     “ABR Spread” shall mean, at any date or for any period of determination, the ABR Spread that would be in effect on such date pursuant to the chart set forth in Section 2.23 based on the rating of the Borrower’s senior unsecured non-credit enhanced long-term debt.
     “Acceptance Fee” shall mean a fee payable in Canadian Dollars by the Canadian Subsidiary Borrower to the Canadian Revolving Lender with respect to the acceptance of a Canadian B/A, calculated on the face amount of the Canadian B/A at a rate per annum equal to the LIBOR Spread then in effect on the basis of the number of days in the applicable Contract Period (inclusive of the first day and exclusive of the last day) and a year of 365 days.
     “Act” shall have the meaning assigned to such term in Section 10.18.
     “Adjusted LIBOR” shall mean, with respect to any LIBOR Borrowing for any Interest Period or any determination pursuant to clause (c) of the definition of “Alternate Base Rate” or clause (c) of the definition of “Canadian Alternate Base Rate”, an interest rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to (a) LIBOR for such Interest Period multiplied by (b) the Statutory Reserves.

     “Affiliate” shall mean as to any Person, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another if such latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.
     “Agents” shall mean the collective reference to the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.
     “Alternate Base Rate” shall mean for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% and (c) the Adjusted LIBOR that would be calculated as of such day (or if such day is not a Business Day, the immediately preceding Business Day) in respect of a proposed LIBOR Loan with a one month Interest Period plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR, respectively.
     “Applicable Law” shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.
     “Asset Securitization Subsidiary” shall mean (i) any Subsidiary engaged solely in the business of effecting asset securitization transactions permitted by this Agreement and activities incidental thereto or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, relocation assets, financial assets and related assets under management.
     “Assignment and Acceptance” shall mean an agreement substantially in the form of Exhibit B hereto, executed by the assignor, the assignee and the other parties as contemplated thereby.
     “Available Borrowing Capacity” shall mean committed borrowing capacity which may be drawn (taking into account required reserves and discounts) upon or has been drawn upon by the Borrower or any of its Subsidiaries under committed Mortgage Warehouse Facilities.
     “Bankruptcy Event” shall mean, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, the acquisition of any ownership interest, or the exercise of control, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person to reject, repudiate, disavow or disaffirm any obligations such as those under this Agreement or other agreements to extend credit.

     “Basis Point” shall mean 1/100th of 1%.
     “Board” shall mean the Board of Governors of the Federal Reserve System.
     “Borrowing” shall mean a group of Loans of a single Interest Rate Type made by certain Lenders on a single date and as to which a single Interest Period is in effect.
     “Business Day” shall mean, with respect to any Loan, any day other than a Saturday, Sunday or other day on which banks in New York City are permitted or required by law to close; provided that when used in connection (i) with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars on the London Interbank Market (or such other interbank eurocurrency market where the foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period) and (ii) a Canadian Revolving Loan, the term “Business Day” shall also exclude any day on which banks in Toronto are permitted or required by law to close.
     “Canadian ABR Loan” shall mean Loans the rate of interest applicable to which is based upon the Canadian Alternate Base Rate.
     “Canadian Alternate Base Rate” shall mean, on any day, the greatest of (a) the Canadian Base Rate in effect for such day (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% per annum and (c) the Adjusted LIBOR that would be calculated as of such day (or if such day is not a Business Day, the immediately preceding Business Day) in respect of a proposed LIBOR Loan with a one month Interest Period plus 1%. Any change in the Canadian Alternate Base Rate due to a change in the Canadian Base Rate, the Federal Funds Effective Rate or the Adjusted LIBOR shall be effective from and including the effective date of such change in the Canadian Base Rate, the Federal Funds Effective Rate or the Adjusted LIBPR, respectively.
     “Canadian Bankers’ Acceptance” and “Canadian B/A” shall mean a bill of exchange subject to the Depository Bills and Notes Act (Canada) denominated in Canadian Dollars, drawn by the Canadian Subsidiary Borrower and accepted by the Canadian Revolving Lender in accordance with this Agreement.
     “Canadian Base Rate” shall mean the rate per annum determined by the Canadian Revolving Lender from time to time as its base rate for Dollar-denominated commercial loans in Canada. For purposes of this Agreement, any change in the Canadian Alternate Base Rate due to a change in the Canadian Base Rate shall be effective on the date such change in the Canadian Base Rate is announced as effective.
     “Canadian Cash Collateral Account” shall mean a collateral account established with the Canadian Revolving Lender, in the name of the Canadian Revolving Lender and under its sole dominion and control, into which the Canadian Subsidiary Borrower shall from time to time deposit cash or Cash Equivalents pursuant to the express provisions of this Agreement requiring such deposit.
     “Canadian Dollars” and “C$” shall mean dollars in lawful currency of Canada.
     “Canadian L/C Exposure” shall mean, at any time, the Dollar Equivalent Amount of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Canadian Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Canadian Letters of Credit but have not yet been paid or have been paid but not reimbursed.

     “Canadian Letters of Credit” shall mean the letters of credit issued pursuant to Section 2.25.
     “Canadian Prime Rate” shall mean, on any day, the annual rate of interest equal to the greater of (i) the annual rate of interest announced by The Bank of Nova Scotia in effect as its prime rate at its principal office in Toronto on such day for determining interest rates on Canadian Dollar-denominated commercial loans in Canada, and (ii) the annual rate of interest equal to the sum of (A) the one-month CDOR Rate in effect on such day, plus (B) 1.00%.
     “Canadian Prime Rate Loan” shall mean Loans the rate of interest applicable to which is based upon the Canadian Prime Rate.
     “Canadian Revolving Borrowing Request” shall mean a request made pursuant to Section 2.6 substantially in the form of Exhibit E-2.
     “Canadian Revolving Commitment” shall mean the obligation of the Canadian Revolving Lender to make Canadian Revolving Loans pursuant to Section 2.1 in an aggregate principal Dollar Equivalent Amount at any one time outstanding not to exceed $40,000,000, as the same may be changed from time to time pursuant to the terms hereof.
     “Canadian Revolving Lender” shall mean The Bank of Nova Scotia, in its capacity as a Canadian Revolving Lender hereunder, any other successor thereto in such capacity and any assignee that is an Eligible Canadian Revolving Lender.
     “Canadian Revolving Loan” shall mean the Loans made by the Canadian Revolving Lender to the Canadian Subsidiary Borrower pursuant to a notice given by the Canadian Subsidiary Borrower under Section 2.6. Each Canadian Revolving Loan shall be a Canadian B/A, a Canadian Prime Rate Loan, a LIBOR Canadian Revolving Loan or a Canadian ABR Loan.
     “Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
     “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     “Cash Collateral Account” shall mean a collateral account established with the Administrative Agent, in the name of the Administrative Agent and under its sole dominion and control, into which the Borrower or any Subsidiary Borrower (other than the Canadian Subsidiary Borrower) shall from time to time deposit Dollars pursuant to the express provisions of this Agreement requiring such deposit.
     “Cash Equivalents” shall mean (i) investments in commercial paper maturing in not more than 270 days from the date of issuance which at the time of acquisition is rated at least A-1 or the equivalent thereof by S&P, or P-1 or the equivalent thereof by Moody’s, (ii) investments in direct obligations or obligations which are guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having a maturity of not more than three years from the date of acquisition, (iii) investments in certificates of deposit maturing not more than one year from the date of origin issued by a Lender or a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof having capital, surplus and undivided profits aggregating at least $500,000,000 and in each case A rated or better by S&P or Moody’s, (iv) money market mutual funds having assets in excess of $2,000,000,000, (v) investments in asset-backed or mortgage-backed securities, including investments in collateralized, adjustable rate mortgage securities and those mortgage-backed securities which are rated at least AA by S&P or Aa by Moody’s or are of comparable quality at the time of investment, and (vi) banker’s acceptances maturing not more than one year from the date of origin issued by a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof and having capital, surplus and undivided profits aggregating at least $500,000,000, and rated A or better by S&P or Moody’s.
     “CDOR Rate” shall mean, at any date of determination, the annual rate of interest which is the rate based on an average rate applicable to Canadian Dollar banker’s acceptances for the applicable period appearing on the “Reuters Screen CDOR Page”, rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:00 a.m., Toronto time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to Canadian Dollar banker’s acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 10:00 a.m., Toronto time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.
     “Change in Control” shall mean (i) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of the Borrower on a fully diluted basis at any time or (ii) if at any time, individuals who at the Closing Date constituted the Board of Directors the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.
     “Closing Date” shall mean January 6, 2006.
     “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.
     “Co-Documentation Agents” shall mean the collective reference to Bank of America, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, National Association.
     “Commitments” shall mean the aggregate Revolving Commitments and the Canadian Revolving Commitment.
     “Commitment Period” shall mean for any Lender the period from and including the Closing Date to but not including the applicable Termination Date or such earlier date on which the Commitments shall have been terminated in accordance with the terms hereof.
     “Commitment Utilization Percentage” shall mean on any day the percentage equivalent of a fraction (a) the numerator of which is the sum of (i) the outstanding aggregate principal Dollar Equivalent Amount of Loans and (ii) the then current L/C Exposure and (b) the denominator of which is the Total Revolving Commitment (or, on any day after termination of the Commitments, the Total Revolving Commitment in effect immediately preceding such termination).
     “Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated May 21, 2010.
     “Consolidated Assets” shall mean, at any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.
     “Consolidated Net Income” shall mean, for any period for which such amount is being determined, the net income (loss) of the Borrower and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Consolidated Subsidiaries, (iii) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary, (iv) any extraordinary after-tax gains and (v) any extraordinary pretax losses but only to the extent attributable to a write-down of financing costs relating to any existing and future indebtedness.
     “Consolidated Net Worth” shall mean, at any date of determination, all amounts which would be included on a balance sheet of the Borrower and its Consolidated Subsidiaries under stockholders’ equity as of such date in accordance with GAAP.
     “Consolidated Subsidiaries” shall mean all Subsidiaries of the Borrower that are required to be consolidated with the Borrower for financial reporting purposes in accordance with GAAP.
     “Contract Period” shall mean the term of a Canadian B/A selected by the Canadian Subsidiary Borrower in accordance with Section 2.26 commencing on the borrowing date, or the date of refinancing of such Canadian B/A in accordance with Section 2.9, as the case may be, of such Canadian B/A and expiring on a Working Day which shall be either 30 days, 60 days, 90 days or 180 days thereafter, in all cases subject to availability; provided that the Contract Period may be for a period of less than 30 days as agreed by the Canadian Subsidiary Borrower and the Canadian Revolving Lender; provided further that no Contract Period shall extend beyond the Termination Date.
     “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Convertible Notes” shall mean the Borrower’s 4.0% Convertible Senior Notes due 2012.
     “Credit Party” shall mean the Administrative Agent, the Revolving Issuing Lenders or any other Lender.

     “Currency” or “Currencies” shall mean the collective reference to Dollars and Canadian Dollars.
     “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
     “Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon the funding or payment by such Lender of such portion or amount, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of any ownership interest, the acquisition of any ownership interest, or the exercise of control, in such Person by a Governmental Authority or instrumentality thereof.
     “Discount Proceeds” shall mean for any Canadian B/A, an amount (rounded to the nearest C$0.01, and with C$0.005 being rounded up) calculated on the applicable borrowing date, rollover date or conversion date, as the case may be, by multiplying:
(a)	the face amount of the Canadian B/A; by

(b)	the quotient of one divided by the sum of one plus the product of:
     1. the Discount Rate (expressed as a decimal) applicable to such Canadian B/A, and
     2. a fraction, the numerator of which is the number of days in the Contract Period of the Canadian B/A (inclusive of the first day and exclusive of the last day) and the denominator of which is 365.
     with such quotient being rounded up or down to the fifth decimal place and 0.000005 being rounded up.
     “Discount Rate” shall mean for any day, the average CDOR Rate for the Contract Period applicable to any Canadian B/A to be issued by the Canadian Revolving Lender on such day or if no such rate is available, the rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by the Canadian Revolving Lender as the discount rate at which the Canadian Revolving Lender would, in accordance with its normal practices, at or about 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by it having a face amount and term comparable to the face amount and Contract Period of such Canadian B/A.
     “Dollar Equivalent Amount” shall mean with respect to (i) any amount of Canadian Dollars on any date, the equivalent amount in Dollars of such amount of Canadian Dollars, as determined by the Administrative Agent using the applicable Exchange Rate and (ii) any amount in Dollars, such amount.
     “Dollars” and “$” and “US$” shall mean lawful currency of the United States.
     “Eligible Canadian Revolving Lender” shall mean any Schedule I Bank, Schedule II Bank or Schedule III Bank, in each case, within the meaning of the Bank Act (Canada).
     “Environmental Laws” shall mean any and all federal, provincial, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Occupational Safety and Health Act as amended, 29 U.S.C. § 655 and § 657, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.
     “Environmental Liabilities” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as such Act may be amended, and the regulations promulgated thereunder.
     “Event of Default” shall have the meaning given such term in Article 7.
     “Excess Utilization Day” shall mean each day on which the Commitment Utilization Percentage exceeds 50%.
     “Exchange Rate” shall mean on any date (i) with respect to Canadian Dollars, the spot rate at which Canadian Dollars may be exchanged into U.S. Dollars, as quoted by The Bank of Canada at approximately 12:00 noon, Toronto time on such date, as set forth on the Reuters “BOFC” page. In the event that such rate does not appear on such Reuters page, the “Exchange Rate” with respect to Canadian Dollars shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of Canadian Dollars are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with Canadian Dollars, for delivery two Business Days later; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for Canadian Dollars) as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).
     “Excluded Taxes” shall mean with respect to any Agent, any Lender or any Transferee (i) net income taxes, franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on any Lender or Transferee as a result of a present or former connection between such Lender or Transferee and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s or Transferee’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Fundamental Document), (ii) United States withholding taxes to the extent attributable to a failure to comply with Section 2.22(a), (iii) United States withholding taxes that could be properly imposed on amounts payable to such Lender or Transferee on the day it becomes a party to this Agreement except to the extent (a) such Lender’s or Transferee’s assignor (if any) was entitled, at the time of assignment to receive additional amounts with respect to such withholding taxes pursuant to Section 2.22, or (b) such withholding taxes are imposed as a result of the assignment, designation of a new lending office, acquisition or the appointment of a successor Agent at the request of the Borrower or any Subsidiary Borrower, as the case may be, and (iv) taxes imposed pursuant to FATCA.
     “Existing Mortgage Warehouse Facilities” shall mean the mortgage warehouse facilities and mortgage warehouse conduits listed on Schedule 5.1(c) as of the Fourth Amendment Effective Date (which shall include, without limitation, the PHH Home Loans Mortgage Warehouse Facilities, as defined below).
     “Extended Revolving Tranche” shall mean the Extended Revolving Commitments and the extensions of credit thereunder.
     “Extended Revolving Commitment” shall mean, with respect to any Extending Revolving Lender at any time, the portion of such Lender’s Revolving Commitment extended pursuant to the Fourth Amendment (including any increase thereof or new commitment thereto in connection with the Fourth Amendment).
     “Extended Termination Date” shall mean February 29, 2012, subject to extension for one additional year as described in Section 2.27 (i.e., to February 28, 2013).
     “Extending Revolving Lender” shall mean any Revolving Lender which has agreed to extend all or a portion of its Revolving Commitment to the Extended Termination Date.
     “Extension Option” shall have the meaning given such term in Section 2.27.
     “Facility Fee” shall have the meaning given such term in Section 2.8.
     “FATCA” shall mean Sections 1471 through 1474 of the Code and any regulations promulgated thereunder or administrative interpretations thereof.

     “Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of such defined term until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate or the Federal Funds Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.
     “Federal Funds Rate” shall mean for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the Federal Funds Effective Rate in effect for such day plus 3/16 of 1%.
     “FFR Borrowing” shall mean a Borrowing comprised of FFR Loans.
     “FFR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Federal Funds Rate in accordance with the provisions of Article 2.
     “FFR Spread” shall mean, at any date or any period of determination, the FFR Spread that would be in effect on such date pursuant to the chart set forth in Section 2.23 based on the rating of the Borrower’s senior unsecured non-credit enhanced long-term debt.
     “Fitch” shall mean Fitch Investors Service, Inc. and any successor thereto.
     “Fourth Amendment” shall mean the Fourth Amendment to this Agreement, dated as of June 25, 2010.
     “Fourth Amendment Effective Date” shall mean the date on which all the conditions set forth in Section 7 of the Fourth Amendment are satisfied.
     “Fundamental Documents” shall mean this Agreement, any Joinder Agreement and any other ancillary documentation which is required to be, or is otherwise, executed by the Borrower, any Subsidiary Borrower, or any other Subsidiary and delivered to the Administrative Agent in connection with this Agreement.
     “Funding Office” shall mean the office of the Administrative Agent specified in Section 10.1 or such other office as may be specified from time to time by the Administrative Agent or the respective Affiliate of the Administrative Agent as its funding office by written notice to the Borrower and the Lenders; provided that, in the case of Loans made under the Canadian Revolving Commitment, “Funding Office” shall mean the office of the Canadian Revolving Lender specified in Section 10.1.
     “GAAP” shall mean generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases or other authoritative pronouncements) provided, however, that all calculations made pursuant to Sections 6.6 and 6.7 and the related definitions shall have been computed based on such generally accepted accounting principles as are in effect on the Fourth Amendment Effective Date.
     “Governmental Authority” shall mean any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case, whether of the United States or foreign.
     “Government-Sponsored Enterprise” shall mean (i) Fannie Mae, (ii) Freddie Mac, (iii) Ginnie Mae or (iv) any other U.S. Department of Housing and Urban Development entity.
     “Guaranty” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount (or portion thereof) of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder); provided that the amount of any Guaranty shall be limited to the extent necessary so that such amount does not exceed the value of the assets of such Person (as reflected on a consolidated balance sheet of such Person prepared in accordance with GAAP) to which any creditor or beneficiary of such Guaranty would have recourse. Notwithstanding the foregoing definition, the term “Guaranty” shall not include any direct or indirect obligation of a Person as a general partner of a general partnership or a joint venturer of a joint venture in respect of Indebtedness of such general partnership or joint venture, to the extent such Indebtedness is contractually non-recourse to the assets of such Person as a general partner or joint venturer (other than assets comprising the capital of such general partnership or joint venture).
     “Hazardous Materials” shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.
     “Indebtedness” shall mean (i) all indebtedness, obligations and other liabilities of the Borrower and its Subsidiaries which are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of the Borrower and its Subsidiaries, other than (w) accounts payable, accrued expenses and derivatives transactions entered into in the ordinary course of business pursuant to hedging programs, (x) advances from clients obtained in the ordinary course of the relocation management services business of the Borrower and its Subsidiaries, (y) current and deferred income taxes and other similar liabilities and (z) minority interest, plus (ii) without duplicating any items included in Indebtedness pursuant to the foregoing clause (i) (but excluding reinsurance obligations of Atrium Insurance Corporation and its successors and assigns), the maximum aggregate amount of all liabilities of the Borrower or any of its Subsidiaries under any Guaranty, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than the Borrower or one of its Subsidiaries and (iii) all other obligations or liabilities of the Borrower or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than the Borrower or one of its Subsidiaries.
     “Indemnified Taxes” shall mean all Taxes and Other Taxes, but excluding any Excluded Taxes.
     “Interest Payment Date” shall mean, with respect to any Borrowing, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of a Borrowing with, or to, a Borrowing of a different Interest Rate Type.
     “Interest Period” shall mean (a) as to any LIBOR Borrowing, (i) the period commencing on the date of such Borrowing, and ending one week after the date of such Borrowing or (ii) the period commencing on the date of such Borrowing, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to each Lender’s approval, 12 months thereafter, as the Borrower or any relevant Subsidiary Borrower may elect and (b) as to any ABR Borrowing, FFR Borrowing, Canadian Prime Rate Loan or Canadian ABR Loan, the period commencing on the date of such Borrowing or Loan and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Termination Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate Type in accordance with Section 2.7 or is prepaid in accordance with Section 2.14; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period with respect to any LIBOR Borrowing may be selected which would result in the aggregate amount of LIBOR Loans having Interest Periods ending after any day on which a Commitment reduction is scheduled to occur being in excess of the Total Revolving Commitment scheduled to be in effect after such date. Interest shall accrue from, and including, the first day of an Interest Period to, but excluding, the last day of such Interest Period.
     “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.
     “Interest Rate Type” when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.
     “Joinder Agreement” shall have the meaning assigned to such term in Section 10.9(b)(i).
     “Joint Lead Arrangers” shall mean the collective reference to J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Banc of America Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC
     “JPMorgan Chase Bank” shall mean JPMorgan Chase Bank, N.A.
     “L/C Exposure” shall mean, at any time, the aggregate amount of the Canadian L/C Exposure plus the Revolving L/C Exposure.

     “LEAF Trust Transaction” shall mean the financing of motor vehicles and other equipment or personal property pursuant to that certain Amended and Restated Purchase Agreement, dated as of March 1, 2001, among LEAF Trust, a trust established under the laws of the Province of Ontario, the Canadian Imperial Bank of Commerce, as Administrative Agent and the Canadian Subsidiary Borrower (the “Purchase Agreement”), including any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any facilities or agreements that replace, refund or refinance, in whole or in part, the Purchase Agreement.
     “Lender Extension Notice” shall have the meaning assigned to such term in Section 2.13(h).
     “Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
     “Lenders” shall mean the Canadian Revolving Lender and the Revolving Lenders.
     “Lending Office” shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender’s LIBOR Loans, ABR Loans, FFR Loans, Canadian Prime Rate Loans or Canadian ABR Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans, ABR Loans, FFR Loans, Canadian Prime Rate Loans or Canadian ABR Loans are made, as notified to the Administrative Agent from time to time.
     “Letters of Credit” shall mean Canadian Letters of Credit and Revolving Letters of Credit.
     “LIBOR” shall mean, with respect to each day during each Interest Period pertaining to a LIBOR Borrowing, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page (or any successor page thereto) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on such screen), the “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
     “LIBOR Borrowing” shall mean a Borrowing comprised of LIBOR Loans.
     “LIBOR Canadian Revolving Loan” shall mean any Canadian Revolving Loan denominated in Dollars bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2 (other than Canadian Prime Rate Loans).
     “LIBOR Loan” shall mean any LIBOR Canadian Revolving Loan or LIBOR Revolving Credit Loan.
     “LIBOR Revolving Credit Loan” shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2 (other than ABR Loans).

     “LIBOR Spread” shall mean, at any date or for any period of determination, the LIBOR Spread that would be in effect on such date or during such period pursuant to the chart set forth in Section 2.23 based on the rating of the Borrower’s senior unsecured non-credit enhanced long-term debt.
     “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).
     “Loan” shall mean a Revolving Credit Loan or a Canadian Revolving Loan, whether made as a LIBOR Loan, an ABR Loan, an FFR Loan, a Canadian B/A, a Canadian Prime Rate Loan or a Canadian ABR Loan, as permitted hereby.
     “Local Time” shall mean (i) in the case of any extension of credit under the Revolving Commitments, New York City time, and (ii) in the case of any extension of credit under the Canadian Revolving Commitment, Toronto time.
     “Margin Stock” shall be as defined in Regulation U of the Board.
     “Material Adverse Effect” shall mean a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.
     “Material Subsidiary” shall mean any Subsidiary of the Borrower which together with its Subsidiaries at the time of determination had assets constituting 10% or more of Consolidated Assets, accounts for 10% or more of Consolidated Net Worth, or accounts for 10% or more of the revenues of the Borrower and its Consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination.
     “Minimum Liquidity” shall mean at any time the sum of (i) the Extended Revolving Commitments available to be drawn plus (ii) unrestricted and unencumbered cash and Cash Equivalents, minus (iii) the outstanding principal amount of the Convertible Notes.
     “Moody’s” shall mean Moody’s Investors Service Inc.
     “Mortgage Warehouse Facilities” shall mean (i) the Existing Mortgage Warehouse Facilities and (ii) each other credit facility or conduit for the warehousing or gestation of mortgages that provides financing to the Borrower or any of its Subsidiaries.
     “Multiemployer Plan” shall mean a plan described in Section 3(37) of ERISA.
     “New Lender” shall have the meaning assigned to such term in Section 2.13(e).
     “Non-Extended Revolving Commitment” shall mean any Revolving Commitment or portion thereof not extended pursuant to the Fourth Amendment.
     “Non-Extended Termination Date” shall mean January 6, 2011.
     “Non-Extended Revolving Tranche” shall mean the Non-Extended Revolving Commitments and the extensions of credit thereunder.

     “Non-Extending Revolving Lender” shall mean any Revolving Lender which has not agreed to extend any portion of its Revolving Commitment to the Extended Termination Date as of the Fourth Amendment Effective Date.
     “Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.22(a).
     “Obligations” shall mean the obligation of the Borrower and any Subsidiary Borrower to make due and punctual payment of principal of, and interest on (including post-petition interest, whether or not allowed), the Loans, the Facility Fee, the Utilization Fee, reimbursement obligations in respect of Letters of Credit, and all other monetary obligations of the Borrower and any Subsidiary Borrower to the Administrative Agent, any Revolving Issuing Lender or any Lender under this Agreement or the other Fundamental Documents or with respect to any Interest Rate Protection Agreements entered into between the Borrower or any of its Subsidiaries and any Lender.
     “Offered Increase Amount” shall have the meaning assigned to such term in Section 2.13(d).
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Fundamental Document, including any interest, additions to tax or penalties applicable thereto, excluding, however, such taxes imposed as a result of a transfer or assignment (other than a transfer or assignment that occurs at the request of the Borrower).
     “Parent Guaranty” shall mean the guaranty of the Subsidiary Borrower Obligations provided by the Borrower pursuant to Article 9.
     “Participant” shall have the meaning assigned to such term in Section 10.3(g).
     “PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.
     “Permitted Encumbrances” shall mean Liens permitted under Section 6.4.
     “Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.
     “PHH Home Loans Intercompany Credit Agreement” shall mean the intercompany loan agreement between PHH Corporation and PHH Home Loans, LLC, as borrower, providing for working capital to PHH Home Loans, LLC, dated as of December 11, 2009, as modified, supplemented, amended or restated from time to time.
     “PHH Home Loans Mortgage Warehouse Facilities” shall mean the (i) Master Repurchase Agreement among Ally Bank, as buyer, and PHH Home Loans, LLC, RMR Financial, LLC, Axiom Financial, LLC and NE Moves Mortgage LLC, as sellers, dated April 8, 2010 and (ii) Master Repurchase Agreement among Credit Suisse First Boston Mortgage Capital LLC, as buyer, and PHH Home Loans, LLC (d/b/a Sunbelt Lending Services, Hamera Home Loans, Burnet Home Loans, First Capital, ERA Home Loans, Coldwell Banker Home Loans, Cartus Home Loans and Preferred Mortgage Group), Axiom Financial LLC (d/b/a Rocky Mountain Mortgage Loans), RMR Financial, LLC (d/b/a Mortgage California and Principal Capital) and NE Moves Mortgage, LLC, as sellers, dated May 26, 2010, as each may be amended, modified, refinanced, replaced or added to, whether in the same facility or a different Mortgage Warehouse Facility, from time to time.
     “Plan” shall mean an employee pension benefit plan described in Section 3(2) of ERISA, other than a Multiemployer Plan, which is sponsored by the Borrower or one of its Subsidiaries.
     “Prime Rate” shall mean the rate per annum publicly announced by the entity which is the Administrative Agent from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced as effective.
     “Pro Forma Basis” shall mean, in connection with any transaction for which a determination on a Pro Forma Basis is required to be made hereunder, that such determination shall be made (i) after giving effect to any issuance of Indebtedness, any acquisition, any disposition or any other transaction (as applicable) and (ii) assuming that the issuance of Indebtedness, acquisition, disposition or other transaction and, if applicable, the application of any proceeds therefrom, occurred at the beginning of the most recent Rolling Period ending at least thirty (30) days prior to the date on which such issuance of Indebtedness, acquisition, disposition or other transaction occurred.
     “Protesting Lender” shall have the meaning assigned to such term in Section 10.9(b)(iii).
     “REO Assets” of a Person shall mean a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Borrower or any of its Subsidiaries in the ordinary course of business.
     “Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.
     “Required Lenders” shall mean Lenders holding Commitments representing more than 50% of the aggregate Commitments or at any time after the Commitments have expired or terminated in full, Lenders holding more than 50% of the aggregate principal Dollar Equivalent Amount of the Loans and L/C Exposure at such time, except that for purposes of determining the Lenders entitled to declare the principal of and the interest on the Loans and all other amounts payable hereunder or thereunder to be forthwith due and payable pursuant to Article 7, “Required Lenders” shall mean Lenders holding more than 50% of the aggregate principal amount of the Loans and L/C Exposure at the time.
     “Revolving Commitment” shall mean, with respect to each Lender, its commitment to make Revolving Credit Loans to the Borrower or any Subsidiary Borrower hereunder (other than the Canadian Subsidiary Borrower), in an aggregate principal amount not to exceed at any time the amount set forth opposite such Lender’s name under the heading “Revolving Commitment” on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Extended Revolving Commitment and the Non-Extended Revolving Commitment of such Lender after the Fourth Amendment Effective Date is set forth in Schedule 1.1A.
     “Revolving Commitment Increase Notice” shall have the meaning assigned to such term in Section 2.13(d).

     “Revolving Credit Borrowing” shall mean a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Lenders.
     “Revolving Credit Borrowing Request” shall mean a request made pursuant to Section 2.5 substantially in the form of Exhibit E-1.
     “Revolving Credit Exposure” shall mean, at any time, the sum of (i) the principal amount of the Revolving Credit Loans and (ii) the Revolving L/C Exposure.
     “Revolving Credit Loans” shall mean the Loans made by the Lenders to the Borrower or any Subsidiary Borrower (other than the Canadian Subsidiary Borrower) pursuant to a notice given by the Borrower or such Subsidiary Borrower under Section 2.5. Each Revolving Credit Loan shall be a LIBOR Revolving Credit Loan, an ABR Loan or an FFR Loan.
     “Revolving Credit Percentage” shall mean, with respect to each Lender, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitment, or at any time after the Revolving Commitments have expired or terminated in full (other than the termination of the Non-Extended Revolving Commitments on the Non-Extended Termination Date), the percentage which such Lender’s Revolving Credit Loans and Revolving L/C Exposure then constitute of the total Revolving Credit Loans and Revolving L/C Exposure; provided that in the case of Section 2.28 when a Defaulting Lender shall exist, “Revolving Credit Percentage” shall be computed disregarding any Defaulting Lender’s Revolving Commitment, Revolving Credit Loans and Revolving L/C Exposure.
     “Revolving Issuing Lender” shall mean JPMorgan Chase Bank and/or such other of the Revolving Lenders as may be designated in writing by the Borrower and which agrees in writing to act as such in accordance with the terms hereof.
     “Revolving L/C Exposure” shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Revolving Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Revolving Letters of Credit but have not yet been paid or have been paid but not reimbursed. Each Revolving Lender shall be deemed to hold its Revolving Credit Percentage of the aggregate Revolving L/C Exposure.
     “Revolving Lender” shall mean each financial institutions whose name appears on Schedule 1.1A under the heading “Revolving Lenders” and any assignee of a Revolving Lender pursuant to Section 10.3(b).
     “Revolving Letters of Credit” shall mean the letters of credit issued pursuant to Section 2.24.
     “Rolling Period” shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.
     “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Securitization Indebtedness” shall mean Indebtedness incurred by any structured bankruptcy-remote Subsidiary of the Borrower which does not permit or provide for recourse to the Borrower or any Subsidiary of the Borrower (other than such structured bankruptcy-remote Subsidiary) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than the property or assets of such structured bankruptcy-remote Subsidiary).

     “Servicing” shall mean loan servicing, sub-servicing rights and master servicing rights and obligations including, without limitation, one or more of the following functions (or a portion thereof): (a) the administration and collection of payments for the reduction of principal and/or the application of interest on a loan; (b) the collection of payments on account of Taxes and insurance; (c) the remittance of appropriate portions of collected payments; (d) the provision of full escrow administration; (e) the right to receive fees and other compensation and any ancillary fees arising from or connected to the assets serviced, earnings and other benefits of the related accounts and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly includes the right to enter into arrangements with third Persons that generate ancillary fees and benefits with respect to the serviced assets; (f) the realization on the security for a loan; and (g) any other obligation imposed on a servicer pursuant to a Servicing Agreement.
     “Servicing Advances” shall mean advances made by the Borrower or any of its Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Borrower or any of its Subsidiaries otherwise advances in its capacity as servicer pursuant to any Servicing Agreement.
     “Servicing Advance Facility” shall mean any funding arrangement with lenders based in whole or in part upon Servicing Advances under which advances are made to the Borrower or any of its Subsidiaries.
     “Servicing Agreements” shall mean any agreement between one or more Persons pursuant to which the Borrower or any of its Subsidiaries effects a Servicing, including pooling and servicing agreements, sale and servicing agreements, transfer and servicing agreements and agreements with third parties, in each case, however denominated.
     “Special Purpose Vehicle Subsidiary” shall mean PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business that (i) is, at any time, a party to one or more lease agreements with only one lessee, and (ii) finances, at any one time, its investments in lease agreements or vehicles with only one lender (which lender may be the Borrower if and to the extent that such loans and/or advances by the Borrower are not prohibited hereby).
     “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent or any Lender is subject, for Eurocurrency Liabilities (as defined in Regulation D of the Board) (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such LIBOR Loans). Such reserve percentages shall include those imposed under Regulation D of the Board. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D of the Board. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     “Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Subsidiary Borrower” shall mean the Canadian Subsidiary Borrower and any Subsidiary of the Borrower that becomes a party hereto pursuant to Section 10.9(b)(i) until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.9(b)(ii).
     “Subsidiary Borrower Obligations” shall mean the Obligations of any Subsidiary Borrower.
     “Supermajority Lenders” shall mean Lenders which have Commitments representing at least 75% of the aggregate Commitments or, at any time after the Commitments have expired or terminated in full, Lenders holding 75% of the aggregate principal Dollar Equivalent Amount of the Loans and L/C Exposure at such time.
     “Syndication Agent” shall mean Citicorp USA, Inc.
     “Tangible Net Worth” shall mean, at any date of determination, Consolidated Net Worth minus the aggregate book value of all intangible assets of the Borrower and its Consolidated Subsidiaries as of such date in accordance with GAAP.
     “Taxes” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any penalties or interest relating thereto.
     “Termination Date” shall mean (a) with respect to Revolving Commitments other than Extended Revolving Commitments, the Non-Extended Termination Date and (b) with respect to Extended Revolving Commitments and the Canadian Revolving Commitment, the Extended Termination Date.
     “Transferee” shall mean any (i) assignee of a Lender or (ii) Participant.
     “Total Extended Revolving Commitment” shall mean, at any time, the aggregate amount of the Lenders’ Extended Revolving Commitments as in effect at such time.
     “Total Non-Extended Revolving Commitment” shall mean, at any time, the aggregate amount of the Lenders’ Non-Extended Revolving Commitments as in effect at such time.
     “Total Revolving Commitment” shall mean, at any time, the aggregate amount of the Lenders’ Revolving Commitments (i.e., the aggregate amount of the Total Extended Revolving Commitment and the Total Non-Extended Revolving Commitment) as in effect at such time.
     “United States” shall mean the United States of America.
     “U.S. Withholding Tax Forms” shall mean two copies of the appropriate U.S. Internal Revenue Service (“IRS”) forms, including Form W-8, as applicable, or any subsequent versions thereof or successors thereto properly completed and duly executed by a Non-U.S. Lender (i) certifying such Non-U.S. Lender’s entitlement to a complete exemption from (or reduced rate of) U.S. withholding tax on payments by the Borrower under this Agreement and the other Fundamental Documents, or (ii) if the Non-U.S. Lender is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” attaching to such Non-U.S. Lender’s Form W-8BEN a statement substantially in the form of Exhibit I.
     “Utilization Fee” shall have the meaning given such term in Section 2.8.
     “Utilization Fee Percentage” shall mean, at any date or for any period of determination, the Utilization Fee Percentage that would be in effect on such date pursuant to the chart set forth in Section 2.23 based on the rating of the Borrower’s senior unsecured non-credit enhanced long-term debt.
     “Working Day” shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, New York City and Toronto.
2. THE LOANS
     SECTION 2.1. Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower and any Subsidiary Borrower (other than the Canadian Subsidiary Borrower) in Dollars, at any time and from time to time on and after the Closing Date and until the earlier of the Termination Date applicable to such Revolving Lender and the termination of the Revolving Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender’s Revolving Commitment minus the sum of such Lender’s Revolving Credit Percentage of the current Revolving L/C Exposure, subject, however, to the condition that at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Loans (other than Canadian Revolving Loans) plus (B) the then current Revolving L/C Exposure exceed (ii) the Total Revolving Commitment. During the Commitment Period, the Borrower and any Subsidiary Borrower (other than the Canadian Subsidiary Borrower) may use the Revolving Commitments of the Lenders by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Borrowings of Revolving Credit Loans shall be made ratably based on the then applicable Revolving Credit Percentages.
          (b) The Revolving Commitments of the Lenders may be terminated or reduced from time to time pursuant to Section 2.13 or Article 7.
          (c) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Canadian Revolving Lender agrees to make Canadian Revolving Loans to the Canadian Subsidiary Borrower in Dollars and Canadian Dollars, at any time and from time to time on and after the Closing Date and until the earlier of the Termination Date and the termination of the Canadian Revolving Commitment, in an aggregate principal amount at any time outstanding not to exceed the Dollar Equivalent Amount of the Canadian Revolving Commitment, subject, however, to the condition that at no time shall (i) the sum of (A) the outstanding aggregate principal Dollar Equivalent Amount of all Canadian Revolving Loans plus (B) the then current Canadian L/C Exposure exceed (ii) the Canadian Revolving Commitment. During the Commitment Period, the Canadian Subsidiary Borrower may use the Canadian Revolving Commitment by borrowing, prepaying the Canadian Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (d) The Canadian Revolving Commitment may be terminated or reduced from time to time pursuant to Section 2.13 or Article 7.
     SECTION 2.2. Loans.
          (a) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments in accordance with the procedures set forth in Section 2.5. Each Canadian Revolving Loan shall be made in accordance with the procedures set forth in Section 2.6. The failure of any Lender to make any Loan required to be made by it shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be (i) in the case of LIBOR Loans (other than LIBOR Canadian Revolving Loans), in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) in the case of ABR Loans or FFR Loans, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $5,000,000 (or if less, an aggregate principal amount equal to the remaining balance of the available Total Revolving Commitment). Canadian Revolving Loans (x) denominated in Canadian Dollars shall be in a principal amount that is an integral multiple of C$500,000 and not less than C$1,000,000 and (y) denominated in Dollars shall be in a principal amount that is an integral multiple of $500,000 and not less than $1,000,000.
          (b) Each Revolving Credit Borrowing shall be comprised entirely of LIBOR Loans, ABR Loans or FFR Loans, as the Borrower or any Subsidiary Borrower may request pursuant to Section 2.5. Each Canadian Revolving Loan denominated in Canadian Dollars shall be a Canadian B/A or a Canadian Prime Rate Loan. Each Canadian Revolving Loan denominated in Dollars shall be a LIBOR Loan or a Canadian ABR Loan. Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower or such Subsidiary Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Interest Rate Type may be outstanding at the same time; provided that neither the Borrower nor any Subsidiary Borrower shall be entitled to request any Borrowing that, if made, would result in an aggregate of more than 15 separate Loans of any Lender being outstanding hereunder at any one time. For purposes of the calculation required by the immediately preceding sentence, LIBOR Loans having different Interest Periods or having been made in different Currencies, regardless of whether they commence on the same date, shall be considered separate Loans and all Loans of a single Interest Rate Type made on a single date shall be considered a single Loan if such Loans have a common Interest Period.
          (c) Subject to Section 2.7, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by making funds available at the Funding Office no later than 1:00 P.M. Local Time in the case of Loans other than ABR Loans, FFR Loans, Canadian Prime Rate Loans or Canadian ABR Loans and 4:00 P.M. Local Time in the case of ABR Loans, FFR Loans, Canadian Prime Rate Loans and Canadian ABR Loans, in each case, in immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing them into an account of the Borrower or the applicable Subsidiary Borrower maintained with the Administrative Agent. Revolving Credit Loans shall be made by all the Revolving Lenders pro rata in accordance with Section 2.1 and this Section 2.2. Canadian Revolving Loans shall be made by the Canadian Revolving Lender in accordance with Section 2.1 and this Section 2.2 and, in the case of Canadian B/As, with the provisions of Section 2.26.
          (d) All Revolving Credit Loans and Canadian ABR Loans shall be denominated in Dollars. All Canadian B/As and Canadian Prime Rate Loans shall be denominated in Canadian Dollars.

          (e) Notwithstanding any other provision of this Agreement, neither the Borrower nor any Subsidiary Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date. The Borrower shall cause all Interest Periods which begin prior to the Non-Extended Termination Date to end on or before the Non-Extended Termination Date.
     SECTION 2.3. Use of Proceeds.
          The proceeds of the Loans shall be used for working capital and general corporate purposes and to backstop commercial paper issuances. After application of the proceeds of any Loan, not more than 25% of the assets of the Borrower of such Loan that are subject to a restriction on sale, pledge, or disposal under this Agreement will be represented by Margin Stock.
     SECTION 2.4. [RESERVED].
     SECTION 2.5. Revolving Credit Borrowing Procedure.
          In order to effect a Revolving Credit Borrowing, the Borrower or the applicable Subsidiary Borrower shall hand deliver or telecopy to the Administrative Agent a Borrowing notice substantially in the form of Exhibit E-1 (a) in the case of a Borrowing of LIBOR Revolving Credit Loans, not later than 2:00 p.m., New York City time, three Working Days before a proposed Borrowing and (b) in the case of an ABR Borrowing or an FFR Borrowing, not later than 2:00 p.m., New York City time, on the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Borrowing of LIBOR Revolving Credit Loans, an ABR Borrowing or an FFR Borrowing, (B) the date of such Revolving Credit Borrowing (which shall be a Working Day) and the amount thereof and (C) if such Borrowing is to be a Borrowing of LIBOR Revolving Credit Loans, the Interest Period with respect thereto. If no election as to the Interest Rate Type of a Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Borrowing of LIBOR Revolving Credit Loans is specified in any such notice, then the Borrower or such Subsidiary Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower or the applicable Subsidiary Borrower shall not have given notice in accordance with this Section 2.5 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower or such Subsidiary Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Revolving Lenders of any notice given pursuant to this Section 2.5 and of each such Lender’s portion of the requested Revolving Credit Borrowing.
     SECTION 2.6. Canadian Revolving Borrowing Procedure.
          In order to request a Canadian Revolving Loan, the Canadian Subsidiary Borrower shall hand deliver or telecopy to the Canadian Revolving Lender a Borrowing notice substantially in the form of Exhibit E-2 (a) in the case of a LIBOR Loan, not later than 2:00 p.m., Toronto time, three Working Days before a proposed Loan, (b) in the case of a Canadian B/A, not later than 2:00 p.m., Toronto time, two Working Days before a proposed Loan, and (c) in the case of a Canadian Prime Rate Loan or Canadian ABR Loan, not later than 2:00 p.m., Toronto time, on the day of a proposed Loan. Such notice shall be irrevocable and shall in each case specify (A) whether the Loan then being requested is to be a Canadian B/A, a Canadian Prime Rate Loan, a Canadian ABR Loan or a LIBOR Loan, (B) the date of such Loan (which shall be a Working Day) and the amount thereof, (C) the Currency with respect thereto, (D) if such Loan is to be a Canadian B/A, the Contract Period with respect thereto and (E) if such Loan is to be a LIBOR Loan, the Interest Period with respect thereto. If no election as to the Interest Rate Type is specified in any such notice for Loans denominated in Canadian Dollars, then the requested Loan shall be a Canadian Prime Rate Loan. If no election as to the Interest Rate Type is specified in any such notice for Loans denominated in Dollars, then the requested Loan shall be a Canadian ABR Loan. If no Contract Period with respect to any Canadian B/A is specified in any such notice, then the Canadian Subsidiary Borrower shall be deemed to have selected a Contract Period of one month’s duration. If no Interest Period with respect to any LIBOR Loan is specified in any such notice, then the Canadian Subsidiary Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no Currency with respect to any Canadian Revolving Loan is specified in any such notice, then the Canadian Subsidiary Borrower shall be deemed to have selected Canadian Dollars. If the Canadian Subsidiary Borrower shall not have given notice in accordance with this Section 2.6 of its election to refinance a Canadian Revolving Loan prior to the end of the Contract Period or Interest Period, as the case may be, in effect for such Loan, then the Canadian Subsidiary Borrower shall (unless such Loan is repaid at the end of such Contract Period or Interest Period) be deemed to have given notice of an election to refinance such Borrowing with a Canadian Prime Rate Loan, in the case of a Canadian Dollar-denominated Loan, or Canadian ABR Loan, in the case of a Dollar-denominated Loan. The Canadian Revolving Lender shall promptly advise the Administrative Agent of any notice given pursuant to this Section 2.6. Notwithstanding the foregoing, Canadian Revolving Loans made after the Fourth Amendment Effective Date shall be denominated in Canadian Dollars unless the Canadian Revolving Lender agrees in its sole discretion that a Canadian Revolving Loan may be denominated in Dollars.
     SECTION 2.7. Refinancings.
          The Borrower and any Subsidiary Borrower may refinance all or any part of any Borrowing made by it with a Borrowing of the same or a different Interest Rate Type made pursuant to Section 2.4 or pursuant to a notice under Section 2.5 or 2.6, subject to the conditions and limitations set forth herein and elsewhere in this Agreement; provided that at any time after the occurrence, and during the continuation, of a Default or an Event of Default, (a) a Revolving Credit Borrowing may only be refinanced with an ABR Borrowing, (b) a Canadian B/A may only be refinanced with a Canadian Prime Rate Loan and (c) a LIBOR Canadian Revolving Loan may only be refinanced with a Canadian ABR Loan. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.9 with the proceeds of a new Borrowing or Canadian Revolving Loan, as the case may be, hereunder and the proceeds of the new Borrowing or Canadian Revolving Loan, as the case may be, to the extent they do not exceed the principal amount of the Borrowing or Loan being refinanced, shall not be paid by the applicable Lenders to the Administrative Agent or by the Administrative Agent or the Canadian Revolving Lender, as the case may be, to the Borrower or the applicable Subsidiary Borrower pursuant to Section 2.2(c); provided that (A) if the principal amount extended by a Lender in a refinancing of a Revolving Credit Borrowing is greater than the principal amount extended by such Lender in the Revolving Credit Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in clause (B) below, (B) if the principal amount extended by a Lender in the Revolving Credit Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to clause (A) above, (C) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to clause (A) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.9 and, to the extent of such failure, the Borrower or the applicable Subsidiary Borrower shall pay such amount to the Administrative Agent as required by Section 2.11, and (D) to the extent the Borrower or the applicable Subsidiary Borrower fails to pay to the Administrative Agent any amounts due in accordance with Section 2.9 as a result of the failure of a Lender to pay the Administrative Agent any amounts due as described in clause (C) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Lender which has failed to pay the Administrative Agent amounts due from it pursuant to clause (A) above to the full extent of such Lender’s portion of such Loan.

     SECTION 2.8. Fees.
          (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a “Facility Fee”) at the rate per annum from time to time in effect in accordance with Section 2.23, on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the Closing Date, or ending with the Termination Date applicable to such Lender or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Closing Date, shall be payable in arrears and shall cease to accrue on the earlier of the Termination Date applicable to such Lender and the termination of the Commitment of such Lender as provided herein; provided, that if any Lender continues to have any outstanding Loans after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily aggregate principal amount of such Lender’s Loans for each day from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any outstanding Loans.
          (b) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a utilization fee (a “Utilization Fee”) at a rate per annum equal to the Utilization Fee Percentage for each Excess Utilization Day, which fee shall accrue on the daily amount of the Commitment of such Lender (whether used or unused) for each Excess Utilization Day during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any outstanding Loans after its Commitment terminates, then such Utilization Fee shall continue to accrue on the daily aggregate principal amount of such Lender’s Loans for each Excess Utilization Day from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any outstanding Loans. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in arrears.
          (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
          (d) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.
     SECTION 2.9. Repayment of Loans; Evidence of Debt.
          (a) The Borrower and each Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Revolving Lender, on the Termination Date applicable to such Revolving Lender, the then unpaid principal amount of each Revolving Credit Loan made to it. The Borrower and each Subsidiary Borrower hereby further agrees to pay to the Administrative Agent, for the account of each Revolving Lender, interest on the unpaid principal amount of the Revolving Credit Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.
          (b) [Reserved]
          (c) The Canadian Subsidiary Borrower unconditionally promises to pay to the Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan made to it on the Termination Date. The Canadian Subsidiary Borrower hereby further agrees to pay to the Canadian

Revolving Lender interest on the unpaid principal amount of the Canadian Revolving Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.
          (d) If (i) on the Fourth Amendment Effective Date, after giving effect to the reduction of the Total Revolving Commitment pursuant to the Fourth Amendment and any payments made on such day, the aggregate principal amount of all Revolving Credit Loans and the aggregate amount of all Revolving L/C Exposure exceeds the Total Extended Revolving Commitment, the Borrower shall prepay Revolving Credit Loans to eliminate such excess and, if the Borrower fails to do so, the Extended Revolving Commitments shall terminate on the Fourth Amendment Effective Date and/or (ii) on the Non-Extended Termination Date, after giving effect to the termination of the Non-Extended Revolving Commitments and any payments made on such day pursuant to Section 2.9(a), the aggregate principal amount of all Revolving Credit Loans and the aggregate amount of all Revolving L/C Exposure exceeds the Total Extended Revolving Commitment, the Borrower shall prepay Revolving Credit Loans to eliminate such excess and, if the Borrower fails to do so, the Extended Revolving Commitments shall terminate on the Non-Extended Termination Date; provided that with respect to (i) and (ii) above, the Borrower may use proceeds of Revolving Credit Loans made under the Extended Revolving Tranche to repay Revolving Credit Loans under the Non-Extended Revolving Tranche on the Non-Extended Termination Date.
          (e) If on the Fourth Amendment Effective Date, after giving effect to the reduction of the Canadian Revolving Commitment pursuant to the Fourth Amendment and any payments made on such day, the sum of the aggregate principal Dollar Equivalent Amount of the Canadian Revolving Loans and the aggregate Canadian L/C Exposure exceeds the Canadian Revolving Commitment, the Canadian Subsidiary Borrower shall prepay Canadian Revolving Loans to eliminate such excess and, if the Canadian Subsidiary Borrower fails to do so, the Canadian Revolving Commitment shall terminate on the Fourth Amendment Effective Date.
          (f) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower or any Subsidiary Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (g) The Administrative Agent shall maintain the Register pursuant to Section 10.3(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Interest Rate Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower or Subsidiary Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Borrower and each Lender’s share thereof.
          (h) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.9(f) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower or Subsidiary Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or any Subsidiary Borrower to repay (with applicable interest) the Loans made to the Borrower or such Subsidiary Borrower by such Lender in accordance with the terms of this Agreement.
     SECTION 2.10. Interest on Loans.

          (a) Subject to the provisions of Section 2.11, the Loans comprising each LIBOR Borrowing shall bear interest at a rate per annum equal to Adjusted LIBOR for the Interest Period in effect for such Borrowing plus the applicable LIBOR Spread from time to time in effect.
          (b) Subject to the provisions of Section 2.11, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the applicable ABR Spread from time to time in effect.
          (c) Subject to the provisions of Section 2.11, the Loans comprising each FFR Borrowing shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Federal Funds Rate plus the applicable FFR Spread from time to time in effect.
          (d) Subject to the provisions of Section 2.11, each Canadian Prime Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Canadian Prime Rate plus the applicable ABR Spread from time to time in effect.
          (e) Subject to the provisions of Section 2.11, each Canadian ABR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the Canadian Alternate Base Rate plus the applicable ABR Spread from time to time in effect.
          (f) Subject to the provisions of Section 2.11, each Canadian B/A shall be subject to an Acceptance Fee (computed on a per annum basis the basis on the actual number of days elapsed over a year of 360 days) in accordance with the provisions of Section 2.26.
          (g) [Reserved]
          (h) Interest on each Loan (other than Canadian B/As) shall be payable in arrears on each Interest Payment Date applicable to such Loan. The LIBOR, Federal Funds Rate, Alternate Base Rate, Canadian Prime Rate or Canadian Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error. The Acceptance Fee and Discount Rate applicable to Canadian B/As shall be determined by the Canadian Revolving Lender and such determination shall be conclusive absent manifest error.
          (i) For the purposes of disclosure under the Interest Act (Canada) and for this Agreement, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.
     SECTION 2.11. Interest on Overdue Amounts.
          If the Borrower or any Subsidiary Borrower shall default in the payment of the principal of, or interest on, any Loan or any other amount becoming due hereunder, the Borrower or such Subsidiary Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime Rate or the Canadian Prime Rate and a year of 360 days in all other cases, equal to (a) in the case of the remainder of the then current Interest Period for any LIBOR Loan, the rate applicable to such Loan under Section 2.10 plus 2% per annum, (b) in the case of any ABR Loan, FFR Loan, Canadian B/A, Canadian Prime Rate Loan or Canadian ABR Loan, the rate applicable to such Loan under Section 2.10 plus 2% per annum and (c) in the case of amounts that do not relate to a particular Loan, the rate then applicable to ABR Loans under Section 2.10 plus 2% per annum.
     SECTION 2.12. Alternate Rate of Interest.
          In the event the Administrative Agent shall have determined that deposits in Dollars in the amount of the requested principal amount of any LIBOR Loan are not generally available in the London Interbank Market (or such other interbank eurocurrency market where the foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period), or, in the case of LIBOR Loans, that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its portion of such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, (a) any request by the Borrower or any Subsidiary Borrower for a LIBOR Borrowing pursuant to Section 2.5 shall be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.
     SECTION 2.13. Termination and Reduction of Commitments; Increase of Revolving Commitments; Extension of Non-Extended Revolving Commitment.
          (a) The Commitments of each Lender shall be automatically terminated on the Termination Date applicable to such Lender.
          (b) Subject to Sections 2.14(b) and (c), upon at least three Business Days’ prior irrevocable written or telecopy notice to the Administrative Agent (which shall promptly notify each Lender), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Commitment or the Canadian Revolving Commitment, or both; provided that (i) each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Borrower shall not be entitled to make any such termination or reduction that would reduce (A) the Total Revolving Commitment to an amount less than the sum of the aggregate outstanding principal amount of the Loans (other than Canadian Revolving Loans) plus the then current Revolving L/C Exposure or (B) the Canadian Revolving Commitment to an amount less than the sum of the aggregate outstanding principal Dollar Equivalent Amount of the Canadian Revolving Loans plus the then current Canadian L/C Exposure. In the event that the Total Revolving Commitment is reduced pursuant to this Section 2.13, the Canadian Revolving Commitment will be simultaneously and ratably reduced.
          (c) Each reduction in the Total Revolving Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction in the Total Revolving Commitment, the Facility Fees and the Utilization Fees on the amount of the Revolving Commitments so terminated or reduced accrued to the date of such termination or reduction. Notwithstanding any other provision of this Agreement (i) the Revolving Commitments shall be reduced and otherwise adjusted in connection with the Fourth Amendment and (ii) except as otherwise provided in clause (i) above, each reduction of the Total Revolving Commitment prior to the Non-Extended

Termination Date shall be made ratably between the Extended Revolving Tranche and the Non-Extended Revolving Tranche.
          (d) In the event that the Borrower wishes to increase the Total Revolving Commitment (which shall be effected solely by increases in the Extended Revolving Tranche) at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the “Offered Increase Amount”) of such proposed increase (such notice, a “Revolving Commitment Increase Notice”), and the Administrative Agent shall notify each Revolving Lender of such proposed increase and provide such additional information regarding such proposed increase as any Revolving Lender may reasonably request. The Borrower may, at its election and with the consent of the Administrative Agent and the Revolving Issuing Lenders (which consents shall not be unreasonably withheld), (i) offer one or more of the Revolving Lenders the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (f) below and/or (ii) offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (e) below. Each Revolving Commitment Increase Notice shall specify which Revolving Lenders and/or banks, financial institutions or other entities the Borrower desires to participate in such Revolving Commitment increase. The Borrower or, if requested by the Borrower, the Administrative Agent, will notify such Lenders and/or banks, financial institutions or other entities of such offer.
          (e) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Revolving Commitments and which elects to become a party to this Agreement and provide a Revolving Commitment in an amount so offered and accepted by it pursuant to Section 2.13(d)(ii) shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit F, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Revolving Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1A shall be deemed to be amended to add the name and Revolving Commitment of such New Lender, provided that the Revolving Commitment of any such new Lender shall be in an amount not less than $5,000,000.
          (f) Any Lender which accepts an offer to it by the Borrower to increase its Revolving Commitment pursuant to Section 2.13(d)(i) shall, in each case, execute a Revolving Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit G, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Commitment as so increased, and Schedule 1.1A shall be deemed to be amended to so increase the Revolving Commitment of such Lender.
          (g) Notwithstanding anything to the contrary in this Section 2.13, (i) in no event shall any transaction effected pursuant to this Section 2.13 cause the Total Extended Revolving Commitment to exceed $650,000,000 and (ii) no Lender shall have any obligation to increase its Revolving Commitment unless it agrees to do so in its sole discretion.
          (h) Any Non-Extending Revolving Lender may, by written notice to the Administrative Agent and the Borrower (such notice being a “Lender Extension Notice”) given at any time after the Fourth Amendment Effective Date, from time to time, but not later than ninety (90) days after the Fourth Amendment Effective Date (an “Effective Date”), elect to extend the maturity of all or a portion of its Non-Extended Revolving Commitment from the Non-Extended Termination Date to the Extended Termination Date. On an Effective Date established by the Borrower and the Administrative Agent after receipt of such Lender Extension Notice, the amount of the Non-Extended Revolving Commitment specified in such Lender Extension Notice shall automatically and permanently be reduced by 50% or such other amount agreed to by such Lender, the Borrower and the Administrative Agent and become an

Extended Revolving Commitment. The Administrative Agent shall promptly give notice to the Borrower and all Lenders of any such extension. Upon the occurrence of an Effective Date, outstanding Revolving Credit Loans and participations in outstanding Letters of Credit will be reallocated among the Lenders on such Effective Date in accordance with the provisions of Section 6 of the Fourth Amendment, the provisions of which are incorporated mutatis mutandis with references to the Fourth Amendment Effective Date being deemed to be references to such Effective Date.
     SECTION 2.14. Prepayment of Loans.
          (a) Prior to the Termination Date, the Borrower or any applicable Subsidiary Borrower shall have the right at any time, and from time to time, to prepay any Revolving Credit Borrowing or Canadian Revolving Loan, in whole or in part (other than in the case of a Canadian B/A), subject to the requirements of Section 2.18 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent (which shall promptly notify each Revolving Lender) (or to the Canadian Revolving Lender, in the case of any prepayment of Canadian Revolving Loans) before 2:00 p.m. Local Time of at least one Business Day in the case of an ABR Loan, FFR Loan, Canadian Prime Rate Loan or Canadian ABR Loan, and of at least three Working Days in the case of a LIBOR Loan; provided that each such partial prepayment shall be in a minimum aggregate principal Dollar Equivalent Amount of (i) $1,000,000 or a whole multiple in excess thereof, in the case of Revolving Credit Loans and (ii) $500,000 or a whole multiple in excess thereof, in the case of Canadian Revolving Loans. Any prepayment of a Canadian B/A shall be for the full face amount thereof, which prepayment shall be made in full satisfaction of the Canadian Subsidiary Borrower’s reimbursement obligation in respect of such Canadian B/A.
          (b) On any date when the sum of the amount of the aggregate outstanding Loans (other than Canadian Revolving Loans) (after giving effect to any Borrowings effected on such date) plus the then current Revolving L/C Exposure exceeds the Total Revolving Commitment (or the Total Extended Revolving Commitment or Total Non-Extended Revolving Commitment, as applicable), the Borrower and/or any applicable Subsidiary Borrower shall make a mandatory prepayment of the Loans in such amount as may be necessary so that the aggregate amount of outstanding Loans (other than Canadian Revolving Loans) plus the then current Revolving L/C Exposure after giving effect to such prepayment does not exceed the Total Revolving Commitment (or the Total Extended Revolving Commitment or Total Non-Extended Revolving Commitment, as applicable) then in effect. Any prepayments required by this paragraph shall be applied first to outstanding ABR Loans and second to FFR Loans, in each case, up to the full amount thereof before they are applied to outstanding LIBOR Loans.
          (c) On any date when the sum of the Dollar Equivalent Amount of the aggregate outstanding Canadian Revolving Loans (after giving effect to any Loans effected on such date) plus the then current Canadian L/C Exposure exceeds the Canadian Revolving Commitment, the Canadian Subsidiary Borrower shall make a mandatory prepayment of the Loans in such amount as may be necessary so that the Dollar Equivalent Amount of the aggregate amount of outstanding Canadian Revolving Loans plus the then current Canadian L/C Exposure after giving effect to such prepayment does not exceed the Canadian Revolving Commitment then in effect. Any prepayments required by this paragraph shall be applied first to outstanding Canadian Prime Rate Loans and second to outstanding Canadian ABR Loans, up to the full amount thereof before they are applied to outstanding Canadian B/As and LIBOR Loans; provided that, in lieu of applying prepaid amounts to outstanding Canadian B/As, the Canadian Subsidiary Borrower may deposit cash or Cash Equivalents in a Canadian Cash Collateral Account in an amount equal to the amount by which the principal Dollar Equivalent Amount of any outstanding Canadian B/As exceeds the Canadian Revolving Commitment then in effect after giving effect to such other prepayments.

          (d) On any date the Borrower shall cease to own, directly or through wholly-owned Subsidiaries, all of the capital stock of any Subsidiary Borrower, free and clear of any direct or indirect Liens, such Subsidiary Borrower shall (i) make a mandatory prepayment of all outstanding Loans made to it and (ii) deposit cash in a Cash Collateral Account in an amount equal at all times to the full amount of the Revolving L/C Exposure from Revolving Letters of Credit issued for its account or Canadian L/C Exposure from Canadian Letters of Credit issued for its account.
          (e) Each notice of prepayment pursuant to this Section 2.14 shall specify the specific Borrowing(s), the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower or the applicable Subsidiary Borrower to prepay such Borrowing(s) by the amount stated therein. All prepayments under this Section 2.14 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and any amounts due pursuant to Section 2.18.
     SECTION 2.15. Eurocurrency Reserve Costs.
          The Borrower and any applicable Subsidiary Borrower shall pay to the Administrative Agent for the account of each Lender (or to the Canadian Revolving Lender, in the case of LIBOR Canadian Revolving Loans), so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including, Eurocurrency Liabilities (as defined in Regulation D of the Board) (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such LIBOR Loans), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower or such Subsidiary Borrower by such Lender, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Loan, and such additional interest so notified to the Borrower or the applicable Subsidiary Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender (or to the Canadian Revolving Lender, in the case of LIBOR Canadian Revolving Loans) on each Interest Payment Date for such Loan.
     SECTION 2.16. Reserve Requirements; Change in Circumstances.
          (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in Applicable Law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Loan, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any Loan made by such Lender or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or its applicable Lending Office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or (iii) shall impose on any Lender or eurocurrency market any other condition affecting this Agreement or any Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrower or the applicable Subsidiary Borrower shall pay such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender upon demand by such Lender.
          (b) If, after the date of this Agreement, any Lender shall have determined in good faith that the adoption after the date hereof of or any change after the date hereof in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s policies or the policies of its holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, the Borrower or the applicable Subsidiary Borrower shall pay to the Administrative Agent for the account of such Lender (or its holding company) such additional amount or amounts as will compensate such Lender or such holding company for such reduction upon demand by such Lender.
          (c) A certificate of a Lender setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts referred to in the preceding clause (i), shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower or the applicable Subsidiary Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 Business Days after its receipt of the same.
          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender’s rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.16 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.
          (e) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost under this Section 2.16, Section 2.17, Section 2.22 or Section 2.24(g) or (ii) would require the Borrower or any Subsidiary Borrower to pay an increased amount under this Section 2.16, Section 2.17, Section 2.22 or Section 2.24(g), it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender’s internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable to participate in Letters of Credit, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans or Letters of Credit would be materially reduced, or any inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans or Letters of Credit pursuant to this Section 2.16, Section 2.17, Section 2.22 or Section

2.24(g) would be materially reduced or the taxes or other amounts otherwise payable under this Section 2.16, Section 2.17 or Section 2.22 would be materially reduced, and if, as determined by such Lender, in its sole reasonable discretion, the making, funding or maintaining of such Loans or Letters of Credit through such other Lending Office would not otherwise materially adversely affect such Loans or Letters of Credit.
          (f) In the event any Lender shall have delivered to the Borrower a notice that LIBOR Loans are no longer available from such Lender pursuant to Section 2.17, that amounts are due to such Lender pursuant to paragraph (c) above, that any of the events designated in paragraph (e) above has occurred or that such Lender shall not be rated at least BBB by S&P and Baa2 by Moody’s, the Borrower may (but subject in any such case to the payments required by Section 2.18), provided that there shall exist no Default or Event of Default, upon at least five Business Days’ prior written or telecopier notice to such Lender and the Administrative Agent, but not more than 30 days after receipt of notice from such Lender, identify to the Administrative Agent a lending institution reasonably acceptable to the Administrative Agent which will purchase the Revolving Commitment, the amount of outstanding Loans and any participations in Letters of Credit from the Lender providing such notice and such Lender shall thereupon assign its Revolving Commitment, any Loans owing to such Lender and any participations in Letters of Credit held by such Lender to such replacement lending institution pursuant to Section 10.3. Such notice shall specify an effective date for such assignment and at the time thereof, the Borrower and/or the applicable Subsidiary Borrower shall pay all accrued interest, Facility Fees, Utilization Fees and all other amounts (including without limitation all amounts payable under this Section 2.16 and Sections 2.18, 2.22, 2.24(g), 10.4 and 10.5) owing hereunder to such Lender as at such effective date for such assignment. Any assignment pursuant to this Section 2.16(f) shall be at the sole expense and effort of the Borrower.
     SECTION 2.17. Change in Legality.
          (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:
     (i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall otherwise be prohibited from requesting LIBOR Loans from, and instead shall borrow ABR Loans from, such Lender hereunder unless such declaration is subsequently withdrawn; and
     (ii) require that all outstanding LIBOR Loans (in Dollars) made by it be converted to ABR Loans (or to Canadian ABR Loans, in the case of the Canadian Revolving Lender) in which event (A) all such LIBOR Loans shall be automatically converted to ABR Loans or Canadian ABR Loans, as the case may be, as of the effective date of such notice as provided in Section 2.17(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the ABR Loan resulting from the conversion of such LIBOR Loans.
          (b) For purposes of this Section 2.17, a notice to the Borrower by any Lender pursuant to Section 2.17(a) shall be effective on the date of receipt thereof by the Borrower.
     SECTION 2.18. Reimbursement of Lenders.

          (a) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment (for any reason, including any refinancing) of any LIBOR Loan if such Loan is repaid other than on the last day of the applicable Interest Period for such Loan or (ii) in the event that after the Borrower or any Subsidiary Borrower delivers a notice of borrowing under Section 2.5 in respect of LIBOR Revolving Credit Loans, the applicable Loan is not made on the first day of the Interest Period specified by the Borrower or the applicable Subsidiary Borrower for any reason other than (I) a suspension or limitation under Section 2.17 of the right of the Borrower or any Subsidiary Borrower to select a LIBOR Loan or (II) a breach by such Lender of its obligations hereunder. In the case of such failure to borrow, such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount not borrowed, at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.10, for the period from the date of such failure to borrow to the last day of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount realized by such Lender in reemploying the funds not advanced during the period referred to above. In the case of a payment other than on the last day of the Interest Period for a Loan, such loss shall be the amount of the excess, if any, of (A) the amount of interest which would have accrued on the amount so paid at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.10, for the period from the date of such payment to the last day of the then current Interest Period for such Loan, over (B) an amount equal to the product of (x) the amount of the Loan so paid times (y) the current daily yield on U.S. Treasury Securities (at such date of determination) with maturities approximately equal to the remaining Interest Period for such Loan times (z) the number of days remaining in the Interest Period for such Loan. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay to the Administrative Agent for the account of each Lender the amount shown as due on any certificate within thirty (30) days after its receipt of the same.
          (b) In the event the Borrower or any Subsidiary Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.
     SECTION 2.19. Pro Rata Treatment.
          (a) Except as permitted under Sections 2.1, 2.13, 2.15, 2.16(c), 2.16(f), 2.17 and 2.18, each Borrowing under the Revolving Commitments and each reduction of the Total Revolving Commitment shall be allocated pro rata among the Lenders in accordance with their respective Revolving Commitments (or, if such Revolving Commitments shall have expired or been terminated (other than the termination of the Non-Extended Revolving Commitments on the Non-Extended Termination Date), in accordance with the respective principal amount of their Revolving Credit Loans) and each payment or prepayment of principal of any Borrowing and each payment of interest on the Revolving Credit Loans shall be allocated pro rata in accordance with the respective principal amount of the Revolving Credit Loans then held by the Lenders. Each Lender agrees that in computing such Lender’s portion of any Borrowing under the Revolving Commitments to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing computed in accordance with Section 2.1, to the next higher or lower whole Dollar amount.

          (b) Notwithstanding the foregoing, the Borrower and the Administrative Agent shall be entitled to make and direct payments and reductions of the Total Revolving Commitment in order to give effect to the amendments to this Agreement effected by the Fourth Amendment.
     SECTION 2.20. Right of Setoff.
          If any Event of Default shall have occurred and be continuing and any Lender shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article 7, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender and any other indebtedness at any time owing by such Lender to, or for the credit or the account of, the Borrower or any Subsidiary Borrower (limited, in the case of any Subsidiary Borrower, to the extent of the Obligations owed by such Subsidiary Borrower under this Agreement), against any of and all the Obligations now or hereafter existing under this Agreement and the Loans and participations in Letters of Credit held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Loans and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 2.20 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have and are subject to the provisions of Section 8.2.
     SECTION 2.21. Manner of Payments; Special Application of Payments.
          (a) All payments by the Borrower or any Subsidiary Borrower hereunder shall be made in immediately available funds, without setoffs, deductions or counterclaims, at the Funding Office no later than 4:30 p.m., Local Time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to, but excluding, the date on which such Loan is paid or refinanced with a Loan of a different Interest Rate Type. All interest and principal payments in respect of any Loan shall be made in the Currency in which such Loan is denominated. All other payments shall be made in Dollars.
          (b) If any Extending Revolving Lender shall fail to make any payment required to be made by it pursuant to 2.24(d) or (e) or 8.6, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent in connection with this Agreement for the account of such Lender for the benefit of the Administrative Agent or the Revolving Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
     SECTION 2.22. Withholding Taxes.
          (a) Prior to the date a Lender (or Transferee) becomes a party to this Agreement, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent or required because, as a result of a change in Applicable Law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender (or Transferee) shall, to the extent it may lawfully do so, provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed U.S. Withholding Forms or other forms or statements prescribed by a Governmental Authority certifying such Lender’s exemption, if any, from, or entitlement to a reduced rate, if any, of, withholding taxes with respect to all payments to be made to such Lender hereunder (including any documentation required pursuant to FATCA, if applicable). Except with respect to any documentation required pursuant to FATCA, a Lender (or Transferee) shall only be subject to the preceding sentence if such Lender (or Transferee) is (i) not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) and (ii) not the Canadian Revolving Lender.
          (b) The Borrower, any applicable Subsidiary Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder, if and to the extent that the Borrower, any applicable Subsidiary Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by Applicable Law, including, without limitation, any applicable treaty. In the event the Borrower, any applicable Subsidiary Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any receipt for such payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower, any applicable Subsidiary Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender.
          (c) Each Lender agrees (i) that as between it and the Borrower, any Subsidiary Borrower or the Administrative Agent, it shall be the person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to paragraph (g) of Section 10.3 and (ii) to indemnify the Borrower, any applicable Subsidiary Borrower and the Administrative Agent and any of their officers, directors, agents, or employees against and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants’ fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by Applicable Law with respect to amounts described in clause (i) of this paragraph (c).
          (d) Each assignee of a Lender’s interest in this Agreement in conformity with Section 10.3 shall be bound by this Section 2.22, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.22.
          (e) In the event that any (a) withholding taxes imposed by any jurisdiction outside the United States shall become payable for any reason (other than an assignment of any portion of the Canadian Revolving Commitment or Canadian Revolving Loans by the Revolving Canadian Lender to any Person who is not an Eligible Canadian Revolving Lender) or (b) United States withholding taxes shall become payable that are an Indemnified Tax, in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrower or any Subsidiary Borrower shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.22) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Borrower, any Subsidiary Borrower, such Lender or the Administrative Agent (as the case may be) shall make such withholdings or deductions and (iii) the Borrower, any applicable Subsidiary

Borrower, such Lender or the Administrative Agent (as the case may be) shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law. In addition, the Borrower and each Subsidiary Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and shall indemnify the Administrative Agent and any Lender for any Indemnified Taxes to which the Administrative Agent and any Lender becomes subject.
     SECTION 2.23. Certain Pricing Adjustments.
          (a) The Facility Fee, the applicable LIBOR Spread, the applicable FFR Spread and the Utilization Fee Percentage in respect of the Non-Extended Revolving Commitments in effect from time to time shall be determined in accordance with the following table:

S&P/Moody’s/Fitch Rating
Equivalent of the Borrower’s		Applicable	Applicable	Utilization Fee
senior unsecured	Facility Fee	LIBOR Spread	FFR Spread	Percentage
long-term debt	(in Basis Points)	(in Basis Points)	(in Basis Points)	(in Basis Points)
A/A2/A or better	7.0	18.0	18.0	10.0
A-/A3/A-	8.0	22.0	22.0	10.0
BBB+/Baa1/BBB+	10.0	30.0	30.0	10.0
BBB/Baa2/BBB	12.0	38.0	38.0	10.0
BBB-/Baa3/BBB-	15.0	47.5	47.5	12.5
BB+/Ba1/BB+ or worse	17.5	70.0	70.0	12.5
          (b) The Facility Fee, the applicable LIBOR Spread, the applicable ABR Spread and the applicable FFR Spread in respect of the Extended Revolving Commitments and the Canadian Revolving Commitment in effect from time to time shall be determined in accordance with the following table:

S&P/Moody’s/Fitch Rating
Equivalent of the Borrower’s		Applicable	Applicable	Applicable
senior unsecured	Facility Fee	LIBOR Spread	ABR Spread	FFR Spread
long-term debt	(in Basis Points)	(in Basis Points)	(in Basis Points)	(in Basis Points)
A/A2/A or better	55.0	275.0	175.0	275.0
A-/A3/A-	55.0	275.0	175.0	275.0
BBB+/Baa1/BBB+	55.0	275.0	175.0	275.0
BBB/Baa2/BBB	60.0	300.0	200.0	300.0
BBB-/Baa3/BBB-	70.0	325.0	225.0	325.0
BB+/Ba1/BB+ or worse	75.0	350.0	250.0	350.0
provided that, (i) if the Borrower elects to extend the termination date of the Extended Revolving Commitments and the Canadian Revolving Commitment pursuant to the Extension Option described in Section 2.27, the interest rate margins for each pricing level detailed in the table in paragraph (b) (other than the Facility Fee) shall increase by 25 basis points after the Extended Termination Date and (ii) no Utilization Fee will apply to the Extended Revolving Tranche and the Canadian Revolving Commitment.
          (c) In the event the S&P, Moody’s and Fitch ratings on the Borrower’s senior non-credit enhanced unsecured long-term debt are not equivalent to each other, the second highest rating among

S&P, Moody’s and Fitch will determine the Facility Fee, the applicable LIBOR Spread, the applicable ABR Spread, the applicable FFR Spread and the Utilization Fee Percentage. In the event that (a) the Borrower’s senior non-credit enhanced unsecured long-term debt is rated by (i) Fitch and only one of S&P or Moody’s, or (ii) only one of S&P or Moody’s (for any reason, including if S&P or Moody’s shall cease to be in the business of rating corporate debt obligations), and not by Fitch, or (b) if the rating system of any of S&P, Moody’s or Fitch shall change, then an amendment shall be negotiated in good faith (and shall be effective only upon approval by the Borrower and the Supermajority Lenders) to the references to specific ratings in the table above to reflect such changed rating system or the unavailability of ratings from such rating agency (including an amendment to provide for the substitution of an equivalent or successor ratings agency). In the event that the Borrower’s senior non-credit enhanced unsecured long-term debt is (i) not rated by any of S&P, Moody’s or Fitch or (ii) rated only by Fitch, then the Facility Fee, the applicable LIBOR Spread, the applicable FFR Spread and the Utilization Fee Percentage shall be deemed to be calculated as if the lowest rating category set forth above applied. Any increase in the Facility Fee, the applicable LIBOR Spread, the applicable ABR Spread, the applicable FFR Spread or the Utilization Fee Percentage determined in accordance with the foregoing table shall become effective on the date of announcement or publication by the Borrower or the applicable rating agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to the applicable rating agency not to rate its senior non-credit enhanced unsecured long-term debt or on the date any of such rating agencies announces it shall no longer rate the Borrower’s senior non-credit enhanced unsecured long-term debt. Any decrease in the Facility Fee, the applicable LIBOR Spread, the applicable ABR Spread, the applicable FFR Spread or the Utilization Fee Percentage shall be effective on the date of announcement or publication by any of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating.
     SECTION 2.24. Revolving Letters of Credit. (i) Upon the terms and subject to the conditions hereof, each Revolving Issuing Lender agrees to issue Revolving Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the earlier of the Termination Date and the termination of the Revolving Commitments, upon the request of the Borrower or any Subsidiary Borrower (other than the Canadian Subsidiary Borrower), provided that (A) the Borrower or applicable Subsidiary Borrower shall not request that any Revolving Letter of Credit be issued if, after giving effect thereto, the sum of the then current Revolving L/C Exposure plus the aggregate principal amount of the Loans then outstanding (other than Canadian Revolving Loans) would exceed the Total Revolving Commitment, (B) in no event shall any Revolving Issuing Lender issue (x) any Revolving Letter of Credit having an expiration date later than five Business Days before the Termination Date or (y) any Revolving Letter of Credit having an expiration date more than one year after its date of issuance, provided, further, that any Revolving Letter of Credit with a 365-day duration may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above), (C) neither the Borrower nor any Subsidiary Borrower shall request that a Revolving Issuing Lender issue any Revolving Letter of Credit if, after giving effect to such issuance, the Revolving L/C Exposure would exceed $200,000,000 prior to the Non-Extended Termination Date and $50,000,000 (and if on the Non-Extended Termination Date the Revolving L/C Exposure exceeds $50,000,000 the Borrower shall deposit cash or Cash Equivalents in a Cash Collateral Account in an amount equal to 103% of such excess to be held as cash collateral by the Administrative Agent until such excess no longer exists, at which time the Administrative Agent shall return all such collateral to the Borrower) thereafter, and (D) a Revolving Issuing Lender shall be prohibited from issuing or renewing Revolving Letters of Credit hereunder upon the occurrence and during the continuance of a Default or an Event of Default.
     (ii) Immediately upon the issuance of each Revolving Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable Revolving Issuing Lender a participation in such Revolving Letter of

Credit in accordance with the percentage which its Revolving Commitment represents of the Total Revolving Commitment.
     (iii) Each Revolving Letter of Credit may, at the option of the applicable Revolving Issuing Lender, provide that such Revolving Issuing Lender may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Revolving Credit Loans, provided that, if payment is not then due to such beneficiary, such Revolving Issuing Lender shall deposit the funds in question in an account with such Revolving Issuing Lender to secure payment to such beneficiary and any funds so deposited shall be paid to such beneficiary of such Revolving Letter of Credit if conditions to such payment are satisfied or returned to the Administrative Agent for distribution to the Revolving Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower or the applicable Subsidiary Borrower) if no payment to such beneficiary has been made and the final date available for drawings under such Revolving Letter of Credit has passed. Each payment or deposit of funds by a Revolving Issuing Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Revolving Issuing Lender under the related Revolving Letter of Credit.
     (iv) (x) On the Fourth Amendment Effective Date, the participations in any outstanding Letters of Credit shall be reallocated among the Lenders so that after giving effect thereto the Extending Revolving Lenders and the Non-Extending Revolving Lenders shall share ratably in the L/C Exposure thereunder in accordance with the respective Revolving Credit Percentages of the Revolving Lenders after giving effect to the reductions in Revolving Commitments pursuant to Section 5(a) of the Fourth Amendment (including both the Extended Revolving Commitments and the Non-Extended Revolving Commitments thereunder from time to time in effect) as if there were a single tranche of Revolving Commitments. Thereafter until the Non-Extended Termination Date, the participations in any new Letters of Credit shall be allocated in accordance with the respective Revolving Credit Percentages of the Revolving Lenders. On the Non-Extended Termination Date, the participations in the outstanding Letters of Credit of the Non-Extending Revolving Lenders (other than in respect of then outstanding unreimbursed drawings under Letters of Credit) shall, if no Default or Event of Default exists, be reallocated to and among the Extending Revolving Lenders ratably in accordance with their Extended Revolving Commitments (and the Non-Extending Revolving Lenders shall be released from their participation obligations in undrawn Letters of Credit if no Default or Event of Default then exists) but in any case, only to the extent the sum of the amount of the Revolving Credit Loans and L/C Exposure of all Extending Revolving Lenders before giving effect to such reallocation plus the participations in the outstanding Letters of Credit of the Non-Extending Revolving Lenders being reallocated does not exceed the Total Extended Revolving Commitment.
          (y) If the reallocation described in clause (x) above cannot, or can only partially, be effected as a result of the limitations set forth therein, the Borrower shall promptly repay Revolving Credit Loans so that, after giving effect to such repayment, the aggregate amount of Revolving Credit Loans and aggregate L/C Exposure does not exceed the Total Extended Revolving Commitment, in each case, for so long as any Letters of Credit are outstanding.
          (b) Whenever the Borrower or any Subsidiary Borrower desires the issuance of a Revolving Letter of Credit, it shall deliver to the Administrative Agent and the applicable Revolving

Issuing Lender a written notice no later than 1:00 p.m. (New York City time) at least five Business Days prior to the proposed date of issuance provided, however, that the Borrower or such Subsidiary Borrower and the Administrative Agent and such Revolving Issuing Lender may agree to a shorter time period. That notice shall specify (i) the Revolving Issuing Lender for such Revolving Letter of Credit, (ii) the proposed date of issuance (which shall be a Business Day), (iii) the face amount of such Revolving Letter of Credit, (iv) the expiration date of such Revolving Letter of Credit and (v) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon the request of the applicable Revolving Issuing Lender, the Borrower or the applicable Subsidiary Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Revolving Letter of Credit, the Borrower or the applicable Subsidiary Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Revolving Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Revolving Letter of Credit, would require the applicable Revolving Issuing Lender to make payment under such Revolving Letter of Credit; provided that the applicable Revolving Issuing Lender, in its reasonable discretion, may require customary changes in any such documents and certificates. Upon issuance of any Revolving Letter of Credit, the applicable Revolving Issuing Lender shall notify the Administrative Agent of the issuance of such Revolving Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each Revolving Lender of the issuance and the amount of each such Lender’s respective participation therein.
          (c) The payment of drafts under any Revolving Letter of Credit shall be made in accordance with the terms of such Revolving Letter of Credit and, in that connection, any Revolving Issuing Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Revolving Letter of Credit in accordance with the terms of such Revolving Letter of Credit and believed by such Revolving Issuing Lender in good faith, and in the absence of gross negligence or willful misconduct, to be genuine. No Revolving Issuing Lender shall have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices, and in the absence of gross negligence or willful misconduct, that the documents which are required to be presented before payment or acceptance of a draft under any Revolving Letter of Credit have been delivered and that they comply on their face with the requirements of that Revolving Letter of Credit. The obligations of the Borrower and any Subsidiary Borrower under this Section 2.24 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary Borrower may have or have had against any Revolving Issuing Lender, any beneficiary of a Revolving Letter of Credit or any other Person.
          (d) If any Revolving Issuing Lender shall make payment on any draft presented under a Revolving Letter of Credit, such Revolving Issuing Lender shall give notice of such payment to the Administrative Agent and the Revolving Lenders and each Revolving Lender hereby authorizes and requests such Revolving Issuing Lender to advance for its account pursuant to the terms hereof its share of such payment based upon its participation in such Revolving Letter of Credit and agrees promptly to reimburse such Revolving Issuing Lender in immediately available funds for the Dollar amount so advanced on its behalf. If such reimbursement is not made by any Revolving Lender in immediately available funds on the same day on which such Revolving Issuing Lender shall have made payment on any such draft, such Lender shall pay interest thereon to such Revolving Issuing Lender at a rate per annum equal to the Revolving Issuing Lender’s cost of obtaining overnight funds in the New York Federal Funds Market.
          (e) In the case of any draft presented under a Revolving Letter of Credit which is required to be paid at any time on or before the Termination Date and provided that the conditions specified in Section 4.2 are then satisfied, such payment shall constitute an ABR Loan hereunder, and interest shall accrue from the date the applicable Revolving Issuing Lender makes payment of a draft under the Revolving Letter of Credit. If any draft is presented under a Revolving Letter of Credit and (i) the conditions specified in Section 4.2 are not satisfied or (ii) if the Revolving Commitments have been terminated, then the Borrower or the applicable Subsidiary Borrower will, upon demand by the Administrative Agent, pay to the applicable Revolving Issuing Lender, in immediately available funds, the full amount of such draft.
          (f) (i) The Borrower agrees to pay the following amount to each Revolving Issuing Lender with respect to Revolving Letters of Credit issued by it hereunder:
     (A) with respect to drawings made under any Revolving Letter of Credit, interest, payable on demand, on the amount paid by such Revolving Issuing Lender in respect of each such drawing from the date of the drawing to, but excluding, the date such amount is reimbursed by the Borrower at a rate which is at all times equal to 2% per annum in excess of the Alternate Base Rate plus the applicable ABR Spread; provided that no such default interest shall be payable if such reimbursement is made from the proceeds of Revolving Credit Loans pursuant to Section 2.24(e);
     (B) with respect to the issuance, amendment or transfer of each Revolving Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Revolving Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and
     (C) a fronting fee computed at the rate agreed to by the Borrower and the applicable Revolving Issuing Lender, on the daily average face amount of each outstanding Revolving Letter of Credit issued by such Revolving Issuing Lender, such fee to be due and payable in arrears on and through the last day of each fiscal quarter of the Borrower, on the Termination Date and on the expiration of the last outstanding Revolving Letter of Credit.
     (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Revolving Lender in respect of all Revolving Letters of Credit outstanding, such Lender’s share of a commission on the maximum amount available from time to time to be drawn under such outstanding Revolving Letters of Credit calculated at a rate per annum equal to the applicable LIBOR Spread for such Lender from time to time in effect hereunder. Such commission shall be payable in arrears on and through the last day of each fiscal quarter of the Borrower and on the later of the Termination Date and the expiration of the last outstanding Revolving Letter of Credit.
     (iii) Promptly upon receipt by any Revolving Issuing Lender or the Administrative Agent (as applicable) of any amount described in clause (i)(A) or (ii) of this Section 2.24(f), or any amount described in Section 2.24(e) previously reimbursed to the applicable Revolving Issuing Lender by the Revolving Lenders, such Revolving Issuing Lender or the Administrative Agent (as applicable) shall distribute to each Revolving Lender its share of such amount. Amounts payable under clauses (i)(B) and (i)(C) of this Section 2.24(f) shall be paid directly to the Revolving Issuing Lender and shall be for its exclusive use.
          (g) If by reason of (i) any change after the date hereof in Applicable Law, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by any Revolving Issuing Lender or any Revolving Lender with any direction, request or requirement (whether or not having the force of law) issued after the date hereof by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the date hereof), including, without limitation, Regulation D of the Board:
     (A) any Revolving Issuing Lender or any Revolving Lender shall be subject to any tax, levy, charge or withholding of any nature (other than withholding tax imposed by the United States or any political subdivision or taxing authority thereof or therein or any other tax, levy, charge or withholding (i) that is measured with respect to the overall net income of such Revolving Issuing Lender or such Revolving Lender (or is imposed in lieu of a tax on net income) or of a Lending Office of such Revolving Issuing Lender or such Revolving Lender, and that is imposed by the United States, or by the jurisdiction in which such Revolving Issuing Lender or such Revolving Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which such Revolving Issuing Lender or such Revolving Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (ii) that is imposed solely by reason of such Revolving Issuing Lender or such Revolving Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where such Revolving Issuing Lender or such Revolving Lender may properly make the declaration or claim or so establish non-residence or otherwise comply) or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.24, whether directly or by such being imposed on or suffered by any Revolving Issuing Lender or any Revolving Lender;
     (B) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Revolving Letter of Credit issued by any Revolving Issuing Lender or participations therein purchased by any Revolving Lender; or
     (C) there shall be imposed on any Revolving Issuing Lender or any Revolving Lender any other condition regarding this Section 2.24, any Revolving Letter of Credit or any participation therein;
and the result of the foregoing is directly or indirectly to increase the cost to any Revolving Issuing Lender or any Revolving Lender of issuing, making or maintaining any Revolving Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by any Revolving Issuing Lender or any Revolving Lender, then and in any such case such Revolving Issuing Lender or such Revolving Lender may, at any time, notify the Borrower, and the Borrower or the applicable Subsidiary Borrower shall pay on demand such amounts as such Revolving Issuing Lender or such Revolving Lender may specify to be necessary to compensate such Revolving Issuing Lender or such Revolving Lender for such additional cost or reduced receipt. The determination by any Revolving Issuing Lender or any Revolving Lender, as the case may be, of any amount due pursuant to this Section 2.24 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.
          (h) If at any time when an Event of Default shall have occurred and be continuing, any Revolving Letters of Credit shall remain outstanding, then either the applicable Revolving Issuing Lender(s) or the Required Lenders may, at their option, require the Borrower or any applicable Subsidiary

Borrower to deposit cash or Cash Equivalents in a Cash Collateral Account in an amount equal to 103% of the Revolving L/C Exposure as of such date or to furnish other security acceptable to the Administrative Agent and the applicable Revolving Issuing Lender(s). Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the applicable Revolving Issuing Lender(s) for the amount of any drawings honored under Revolving Letters of Credit issued by it; provided, however, that if prior to the Termination Date, no Event of Default is then continuing, the Administrative Agent shall return all of such collateral relating to such deposit to the Borrower or such Subsidiary Borrower if requested by it.
          (i) If, at any time, the sum of the Revolving L/C Exposure and the aggregate amount of Revolving Credit Loans exceeds the Total Revolving Commitment, then the Required Lenders may, at their option, require the Borrower or any applicable Subsidiary Borrower to deposit cash or Cash Equivalents in a Cash Collateral Account in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Administrative Agent and the Revolving Issuing Lender(s). Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the applicable Revolving Issuing Lender(s) for the amount of any drawings honored under Revolving Letters of Credit and to repay all funded participations therein of Revolving Lenders; provided that if subsequent to any such deposit such excess is reduced to an amount less than the portion of such deposited amounts and no Default or Event of Default is then continuing, the Borrower or such Subsidiary Borrower shall be entitled to receive such excess collateral if requested by it.
          (j) Upon the request of the Administrative Agent, each Revolving Issuing Lender shall furnish to the Administrative Agent copies of any Revolving Letter of Credit issued by such Revolving Issuing Lender and such related documentation as may be reasonably requested by the Administrative Agent.
          Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.24 shall remain in full force and effect until the Administrative Agent, each Revolving Issuing Lender and the Revolving Lenders shall have been irrevocably released from their obligations with regard to any and all Revolving Letters of Credit.
     SECTION 2.25. Canadian Letters of Credit. (i) Upon the terms and subject to the conditions hereof, the Canadian Revolving Lender agrees to issue Canadian Letters of Credit payable in Canadian Dollars or Dollars from time to time after the Closing Date and prior to the earlier of the Termination Date and the termination of the Canadian Revolving Commitment, upon the request of the Canadian Subsidiary Borrower, provided that (A) the Canadian Subsidiary Borrower shall not request that any Canadian Letter of Credit be issued if, after giving effect thereto, the sum of the then current Canadian L/C Exposure plus the aggregate principal Dollar Equivalent Amount of the Canadian Revolving Loans then outstanding would exceed the Canadian Revolving Commitment, (B) in no event shall the Canadian Revolving Lender issue (x) any Canadian Letter of Credit having an expiration date later than five Business Days before the Termination Date or (y) any Canadian Letter of Credit having an expiration date more than one year after its date of issuance, provided, further, that any Canadian Letter of Credit with a 365-day duration may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above), and (C) the Canadian Revolving Lender shall be prohibited from issuing or renewing Canadian Letters of Credit hereunder upon the occurrence and during the continuance of a Default or an Event of Default.
     (ii) Each Canadian Letter of Credit may, at the option of the Canadian Revolving Lender, provide that the Canadian Revolving Lender may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Canadian Revolving Loans, provided that, if payment is not then due to such beneficiary, the Canadian Revolving Lender shall deposit the funds in question in an account with the Canadian Revolving Lender to secure payment to such beneficiary and any funds so deposited shall be paid to such beneficiary of such Canadian Letter of Credit if conditions to such payment are satisfied (or, if all Obligations shall have been paid in full in cash, to the Canadian Subsidiary Borrower) if no payment to such beneficiary has been made and the final date available for drawings under such Canadian Letter of Credit has passed. Each payment or deposit of funds by the Canadian Revolving Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Canadian Revolving Lender under the related Canadian Letter of Credit.
          (b) Whenever the Canadian Subsidiary Borrower desires the issuance of a Canadian Letter of Credit, it shall deliver to the Canadian Revolving Lender and the Administrative Agent a written notice no later than 1:00 p.m. (Toronto time) at least five Business Days prior to the proposed date of issuance provided, however, that the Canadian Subsidiary Borrower and the Canadian Revolving Lender may agree to a shorter time period. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of such Canadian Letter of Credit, (iii) the expiration date of such Canadian Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon the request of the Canadian Revolving Lender, the Canadian Subsidiary Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Canadian Letter of Credit, the Canadian Subsidiary Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Canadian Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Canadian Letter of Credit, would require the Canadian Revolving Lender to make payment under such Canadian Letter of Credit; provided that the Canadian Revolving Lender, in its reasonable discretion, may require customary changes in any such documents and certificates. Upon issuance of any Canadian Letter of Credit, the Canadian Revolving Lender shall notify the Administrative Agent of the issuance of such Canadian Letter of Credit.
          (c) The payment of drafts under any Canadian Letter of Credit shall be made in accordance with the terms of such Canadian Letter of Credit and, in that connection, the Canadian Revolving Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Canadian Letter of Credit in accordance with the terms of such Canadian Letter of Credit and believed by the Canadian Revolving Lender in good faith, and in the absence of gross negligence or willful misconduct, to be genuine. The Canadian Revolving Lender shall have no duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices, and in the absence of gross negligence or willful misconduct, that the documents which are required to be presented before payment or acceptance of a draft under any Canadian Letter of Credit have been delivered and that they comply on their face with the requirements of that Canadian Letter of Credit. The obligations of the Canadian Subsidiary Borrower under this Section 2.25 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Canadian Subsidiary Borrower may have or have had against the Canadian Revolving Lender, any beneficiary of a Canadian Letter of Credit or any other Person.
          (d) If the Canadian Revolving Lender shall make payment on any draft presented under a Canadian Letter of Credit, the Canadian Revolving Lender shall give notice of such payment to the Administrative Agent.
          (e) In the case of any draft presented under a Canadian Letter of Credit which is required to be paid at any time on or before the Termination Date and provided that the conditions specified in

Section 4.2 are then satisfied, such payment shall constitute a Canadian Prime Rate Loan or Canadian ABR Loan hereunder, and interest shall accrue from the date the Canadian Revolving Lender makes payment of a draft under the Canadian Letter of Credit. If any draft is presented under a Canadian Letter of Credit and (i) the conditions specified in Section 4.2 are not satisfied or (ii) if the Revolving Commitments have been terminated, then the Canadian Subsidiary Borrower will, upon demand by the Canadian Revolving Lender, pay to it, in immediately available funds, the full amount of such draft.
          (f) (i) The Canadian Subsidiary Borrower agrees to pay the following amount to the Canadian Revolving Lender with respect to Canadian Letters of Credit issued by it hereunder:
     (A) with respect to drawings made under any Canadian Letter of Credit, interest, payable on demand, on the amount paid by the Canadian Revolving Lender in respect of each such drawing from the date of the drawing to, but excluding, the date such amount is reimbursed by the Borrower at a rate which is at all times equal to 2% per annum in excess of the Canadian Prime Rate or Canadian Alternate Base Rate, as applicable, plus the applicable ABR Spread; provided that no such default interest shall be payable if such reimbursement is made from the proceeds of Canadian Revolving Loans pursuant to Section 2.25(e);
     (B) with respect to the issuance, amendment or transfer of each Canadian Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Canadian Revolving Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and
     (C) a fronting fee computed at the rate agreed to by the Borrower and the Canadian Revolving Lender, on the daily average face amount of each outstanding Canadian Letter of Credit issued by the Canadian Revolving Lender, such fee to be due and payable in arrears on and through the last day of each fiscal quarter of the Borrower, on the Termination Date and on the expiration of the last outstanding Canadian Letter of Credit.
     (ii) The Canadian Subsidiary Borrower agrees to pay to the Canadian Revolving Lender in respect of all Canadian Letters of Credit outstanding, a commission on the maximum amount available from time to time to be drawn under such outstanding Canadian Letters of Credit calculated at a rate per annum equal to the applicable LIBOR Spread from time to time in effect hereunder on each Canadian Letter of Credit. Such commission shall be payable in arrears on and through the last day of each fiscal quarter of the Borrower and on the later of the Termination Date and the expiration of the last outstanding Canadian Letter of Credit.
          (g) If by reason of (i) any change after the date hereof in Applicable Law, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Canadian Revolving Lender with any direction, request or requirement (whether or not having the force of law) issued after the date hereof by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the date hereof):
     (A) the Canadian Revolving Lender shall be subject to any tax, levy, charge or withholding of any nature (other than withholding tax imposed by Canada or any political subdivision or taxing authority thereof or therein or any other tax, levy, charge or withholding (i) that is measured with respect to the overall net income of the Canadian Revolving Lender (or is imposed in lieu of a tax on net income) or of a Lending Office of the Canadian Revolving Lender, and that is imposed by the jurisdiction in which the Canadian Revolving Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Canadian Revolving Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (ii) that is imposed solely by reason of the Canadian Revolving Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Canadian Revolving Lender may properly make the declaration or claim or so establish non-residence or otherwise comply) or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.25, whether directly or by such being imposed on or suffered by the Canadian Revolving Lender;
     (B) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Canadian Letter of Credit issued by the Canadian Revolving Lender; or
     (C) there shall be imposed on the Canadian Revolving Lender any other condition regarding this Section 2.25, any Canadian Letter of Credit or any participation therein;
and the result of the foregoing is directly or indirectly to increase the cost to any Canadian Revolving Lender of issuing, making or maintaining any Canadian Letter of Credit, or to reduce the amount receivable in respect thereof by the Canadian Revolving Lender, then and in any such case the Canadian Revolving Lender may, at any time, notify the Canadian Subsidiary Borrower, and the Canadian Subsidiary Borrower shall pay on demand such amounts as the Canadian Revolving Lender may specify to be necessary to compensate the Canadian Revolving Lender for such additional cost or reduced receipt. The determination by the Canadian Revolving Lender of any amount due pursuant to this Section 2.25 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.
          (h) If at any time when an Event of Default shall have occurred and be continuing, any Canadian Letters of Credit shall remain outstanding, then the Canadian Revolving Lender may, at its sole option, require the Canadian Subsidiary Borrower to deposit cash or Cash Equivalents in a Canadian Cash Collateral Account in an amount equal to 103% of the Canadian L/C Exposure as of such date or to furnish other security acceptable to the Canadian Revolving Lender. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Canadian Revolving Lender for the amount of any drawings honored under Canadian Letters of Credit issued by it; provided, however, that if prior to the Termination Date, no Event of Default is then continuing, the Canadian Revolving Lender shall return all of such collateral relating to such deposit to the Canadian Subsidiary Borrower if requested by it.
          (i) If, at any time, the Dollar Equivalent Amount of the Canadian L/C Exposure exceeds the Canadian Revolving Commitment, then the Canadian Revolving Lender may, at its option, require the Canadian Subsidiary Borrower to deposit cash or Cash Equivalents in a Canadian Cash Collateral Account in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Canadian Revolving Lender. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Canadian Revolving Lender for the amount of any drawings honored under Canadian Letters of Credit; provided that if subsequent to any such deposit such excess is reduced to an amount less than the portion of such deposited amounts and no Default or Event of Default is then continuing, the Canadian Subsidiary Borrower shall be entitled to receive such excess collateral if requested by it.
          (j) Upon the request of the Administrative Agent, the Canadian Revolving Lender shall furnish to the Administrative Agent copies of any Canadian Letter of Credit issued by the Canadian Revolving Lender and such related documentation as may be reasonably requested by the Administrative Agent.
          Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.25 shall remain in full force and effect until the Canadian Revolving Lender shall have been irrevocably released from its obligations with regard to any and all Canadian Letters of Credit.
     SECTION 2.26. Canadian Bankers’ Acceptances. Subject to the terms and conditions of this Agreement, the Canadian Subsidiary Borrower may present drafts for acceptance and purchase as Canadian B/As by the Canadian Revolving Lender.
          (b) No Contract Period with respect to a Canadian B/A shall extend beyond the Termination Date.
          (c) To facilitate extensions of credit under the Canadian Revolving Commitment by way of Canadian B/As, the Canadian Subsidiary Borrower hereby appoints the Canadian Revolving Lender as its attorney to sign and endorse on its behalf, in writing or by facsimile or mechanical signature as and when deemed necessary by the Canadian Revolving Lender, blank forms of Canadian B/As. In this respect, it is the Canadian Revolving Lender’s responsibility to maintain an adequate supply of blank forms of Canadian B/As for acceptance under this Agreement. The Canadian Subsidiary Borrower recognizes and agrees that all Canadian B/As signed and/or endorsed on their behalf by the Canadian Revolving Lender shall bind the Canadian Subsidiary Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Subsidiary Borrower. The Canadian Revolving Lender is hereby authorized to issue such Canadian B/As endorsed in blank in such face amounts as may be determined by the Canadian Revolving Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Canadian B/As required to be accepted and purchased by the Canadian Revolving Lender. The Canadian Revolving Lender shall not be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of the Canadian Revolving Lender or its officers, employees, agents or representatives. The Canadian Revolving Lender shall maintain a record with respect to Canadian B/As (a) voided by it for any reason, (b) accepted and purchased by it hereunder and (c) cancelled at their respective maturities. The Canadian Revolving Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to the Canadian Revolving Lender. The Canadian Revolving Lender agrees to provide such records to the Canadian Subsidiary Borrower at the Canadian Subsidiary Borrower’s expense upon request. On request by or on behalf of the Canadian Subsidiary Borrower, the Canadian Revolving Lender shall cancel all forms of Canadian B/A which have been pre-signed or pre-endorsed on behalf of the Canadian Subsidiary Borrower and which are held by the Canadian Revolving Lender and are not required to be issued in accordance with the Canadian Subsidiary Borrower’s irrevocable notice.
          (d) Drafts of the Canadian Subsidiary Borrower to be accepted as Canadian B/As hereunder shall be signed as set forth in this Section 2.26. Notwithstanding that any person whose signature appears on any Canadian B/A may no longer be an authorized signatory for the Canadian Revolving Lender or the Canadian Subsidiary Borrower at the date of issuance of a Canadian B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Canadian B/A so signed shall be binding on the Canadian Subsidiary Borrower.
          (e) Any refinancing by way of a Canadian B/As shall be made in accordance with Section 2.6 and Section 2.7.
          (f) Upon acceptance of a Canadian B/A by the Canadian Revolving Lender, the Canadian Revolving Lender shall purchase, or arrange the purchase of, such Canadian B/A from the Canadian Subsidiary Borrower at the Discount Rate applicable to such Canadian B/A and provide the Discount Proceeds to the Canadian Subsidiary Borrower. The Acceptance Fee payable by the Canadian Subsidiary Borrower to the Canadian Revolving Lender under Section 2.10 in respect of each Canadian B/A accepted by the Canadian Revolving Lender shall be set off against the Discount Proceeds payable by the Canadian Revolving Lender under this Section 2.26.
          (g) The Canadian Revolving Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Canadian B/As accepted and purchased by it.
          (h) The Canadian Subsidiary Borrower waives presentment for payment and any other defense to payment of any amounts due to the Canadian Revolving Lender in respect of a Canadian B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such Canadian B/A being held, at the maturity thereof, by the Canadian Revolving Lender in its own right and the Canadian Subsidiary Borrower agrees not to claim any days of grace if the Canadian Revolving Lender as holder sues the Canadian Subsidiary Borrower on the Canadian B/A for payment of the amount payable by the Canadian Subsidiary Borrower thereunder. On the specified maturity date of a Canadian B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Subsidiary Borrower shall pay the Canadian Revolving Lender the full face amount of such Canadian B/A and after such payment, the Canadian Subsidiary Borrower shall have no further liability in respect of such Canadian B/A and the Canadian Revolving Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such Canadian B/A.
          (i) If at any time when an Event of Default shall have occurred and be continuing, any Canadian B/As shall remain outstanding, then the Canadian Revolving Lender may, at its sole option, require the Canadian Subsidiary Borrower to deposit cash or Cash Equivalents in a Canadian Cash Collateral Account in an amount equal to the aggregate amount of the full face amount of all outstanding Canadian B/As; provided, however, that if prior to the Termination Date, no Event of Default is then continuing, the Canadian Revolving Lender shall return all of such collateral relating to such deposit to the Canadian Subsidiary Borrower if requested by it.
     SECTION 2.27. Extension Option.
          Notwithstanding anything herein to the contrary, the Borrower may request an extension of the Termination Date applicable to the Extended Revolving Commitments and the Canadian Revolving Commitment to the first anniversary of the Extended Termination Date (the “Extension Option”); provided that (i) the Extension Option must be exercised no earlier than 60 days before, and no later than 30 days prior to, the Extended Termination Date; (ii) the Borrower shall pay to each Extending Revolving Lender an extension fee of 0.50% of its Extended Revolving Commitment and to the Canadian Revolving Lender an extension fee of 0.50% of the Canadian Revolving Commitment, such fees to be payable on the Extended Termination Date; (iii) no Default or Event of Default shall exist on the Extended Termination Date; (iv) the representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the Extended Termination Date (except to the extent that such representations and warranties expressly relate to an earlier date in which case the Borrower shall confirm, reaffirm and restate such representations and warranties as of such earlier date) with the same effect as if made on and as of the Extended Termination Date; (v) the Borrower shall have a Minimum Liquidity of $250,000,000 on the Extended Termination Date, provided that if the aggregate amount of the Total Extended Revolving Commitment exceeds $550,000,000 at any time, the Minimum Liquidity amount described in clause (v) shall be increased by 50% of such excess and (vi) the Borrower shall deliver updated financial projections of the Borrower and its Consolidated Subsidiaries calculated on an annual basis for the current and following fiscal year on a date to be agreed upon by the Borrower and the Administrative Agent.
     SECTION 2.28. Defaulting Lenders.
          Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) Facility Fees pursuant to Section 2.23 shall cease to accrue on the Revolving Commitment of such Defaulting Lender (if it is an Extending Revolving Lender) or, in the case of the Canadian Revolving Lender, its Canadian Revolving Commitment;
          (b) the Revolving Commitment (and the Revolving Credit Loans and Revolving L/C Exposure) of such Defaulting Lender (if it is an Extending Revolving Lender) or, in the case of the Canadian Revolving Lender, its Canadian Revolving Loan and Canadian L/C Exposure, shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.9), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; and provided further, that no waiver, amendment or modification of this Agreement shall increase or extend the Revolving Commitment of any Defaulting Lender or decrease the interest rate or fees payable to any Defaulting Lender without the consent of such Defaulting Lender.
          (c) if any Revolving L/C Exposure exists at the time a Lender is a Defaulting Lender then:
     (i) if no Default or Event of Default then exists, all or any part of the Revolving L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Revolving L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Revolving Issuing Lender only its obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.24(h) for so long as such Revolving L/C Exposure is outstanding;
     (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender (if it is an Extending Revolving Lender) pursuant to Section 2.24(f)(ii) with respect to such Defaulting Lender’s Revolving L/C Exposure during the period such Defaulting Lender’s Revolving L/C Exposure is cash collateralized;

     (iv) if the Revolving L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the Facility Fees payable to the Lenders pursuant to Section 2.24(f)(ii) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Credit Percentages; and
     (v) if all or any portion of such Defaulting Lender’s Revolving L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, if such Defaulting Lender is an Extending Revolving Lender without prejudice to any rights or remedies of the Revolving Issuing Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Revolving L/C Exposure) and letter of credit fees payable under Section 2.24(f)(ii) with respect to such Defaulting Lender’s Revolving L/C Exposure shall be payable to the Revolving Issuing Lender until such Revolving L/C Exposure is reallocated and/or cash collateralized; and
          (d) so long as such Lender is a Defaulting Lender, the Revolving Issuing Lender shall not be required to issue, amend or increase any Revolving Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.24(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.28(c)(i) (and such Defaulting Lender shall not participate therein).
          If (i) a Bankruptcy Event with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Revolving Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Revolving Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Revolving Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Revolving Issuing Lender to defease any risk to it in respect of such Lender hereunder.
          In the event that the Administrative Agent, the Borrower and the Revolving Issuing Lender each reasonably determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Revolving Credit Percentage.
          In the event at any time there are two or more Canadian Revolving Lenders, then the provisions of Sections 2.28(c) and (d) shall be deemed to apply to the Canadian Revolving Commitment and the extensions of credit thereunder, mutatis mutandis, and without limitation, with references therein to (i) Revolving L/C Exposure being deemed to be references to Canadian L/C Exposure, (ii) Revolving Commitment being deemed to be references to the Canadian Revolving Commitment, (iii) the Borrower being deemed to be references to the Canadian Subsidiary Borrower, (vi) Section 2.24 being deemed to be references to the corresponding provisions of Section 2.25, (v) Extending Revolving Lender and Revolving Issuing Lender being deemed to be references to the Canadian Revolving Lender, (vi) Letter of Credit being deemed to be references to Canadian Letter of Credit and (vii) Revolving Credit Loans being deemed to be references to Canadian Revolving Loans.
     SECTION 2.29. Replacement of Lenders

          If any Lender requests compensation under Section 2.16 or 2.22 or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.3), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a participating interest in any Revolving Letters of Credit is being assigned, the Revolving Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed payments under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.22, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
3. REPRESENTATIONS AND WARRANTIES OF BORROWER
          In order to induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and issuance of the Letters of Credit:
     SECTION 3.1. Corporate Existence and Power.
          The Borrower and its Subsidiaries have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation in all jurisdictions where the nature of their properties or business so requires it and where a failure to be in good standing as a foreign corporation would have a Material Adverse Effect. The Borrower has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Fundamental Documents and other documents contemplated hereby and to borrow and obtain other extensions of credit hereunder.
     SECTION 3.2. Corporate Authority and No Violation.
          The execution, delivery and performance of this Agreement and the other Fundamental Documents and the borrowings and making of other extensions of credit hereunder (a) have been duly authorized by all necessary corporate action on the part of the Borrower, (b) will not violate any provision of any Applicable Law applicable to the Borrower or any of its Subsidiaries or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries, or any material Contractual Obligation of the Borrower or any of its Subsidiaries, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries other than pursuant to this Agreement or any other Fundamental Document.
     SECTION 3.3. Governmental and Other Approval and Consents.
          No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution,

delivery and performance (including the borrowings and making of other extensions of credit hereunder) by the Borrower of this Agreement or the other Fundamental Documents.
     SECTION 3.4. Financial Statements of Borrower.
          The (a) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of December 31, 2008 and December 31, 2009, and (b) unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2010, in each case, together with the related unaudited statements of income, shareholders’ equity and cash flows for the three-month period then ended fairly present the financial position of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with GAAP subject to normal year-end adjustments in the case of such quarterly financial statements.
     SECTION 3.5. No Material Adverse Change.
          Since December 31, 2009, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries taken as a whole; provided that the foregoing representation is made solely as of the Fourth Amendment Effective Date.
     SECTION 3.6. Copyrights, Patents and Other Rights.
          Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.7. Title to Properties.
          Each of the Borrower and its Material Subsidiaries will have at the Fourth Amendment Effective Date good title or valid leasehold interests to each of the properties and assets reflected on the balance sheets referred to in Section 3.4 (other than properties or assets owned by Bishop’s Gate Residential Mortgage Trust), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and all such properties and assets will be free and clear of Liens, except Permitted Encumbrances.
     SECTION 3.8. Litigation. There are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority or arbitrator, which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.
     SECTION 3.9. Federal Reserve Regulations.
          Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans, and no Letter of Credit, will be used, whether immediately, incidentally or ultimately, for any purpose violative of or inconsistent with any of the provisions of Regulation T, U or X of the Board. Not more than 25% of the value of the assets of the Borrower and its respective Subsidiaries is represented by Margin Stock.
     SECTION 3.10. Investment Company Act.
          The Borrower is not, and will not during the term of this Agreement be an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 3.11. Enforceability.
          This Agreement and the other Fundamental Documents when executed will constitute legal, valid and enforceable obligations (as applicable) of the Borrower and any Subsidiary Borrower (subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity).
     SECTION 3.12. Taxes.
          The Borrower and each of its Subsidiaries have filed or caused to be filed all federal, provincial, state and local tax returns which are required to be filed, and have paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except (a) as permitted by Section 5.4 or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.13. Compliance with ERISA.
          Each of the Borrower and its Subsidiaries is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it and the applicable laws, rules and regulations of any jurisdiction applicable to Plans. Neither the Borrower nor any of its Subsidiaries has, with respect to any Plan, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No liability to the PBGC that is material to the Borrower and its Subsidiaries taken as a whole has been, or to the Borrower’s best knowledge is reasonably expected to be, incurred with respect to the Plans and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. Neither the Borrower nor any of its Subsidiaries has engaged in a transaction which would result in the incurrence of a material liability under Section 4069 of ERISA. As of the Closing Date, neither the Borrower nor any of its Subsidiaries contributes to a Multiemployer Plan, and has not incurred any liability that would be material to the Borrower and its Subsidiaries taken as a whole on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan.
     SECTION 3.14. Disclosure.
          As of the Fourth Amendment Effective Date, neither this Agreement nor the Confidential Information Memorandum, at the time it was furnished, contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading. The Confidential Information Memorandum contains certain projections relating to the Borrower and its Consolidated Subsidiaries. Such projections are based on good faith estimates and assumptions believed to be reasonable at the time made, provided, however, that the Borrower makes no representation or warranty that such assumptions will prove in the future to be accurate or that the Borrower and its Consolidated Subsidiaries will achieve the financial results reflected in such projections. At the Fourth Amendment Effective Date, there is no fact known to the Borrower which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.15. Environmental Liabilities.
          Except with respect to any matters, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
4. CONDITIONS OF LENDING
     SECTION 4.1. [RESERVED]
     SECTION 4.2. Conditions Precedent to Each Loan and Letter of Credit.The obligation of the Lenders to make each Loan and of any Revolving Issuing Lender or the Canadian Revolving Lender to issue or amend a Letter of Credit, including the initial Loan hereunder, is subject to the following conditions precedent:
          (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or Letter of Credit as required by Article 2 hereof.
          (b) Representations and Warranties. The representations and warranties set forth in Article 3 (other than those set forth in Section 3.5, which shall be deemed made only on the Fourth Amendment Effective Date) and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date; provided that this condition shall not apply to a Revolving Credit Borrowing which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.
          (c) No Event of Default. On the date of each Borrowing or the issuance or amendment of a Letter of Credit hereunder, no Event of Default or Default shall have occurred and be continuing on such date or after giving effect to the Borrowing to be made on such date; provided that this condition shall not apply to a Revolving Credit Borrowing (other than a Revolving Credit LIBOR Borrowing) which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.
          (d) Each Loan and Letter of Credit for a Subsidiary Borrower. The representations and warranties contained in Section 3.1, 3.2 and 3.3 as to any Subsidiary Borrower to which a Loan is to be made or for whose account a Letter of Credit is to be issued shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of a Letter of Credit hereunder; provided, however, that this condition shall not apply to a Revolving Credit Borrowing which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.
Each Borrowing or issuance or amendment of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance or amendment of a Letter of Credit as to the matters specified in paragraphs (b) and (c) of this Section 4.2.

5. AFFIRMATIVE COVENANTS
          For so long as the Commitments shall be in effect or any amount shall remain outstanding or unpaid under this Agreement or there shall be any outstanding L/C Exposure, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:
     SECTION 5.1. Financial Statements, Reports, etc.
          Deliver to each Lender:
          (a) As soon as is practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) either (A) consolidated statements of income (or operations) and consolidated statements of cash flows and changes in stockholders’ equity of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, or (B) the Form 10-K filed by the Borrower with the Securities and Exchange Commission and (ii) if not included in such Form 10-K, an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial position and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements were prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods;
          (b) As soon as is practicable, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, either (i) the Form 10-Q filed by the Borrower with the Securities and Exchange Commission or (ii) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of such fiscal quarter, and the related unaudited statements of income and cash flows for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as of the end of the preceding fiscal year, and for the corresponding period in the preceding fiscal year, in each case, together with a certificate (substantially in the form of Exhibit C) signed by the chief financial officer, the chief accounting officer or a vice president responsible for financial administration of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries, as the case may be, as at the end of the fiscal quarter and the results of their operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments and to the absence of footnote disclosure;
          (c) Together with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of the chief financial officer, chief accounting officer or a vice president responsible for financial administration of the Borrower, substantially in the form of Exhibit C hereto (i) stating whether or not the signer has knowledge of any Default or Event of Default and, if so, specifying each such Default or Event of Default of which the signer has knowledge and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.6, 6.7 and 6.10 and (iii) setting forth in a schedule (in the form of Schedule 5.1(c) attached hereto) a description of the Mortgage Warehouse Facilities and Servicing Advance Facilities in effect on the last day of the most recently ended fiscal quarter;
          (d) As soon as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, detailed projections of the Borrower and its Consolidated Subsidiaries for the following fiscal year and, as soon as available, significant revisions of any such projections;

          (e) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of the occurrence of any Default or Event of Default, a certificate of the president, chief financial officer or chief accounting officer of the Borrower specifying the nature and period of existence of such Default or Event of Default and what action the Borrower has taken, is taking and proposes to take with respect thereto; and
          (f) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of (i) the institution of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower or any of its Subsidiaries or any of their assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in each case might reasonably be expected to have a Material Adverse Effect, prompt notice thereof and such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters.
     SECTION 5.2. Corporate Existence; Compliance with Statutes.
          Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and comply, except where failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, with all provisions of Applicable Law, and all applicable restrictions imposed by any Governmental Authority, and all state and provincial laws and regulations of similar import; provided that mergers, dissolutions and liquidations permitted under Section 6.3 shall be permitted.
     SECTION 5.3. Insurance.
          Maintain with good and reputable insurers insurance in such amounts and against such risks as are customarily insured against by companies in similar businesses; provided however, that (a) workmen’s compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and (b) such insurance may contain self-insurance retention and deductible levels consistent with such insurance is usually carried by companies of established reputation and comparable size.
     SECTION 5.4. Taxes and Charges.
          Duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges, imposed upon the Borrower or any of its Subsidiaries or their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid could reasonably be expected to result in a Material Adverse Effect; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the Borrower in accordance with GAAP; and provided, further, that the Borrower will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same is fully bonded or otherwise effectively stayed).
     SECTION 5.5. ERISA Compliance and Reports.
          Furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after any executive officer (as defined in Regulation C under the Securities Act of 1933, as amended) of the Borrower knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower, setting forth details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the Borrower or any of its Subsidiaries of such Reportable Event with the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan has been or is proposed to be terminated in a “distress termination” (as defined in Section 4041(c) of ERISA), proceedings have been instituted to terminate a Plan or a Multiemployer Plan, a proceeding has been instituted to collect a delinquent contribution to a Plan or a Multiemployer Plan, or either the Borrower or any of its Subsidiaries will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063 or 4064 of ERISA or the withdrawal or partial withdrawal from a Multiemployer Plan under Section 4201 or 4204 of ERISA, a statement of the chief financial officer of the Borrower, setting forth details as to such event and the action it proposes to take with respect thereto, (b) promptly upon the reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the PBGC relating to the PBGC’s intention to terminate any Plan or to appoint a trustee to administer any Plan; provided that the Borrower shall not be required to notify the Administrative Agent of the occurrence of any of the events set forth in the preceding clauses (a) and (c) unless such event, individually or in the aggregate, could reasonably be expected to result in a material liability to the Borrower and its Subsidiaries taken as a whole. The Administrative Agent shall provide any information delivered to it under this Section 5.5 to any Lender upon such Lender’s request.
     SECTION 5.6. Maintenance of and Access to Books and Records; Examinations.
          Maintain or cause to be maintained at all times true and complete books and records of its financial operations (in accordance with GAAP) and provide the Administrative Agent and its representatives reasonable access to all such books and records and to any of their properties or assets during regular business hours (provided that reasonable access to such books and records and to any of the Borrower’s properties or assets shall be made available to the Lenders if an Event of Default has occurred and is continuing), in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts and records and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the various reports delivered pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.
     SECTION 5.7. Maintenance of Properties.
          Keep its properties which are material to its business in good repair, working order and condition consistent with companies of established reputation and comparable size.
6. NEGATIVE COVENANTS
          For so long as the Commitments shall be in effect or any amount shall remain outstanding or unpaid under this Agreement or there shall be any outstanding L/C Exposure, unless the Required Lenders shall otherwise consent in writing, the Borrower agrees that it will not, nor will it permit any of its Subsidiaries to, directly or indirectly:

     SECTION 6.1. Limitation on Subsidiary Indebtedness and Borrower Indebtedness.
          Incur, assume or suffer to exist any Indebtedness of any Material Subsidiary which principally transacts business in the United States (or in the case of Section 6.1(j) and (l), incur, assume or suffer to exist any Indebtedness of any Subsidiary), except:
          (a) Indebtedness in existence on the Fourth Amendment Effective Date, or required to be incurred pursuant to a contractual obligation in existence on the Fourth Amendment Effective Date, which in either case (to the extent not otherwise permitted by paragraphs (b)-(i) of this Section 6.1), is listed on Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms or on terms not more adverse to the Lenders;
          (b) purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 6.4(b);
          (c) Indebtedness owing by any Material Subsidiary to the Borrower or any other Subsidiary;
          (d) Indebtedness of any Material Subsidiary of the Borrower issued and outstanding prior to the date on which such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower); provided that immediately prior and on a Pro Forma Basis after giving effect to such Person becoming a Subsidiary of the Borrower, no Default or Event of Default shall occur or then be continuing and the aggregate principal amount of such Indebtedness, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (e) and (f) below, shall not exceed $150,000,000;
          (e) any renewal, extension or modification of Indebtedness under paragraph (d) above so long (i) as such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders and (ii) the principal amount of such Indebtedness is not increased;
          (f) other Indebtedness of any Material Subsidiary in an aggregate principal amount which, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (d) and (e) above, does not exceed $150,000,000;
          (g) Indebtedness of Special Purpose Vehicle Subsidiaries incurred to finance investments in lease agreements and vehicles by such Subsidiaries, so long as the lender (and any other party) in respect of such Indebtedness has recourse, if any, solely to the assets of such Special Purpose Vehicle Subsidiary;
          (h) Indebtedness of any Asset Securitization Subsidiary incurred solely to finance asset securitization transactions as long as (i) such Indebtedness is unsecured or is secured solely as permitted by Section 6.4(n), and (ii) the lender (and any other party) in respect of such Indebtedness has recourse (other than customary limited recourse based on misrepresentations or failure of such assets to meet customary eligibility criteria), if any, solely to the assets securitized in the applicable asset securitization transaction and, if such Asset Securitization Subsidiary is of the type described in clause (i) of the definition of “Asset Securitization Subsidiary”, the capital stock of such Asset Securitization Subsidiary;
          (i) Indebtedness (other than Indebtedness of Asset Securitization Subsidiaries incurred to finance asset securitization transactions permitted by this Agreement) consisting of the obligation to repurchase mortgages and related assets or secured by mortgages and related assets in connection with Mortgage Warehouse Facilities;

          (j) Indebtedness of PHH Home Loans, LLC incurred under the PHH Home Loans Intercompany Credit Agreement, in an aggregate principal amount not to exceed $100,000,000;
          (k) Indebtedness of any Subsidiary Borrower incurred under this Agreement;
          (l) guarantees by any Subsidiary of any senior notes issued by the Borrower after the Fourth Amendment Effective Date, it being understood and agreed that a Subsidiary may not enter into any such guarantee unless such Subsidiary has delivered another guarantee of the Borrower’s Obligations under this Agreement in form and substance reasonably satisfactory to the Administrative Agent; and
          (m) Indebtedness incurred in connection with any Servicing Advance Facility entered into with Government-Sponsored Enterprises, in an aggregate principal amount not to exceed $120,000,000.
     Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not incur or issue after the Fourth Amendment Effective Date any Indebtedness for borrowed money which has scheduled or mandatory principal maturities prior to March 31, 2013 (other than (w) Indebtedness incurred pursuant to Sections 6.1(c) (provided that such Indebtedness incurred pursuant to Section 6.1(c) is senior Indebtedness), (g), (h), (i), (j) and (m), (x) in the case of secured Indebtedness, prepayments required from the sale of the applicable collateral, (y) any other Indebtedness requiring prepayments in connection with a change of control offer (and any such change of control shall be incorporated herein and be deemed to be included in the definition of “Change in Control”) and (z) any renewals, extensions or modifications of existing Indebtedness permitted pursuant to this Section 6.1).
     SECTION 6.2. Limitation on Transactions with Affiliates.
          Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or a wholly-owned Subsidiary of the Borrower) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
     SECTION 6.3. Consolidation, Merger, Sale of Assets.
          (a) Neither the Borrower nor any of its Material Subsidiaries (in one transaction or series of transactions) will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, except any merger, consolidation, dissolution or liquidation (i) in which the Borrower is the surviving entity or if the Borrower is not a party to such transaction then a Subsidiary is the surviving entity, (ii) in which the surviving entity becomes a Material Subsidiary of the Borrower immediately upon the effectiveness of such merger, consolidation, dissolution or liquidation or (iii) in connection with a transaction permitted by Section 6.3(b); provided that immediately prior to and on a Pro Forma Basis after giving effect to such transaction no Default or Event of Default has occurred or is continuing.
          (b) Sell or otherwise dispose of (i) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole or (ii) all or substantially all of the assets of PHH Mortgage Corporation and its Subsidiaries, taken as a whole; provided that it is understood for purposes of clarity that this Section 6.3(b) shall not prohibit or limit in any respect transactions in the ordinary course of business of the Borrower or any of its Subsidiaries (including but not limited to asset securitization transactions or similar transactions entered into in the ordinary course of business).
     SECTION 6.4. Limitations on Liens.

          Suffer any Lien on the property of the Borrower or any of the Material Subsidiaries which principally transact business in the United States, except:
          (a) deposits under worker’s compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);
          (b) purchase money Liens granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by such Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;
          (c) Liens upon real and/or personal property, which property was acquired after the Closing Date (by purchase, construction or otherwise) by the Borrower or any of its Material Subsidiaries, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided that no such Lien shall extend to or cover any property of the Borrower or such Material Subsidiary other than the respective property so acquired and improvements thereon;
          (d) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);
          (e) Liens created under any Fundamental Document as contemplated by this Agreement;
          (f) Liens securing Indebtedness of any Material Subsidiary to the Borrower;
          (g) Liens covering only the property or assets of any Special Purpose Vehicle Subsidiary and securing only such Indebtedness of such Special Purpose Vehicle Subsidiary as is permitted under Section 6.1(g) hereof;
          (h) other Liens incidental to the conduct of its business or the ownership of its property and other assets, which do not secure any Indebtedness and did not otherwise arise in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of its property or other assets or materially impair the use thereof in the operation of its business;
          (i) to the extent not otherwise permitted by this Section 6.4, Liens existing on the Fourth Amendment Effective Date listed on Schedule 6.4 hereto and any extensions or renewals thereof;
          (j) Liens securing indebtedness in respect of one or more asset securitization transactions, which indebtedness is not reported on a consolidated balance sheet of the Borrower and its Subsidiaries, covering only the assets securitized in the asset securitization transaction financed by such indebtedness and the capital stock of any special purpose vehicle the sole purpose of which is to effectuate such asset securitization transaction;

          (k) other Liens securing obligations having an aggregate principal amount not to exceed $100,000,000;
          (l) Liens securing Indebtedness permitted by Section 6.1(j);
          (m) Liens on cash of Atrium Insurance Corporation and its successors and assigns in connection with its reinsurance business;
          (n) Liens securing Indebtedness and related obligations of an Asset Securitization Subsidiary in respect of one or more asset securitization transactions, which Indebtedness is reported on a consolidated balance sheet of the Borrower and its Subsidiaries, covering only the assets securitized in the asset securitization transaction financed by such Indebtedness and, if an Asset Securitization Subsidiary is of the type described in clause (i) of the definition of “Asset Securitization Subsidiary”, the capital stock of such Asset Securitization Subsidiary; and
          (o) Liens on mortgages and related assets securing obligations to the extent such obligations are permitted by Section 6.1(i).
     SECTION 6.5. Sale and Leaseback.
          Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions the Borrower or any of its Subsidiaries sells essentially all of its right, title and interest in a material asset and the Borrower or any of its Subsidiaries acquires or leases back the right to use such property except that the Borrower or any of its Subsidiaries may enter into sale-leaseback transactions relating to assets not in excess of $100,000,000 in the aggregate on a cumulative basis, and except (a) the LEAF Trust Transaction; and (b) without limiting the foregoing clause (a), any sale-leaseback transaction entered into in connection with an asset securitization transaction the indebtedness or Indebtedness relating to which is permitted to be secured pursuant to Section 6.4(k) or 6.4(n).
     SECTION 6.6. Consolidated Net Worth.
          Permit Consolidated Net Worth on the last day of any fiscal quarter ended after the Fourth Amendment Effective Date to be less than $1,000,000,000.
     SECTION 6.7. Ratio of Indebtedness To Tangible Net Worth.
          Permit, at any time, the ratio of Indebtedness of the Borrower and its Subsidiaries to Tangible Net Worth to exceed 6.5 to 1.0.
     SECTION 6.8. Accounting Practices.
          Establish a fiscal year ending on other than December 31, or modify or change accounting treatments or reporting practices except as otherwise required or permitted by GAAP.
     SECTION 6.9. Restrictions Affecting Subsidiaries.
          Enter into, or suffer to exist, any Contractual Obligation with any Person, which prohibits or limits the ability of any Material Subsidiary (other than Special Purpose Vehicle Subsidiaries and Asset Securitization Subsidiaries) to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary; provided, however, that this Section 6.9 shall not apply to (A) any restrictions applicable to PHH Home Loans, LLC, pursuant to the PHH Home Loans Mortgage Warehouse Facilities or (B) any restrictions imposed by Applicable Law, including, without limitation, any Applicable Law restricting payment of dividends or other distributions by Atrium Insurance Corporation and its successors and assigns.
     SECTION 6.10. Maintenance of Available Borrowing Capacity.
          Fail to maintain aggregate Available Borrowing Capacity of at least $1,000,000,000 at all times (excluding uncommitted warehouse capacity provided by Government-Sponsored Enterprises), provided that no more than $500,000,000 of such capacity is in respect of facilities that are exclusively gestation facilities.
     SECTION 6.11. Limitation on Negative Pledge Clauses.
          Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than:
          (a) this Agreement and the other Fundamental Documents;
          (b) any agreements governing any purchase money Liens or Capital Lease otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);
          (c) pursuant to customary restrictions and conditions contained in any agreement related to the sale of any property permitted under this Agreement, pending the consummation of such sale, provided that such prohibition or limitation shall only be effective against the assets to be sold;
          (d) leases, licenses and other agreements entered into in the ordinary course of business (other than in connection with or to secure Indebtedness);
          (e) customary non-assignment provisions in contracts;
          (f) restrictions in connection with any Lien permitted under Section 6.4 hereto or any document or instrument governing any such Lien as long as such restrictions apply only to the assets subject to such Liens;
          (g) restrictions pursuant to any existing indenture (as in effect on the Fourth Amendment Effective Date) or future indenture pursuant to which Indebtedness of the Borrower is issued (so long as the restrictions in any future indenture are not materially more restrictive than the terms contained in Section 6.4 of this Agreement (excluding Section 6.4(e), but only to the extent such restrictions allow the Obligations and guarantees thereof to be secured if the securities issued under such indenture are equally and ratably secured therewith), as determined in good faith and certified in writing to the Lenders by the chief financial officer or chief executive officer of the Borrower; provided that, for the avoidance of doubt, to the extent the restrictions in any future indenture for a pari passu obligation limits the use of any carve outs or “baskets” similar to those contained in Section 6.4 of this Agreement (including limitations related to the utilization of such carve outs or “baskets” by other covenants in the indenture), such terms shall not be deemed to be materially more restrictive than the terms contained in Section 6.4 of this Agreement)); and
          (h) restrictions pursuant to agreements whereby the aggregate value of the assets subject to such prohibition or limitation shall not exceed $25,000,000.
     SECTION 6.12. Limitation on Certain Payments and Restricted Payments.

          (a) Prepay or redeem Indebtedness for borrowed money other than:
     (i) the Convertible Notes; provided that if the Borrower prepays or redeems the Convertible Notes prior to February 29, 2012, the Borrower shall have a Minimum Liquidity of $250,000,000 on such prepayment or redemption date and after giving effect thereto, provided further that if the aggregate amount of the Total Extended Revolving Commitment exceeds $550,000,000 at any time, the Minimum Liquidity amount described in this proviso shall be increased by 50% of such excess; and
     (ii) Indebtedness incurred pursuant to Sections 6.1(c), (g), (h), (i), (j) and (m) and this Agreement.
          (b) In the case of the Borrower, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower, or make any other distribution in respect thereof, whether in cash, property or other consideration (the actions described in clause (b), collectively, “Restricted Payments”)
          (c) Notwithstanding the limitations set forth in clauses (a) and (b) above, the Borrower may prepay or redeem Indebtedness for borrowed money and make Restricted Payments otherwise prohibited by clauses (a) and (b) if after giving effect thereto:
               (i) no Loans and no more than $50,000,000 of Letters of Credit are outstanding;
               (ii) the Convertible Notes have been repaid, prefunded, extended or refinanced;
               (iii) the aggregate of unrestricted and unencumbered cash and Cash Equivalents of the Borrower and its Subsidiaries is at least $50,000,000; and
               (iv) no Default or Event of Default shall have occurred and be continuing.
          Notwithstanding the foregoing (x) the Borrower and its Subsidiaries will be permitted to extend the final maturity date of Indebtedness for borrowed money and refinance any such Indebtedness with Indebtedness having substantially similar terms and scheduled maturity dates later than March 31, 2013 and (y) the Borrower may make Restricted Payments at any time that the Borrower has corporate ratings equal to or better than at least two of the following: Baa3 from Moody’s, BBB- from S&P and BBB- from Fitch (in each case with a stable or positive outlook).
7. EVENTS OF DEFAULT
          In the case of the happening and during the continuance of any of the following events (herein called “Events of Default”):
          (a) any representation or warranty made or deemed made by the Borrower or any Subsidiary Borrower in this Agreement or any other Fundamental Document or in connection with this Agreement or the Borrowings (or other extensions of credit) hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made,.deemed made or delivered;

          (b) default shall be made in the payment of any principal of (or Letter of Credit reimbursement obligations) or interest on any Loan or of any fees or other amounts payable by the Borrower or any Subsidiary Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and in the case of payments of interest, such default shall continue unremedied for five Business Days, and in the case of payments other than of any principal amount of or interest on any Loan, such default shall continue unremedied for five Business Days after receipt by the Borrower or any Subsidiary Borrower of an invoice therefor;
          (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.1(c) (with respect to notice of any Default or Event of Default) or Article 6;
          (d) default shall be made by the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any other Fundamental Document and such default shall continue unremedied for thirty (30) days after the Borrower obtains knowledge of such occurrence;
          (e) (i) default in payment shall be made with respect to any Indebtedness or Interest Rate Protection Agreements of the Borrower or any of its Subsidiaries (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness exceeds $25,000,000 (or its equivalent thereof in any other currency) in the aggregate; or (ii) default shall be made with respect to the observance or performance of any other agreement or condition with respect to any Indebtedness or Interest Rate Protection Agreements of the Borrower or any of its Subsidiaries (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness or Interest Rate Protection Agreements exceeds $25,000,000 (or its equivalent thereof in any other currency) in the aggregate, if the effect of such default is to result in the acceleration of the maturity of such Indebtedness or Interest Rate Protection Agreement; or (iii) any other circumstance shall arise (other than the mere passage of time) by reason of which the Borrower or any Subsidiary of the Borrower is required to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness or Interest Rate Protection Agreement (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness or Interest Rate Protection Agreement exceeds $25,000,000 (or its equivalent thereof in any other currency) in the aggregate; provided that clause (iii) shall not apply to secured Indebtedness or Interest Rate Protection Agreement that becomes due as a result of a voluntary sale of the property or assets securing such Indebtedness or Interest Rate Protection Agreement or Indebtedness that is redeemed or repurchased at the option of the Borrower or any of its Subsidiaries or with respect to any Indebtedness that is convertible, in whole or in part, into shares of capital stock of the Borrower and/or cash based on any formula(s) that reference the trading price of shares of capital stock of the Borrower, any payment for settlement (whether in cash or otherwise) upon conversion thereof and provided, further, that clauses (ii) and (iii) shall not apply to any Indebtedness or Interest Rate Protection Agreement of any Subsidiary issued and outstanding prior to the date such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness or Interest Rate Protection Agreement issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower) if such default or circumstance arises solely as a result of a “change of control” provision applicable to such Indebtedness or Interest Rate Protection Agreement which becomes operative as a result of the acquisition of such Subsidiary by the Borrower or any of its Subsidiaries;
          (f) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any Material Subsidiary thereof shall take any action to authorize any of the foregoing;
          (g) any involuntary case, proceeding or other action against the Borrower or any of its Material Subsidiaries shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;
          (h) the occurrence of a Change in Control;
          (i) final judgment(s) for the payment of money in excess of $25,000,000 (or its equivalent thereof in any other currency) shall be rendered against the Borrower or any of its Subsidiaries which within thirty (30) days from the entry of such judgment shall not have been discharged, stayed pending appeal or otherwise satisfied, or which shall not have been discharged or otherwise satisfied within thirty (30) days from the entry of a final order of affirmance on appeal; or
          (j) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of the Borrower or any of its Subsidiaries and shall not have been remedied within 45 days after the occurrence of such Reportable Event, if the occurrence thereof could reasonably be expected to have a Material Adverse Effect;
then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may or, if directed by the Required Lenders, shall take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding. If an Event of Default specified in paragraph (f) or (g) above shall have occurred, the principal of and interest on the Loans and all other amounts payable hereunder or thereunder shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding and the Commitments of the Lenders shall thereupon forthwith terminate.
8. THE ADMINISTRATIVE AGENT AND EACH REVOLVING ISSUING LENDER
     SECTION 8.1. Administration by Administrative Agent.
          The general administration of the Fundamental Documents and any other documents contemplated by this Agreement shall be by the Administrative Agent or its designees as provided for herein. Each of the Lenders hereby appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Fundamental Documents and irrevocably authorizes the Administrative

Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as expressly set forth in the Fundamental Documents and shall have no fiduciary relationship with any Lender. The Administrative Agent may execute any of its duties under this Agreement and the other Fundamental Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     SECTION 8.2. Advances and Payments.
          (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the applicable Lenders, the amount of the Loan to be made by it in accordance with this Agreement. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, unless with respect to any Lender, such Lender has theretofore specifically notified the Administrative Agent that such Lender does not intend to fund that particular Loan. Each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent pursuant to the immediately preceding sentence. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender in accordance with this Section 8.2, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent’s cost of obtaining overnight funds in the New York Federal Funds Market (or such other equivalent source of funds, as determined by the Administrative Agent, in respect of Loans denominated in a currency other than Dollars) for the period until such Lender makes such amount immediately available to the Administrative Agent. Notwithstanding the preceding sentence, if such reimbursement is not made by the second Business Day following the day on which the Administrative Agent shall have made any such amount available on behalf of any Lender or such Lender has indicated that it does not intend to reimburse the Administrative Agent, the Borrower shall immediately pay such unreimbursed advance amount (plus any accrued, but unpaid interest at the rate per annum equal to the interest rate applicable to such Loan) to the Administrative Agent.
          (b) Any amounts received by the Administrative Agent in connection with this Agreement or the Loans the application of which is not otherwise provided for shall be applied, in accordance with each of the Lenders’ pro rata interest therein, first, to pay accrued but unpaid Facility Fees and Utilization Fees, second, to pay accrued but unpaid interest on the Loans, third, to pay the principal balance outstanding on the Loans and fourth, to pay other amounts payable to the Administrative Agent and/or the Lenders. All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to the applicable Lenders, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender’s correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.
     SECTION 8.3. Sharing of Setoffs and Cash Collateral.
          Except to the extent this Agreement (including as described in and amended by the Fourth Amendment) or a court order expressly provides for payments to be allocated to a particular Lender or Lenders, each of the Revolving Lenders agrees that if it shall, through the operation of Section 2.20, Section 2.24(h) or Section 2.24(i) or the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the

United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Revolving Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise obtain payment in respect of its Revolving Credit Loans or participations in Revolving Letters of Credit as a result of which the unpaid portion of its Revolving Credit Loans or Revolving L/C Exposure is proportionately less than the unpaid portion of any of the other Revolving Lenders (any such Lender, a “Benefitted Lender”) (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Revolving Lenders a participation in the Revolving Credit Loans or Revolving L/C Exposure of such other Revolving Lenders, so that the aggregate unpaid principal amount of each of the Revolving Lenders’ Revolving Credit Loans and Revolving L/C Exposure and its participation in Revolving Credit Loans and Revolving L/C Exposure of the other Revolving Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Loans and Revolving L/C Exposure then outstanding as the principal amount of its Revolving Credit Loans and Revolving L/C Exposure prior to the obtaining of such payment was to the principal amount of all Revolving Credit Loans and Revolving L/C Exposure outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Revolving Lenders share such payment pro rata; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
     SECTION 8.4. Notice to the Lenders; Notice of Default.
          Upon receipt by the Administrative Agent from the Borrower of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent will in turn immediately inform the other Lenders in writing of the nature of such communication or of the Event of Default, as the case may be. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
     SECTION 8.5. Liability of the Administrative Agent.
          (a) Neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under, or in connection with, this Agreement or any other Fundamental Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary Borrower or any officer thereof contained in this Agreement or any other Fundamental Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Administrative Agent under, or in connection with, this Agreement or any other Fundamental Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Fundamental Document for any failure of the Borrower and any Subsidiary Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Fundamental Document, or to inspect the properties, books or records of the Borrower of any Subsidiary Borrower.
          (b) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower or any Subsidiary Borrower), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Fundamental Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action . The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Fundamental Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
     SECTION 8.6. Reimbursement and Indemnification.
          Each of the Lenders severally and not jointly agrees (i) to reimburse the Administrative Agent and the Joint Lead Arrangers and their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates, in the amount of its proportionate share (based on its Revolving Credit Percentage on the date on which indemnification is sought), for any reasonable expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other reasonable expense incurred in connection with the administration or enforcement thereof not reimbursed by the Borrower or one of its Subsidiaries; and (ii) to indemnify and hold harmless the Administrative Agent and the Joint Lead Arrangers and any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates, on demand, in the amount of its proportionate share (based on its Revolving Credit Percentage on the date on which indemnification is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrower or one of its Subsidiaries (except such as shall result from the gross negligence or willful misconduct of the Person seeking indemnification as found by a final and nonappealable decision of a court of competent jurisdiction).
     SECTION 8.7. Rights of Administrative Agent.
          It is understood and agreed that JPMorgan Chase Bank shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower as though it were not the Administrative Agent on behalf of the Lenders under this Agreement.
SECTION 8.8. Independent Investigation by Lenders.
          Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Fundamental Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower and its Subsidiaries that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.
     SECTION 8.9. Notice of Transfer.
          The Administrative Agent and the Revolving Issuing Lenders may deem and treat any Lender which is a party to this Agreement as the owner of such Lender’s respective portions of the Loans and Letter of Credit reimbursement rights for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective pursuant to Section 10.3.
     SECTION 8.10. Successor Administrative Agent.
          The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent from among the Lenders, with the consent of the Borrower, which will not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which with the consent of the Borrower, which will not be unreasonably withheld, shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s delivery of notice of resignation, the retiring Administrative Agent’s notice of resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
     SECTION 8.11. Resignation of a Revolving Issuing Lender; Duties of Revolving Issuing Lender.
          (a) Any Revolving Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, such Revolving Issuing Lender shall be discharged from any duties and obligations under this Agreement in its capacity as a Revolving Issuing Lender with regard to Revolving Letters of Credit not yet issued. After any retiring Revolving Issuing Lender’s resignation hereunder as a Revolving Issuing Lender, the provisions of this Agreement shall continue to inure to its benefit as to any outstanding Revolving Letters of Credit or otherwise with regard to outstanding Revolving L/C Exposure and any actions taken or omitted to be taken by it while it was a Revolving Issuing Lender under this Agreement.
          (b) The Revolving Issuing Lender in its capacity as such, shall be entitled to the same rights and standards of care as set forth for the Administrative Agent within Section 9, unless otherwise provided for in this Agreement.
     SECTION 8.12. Syndication Agent and Co-Documentation Agents.
          The Syndication Agent and the Co-Documentation Agents shall not have any duties or responsibility hereunder in their capacity as such.
9. PARENT GUARANTY OF SUBSIDIARY BORROWER OBLIGATIONS
     SECTION 9.1. Guaranty.
          (a) The Borrower hereby unconditionally and irrevocably guaranties to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by any Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations.
          (b) The Borrower further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, any Revolving Issuing Lender or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, any Subsidiary Borrower under this Agreement; provided, however, that the Borrower shall not be liable for the fees and expenses of more than one separate firm for the Lenders or any Revolving Issuing Lender (unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than two separate firms) in connection with any one such action or any separate, but substantially similar or related actions in the same jurisdiction, nor shall the Borrower be liable for any settlement or proceeding effected without the Borrower’s written consent. This Parent Guaranty shall remain in full force and effect until the Subsidiary Borrower Obligations are indefeasibly paid in full and the Commitments are terminated.
          (c) No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Borrower in respect of the Subsidiary Borrower Obligations or payments received or collected from the Borrower in respect of the Subsidiary Borrower Obligations), remain liable for the Subsidiary Borrower Obligations until the Subsidiary Borrower Obligations are indefeasibly paid in full and the Commitments are terminated.
          (d) The Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Parent Guaranty for such purpose.
     SECTION 9.2. No Subrogation.
          Notwithstanding any payment or payments made by the Borrower under this Parent Guaranty, or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or against any collateral security or guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from any Subsidiary Borrower in respect of payments made by the Borrower under this Parent Guaranty, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     SECTION 9.3. Amendments, etc. with respect to the Obligations; Waiver of Rights.
          The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for this Parent Guaranty or any property subject thereto. When making any demand hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Subsidiary Borrower, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Subsidiary Borrower or any release of any Subsidiary Borrower shall not relieve the Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     SECTION 9.4. Parent Guaranty Absolute and Unconditional.
          The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Parent Guaranty or acceptance of this Parent Guaranty; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Parent Guaranty; and all dealings between any Subsidiary Borrower and the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Parent Guaranty. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Subsidiary Borrower or the Borrower with respect to the Subsidiary Borrower Obligations. This Parent Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (a) the validity or enforceability of this Agreement, any of the Subsidiary Borrower Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Subsidiary Borrower or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of a Subsidiary Borrower for its Subsidiary Borrower Obligations, or of the Borrower under this Parent Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guaranty for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guaranty or right of offset, shall not relieve the Borrower of any liability under this Parent Guaranty, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower. This Parent Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrower and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Subsidiary Borrower Obligations and the obligations of the Borrower under this Parent Guaranty shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations.
     SECTION 9.5. Reinstatement.
          This Parent Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

10. MISCELLANEOUS
     SECTION 10.1. Notices.
          (a) Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telecopy, graphic scanning or other telegraphic communications equipment of the sending party hereto, delivered by such equipment) addressed, (i) if to the Administrative Agent or JPMorgan Chase Bank, N.A. to it at 1111 Fannin, 10th floor, Houston, Texas 77002 (Telephone: (713) 750-2947; Telecopy: (713) 374-4312), Attention: Marshella B. Williams, with a copy to Shanida X. Littlejohn, at 1111 Fannin, 10th floor, Houston, Texas 77002 (Telephone: (713) 750-3510; Telecopy: (713) 374-4312), (ii) if to the Canadian Revolving Lender, to it at Attention: John Hall, The Bank of Nova Scotia, WBO Loan Operations, 720 King Street West, 2nd floor, Toronto, Ontario M5V 2T3 (Telecopy: (416) 866-5991), with a copy to the Administrative Agent, (iii) if to the Borrower or any Subsidiary Borrower, to it at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054, Attention: Assistant Treasurer, with a copy to the General Counsel, or (iv) if to a Lender, to it at its address set forth on Schedule 1.1A (or in its Assignment and Acceptance or other agreement pursuant to which it became a Lender hereunder), or such other address as such party may from time to time designate by giving written notice to the Borrower, the Administrative Agent and the Revolving Issuing Lender. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the third Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged, if by any telecopier or telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked written direction from such party. Information required to be delivered hereunder may also be delivered by electronic communication to the extent provided in Section 10.1(b).
          (b) Notices and other communication to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     SECTION 10.2. Survival of Agreement, Representations and Warranties, etc.
          All warranties, representations and covenants made by the Borrower or any Subsidiary Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Loans and the issuance of Letters of Credit herein contemplated regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower or any Subsidiary Borrower making any such statement hereunder.
     SECTION 10.3. Successors and Assigns; Syndications; Loan Sales; Participations.
          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided that neither the Borrower nor any Subsidiary Borrower may assign its respective rights or obligations hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by, or on behalf of, the

Borrower and any Subsidiary Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.
          (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent, the Revolving Issuing Lenders (in respect of the Revolving Commitments), the Canadian Revolving Lender (in respect of the Canadian Revolving Commitment) and the Borrower, which consents shall not be unreasonably withheld or delayed) assign to one or more banks or other financial institutions all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the same portion of the applicable Loans at the time owing to it and the interests in applicable Letters of Credit held by it) provided that (1) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender’s rights and obligations under the Commitment being assigned, (2) the amount of the Revolving Commitment of the assigning Lender subject to each such assignment shall be in a minimum amount of $5,000,000 unless such assignment is an assignment of all of the assigning Lender’s rights and obligations under this Agreement or unless otherwise agreed by the Borrower and the Administrative Agent, (3) any assignee of all or a portion of the Canadian Revolving Commitment or of Canadian Revolving Loans shall be an Eligible Canadian Revolving Lender and (4) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, and from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto, but shall continue to be entitled to the indemnity and expense reimbursement provisions hereof (including, without limitation, Sections 2.16, 2.18, 2.22, 2.24(g), 10.4, 10.5 and 10.15) for the period prior to such Assignment and Acceptance).
          (c) Notwithstanding the other provisions of this Section 10.3, each Lender may at any time without the consent of the Borrower make an assignment of all or any part of its interests, rights and obligations under this Agreement to any Lender or Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee.
          (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by it, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, this Agreement and any other Fundamental Document or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary Borrower or the performance or observance by the Borrower or any Subsidiary Borrower of any of its obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the

Administrative Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Agreement and will perform in accordance with its terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
          (e) The Administrative Agent, on behalf of the Borrower, shall maintain at its address at which notices are to be given to it pursuant to Section 10.1, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and participations in Letters of Credit of, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, any Subsidiary Borrower, the Administrative Agent, the Revolving Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Fundamental Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee and the processing and recordation fee, the Administrative Agent (subject to the right, if any, of the Borrower to require its consent thereto) shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Upon acceptance by the Administrative Agent, Schedule 1.1A shall be deemed to be amended to reflect the information contained in such Assignment and Acceptance.
          (g) Each of the Lenders may without the consent of the Borrower, any Subsidiary Borrower, the Administrative Agent or any Revolving Issuing Lender sell participations to one or more banks or other financial institutions (a “Participant”) in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Commitment and the Loans owing to it and the participations in Letters of Credit held by it); provided that (i) any such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Participant shall not be granted any voting rights under this Agreement, except with respect to matters requiring the consent of each of the Lenders hereunder, (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the Participants shall be entitled to the cost protection provisions contained in Sections 2.15, 2.16, 2.18, 2.22 and 2.24(g) but a Participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive, and (v) the Borrower, any applicable Subsidiary Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation, acting solely for tax purposes as a non-fiduciary agent of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrower or any other Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that the Loans are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such

Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
          (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiary Borrower furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower and such Subsidiary Borrower.
          (i) Each of the Borrower and each Subsidiary Borrower consents that any Lender may at any time and from time to time pledge, or otherwise grant a security interest in, any Loan, including any such pledge or grant to any Federal Reserve Bank, and this Section 10.3 shall not apply to any such pledge or grant; provided that no such pledge or grant shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.
          (j) Each of the Borrower and each Subsidiary Borrower, upon receipt of written notice from the relevant Lender, agrees to issue promissory notes evidencing Loans made hereunder to any Lender requiring promissory notes to facilitate transactions of the type described in paragraph (i) above.
     SECTION 10.4. Expenses.
          Whether or not the transactions hereby contemplated shall be consummated, each of the Borrower and each Subsidiary Borrower agrees to pay all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers in connection with the syndication, preparation, execution, delivery, amendment and administration of this Agreement and the making of the Loans and issuance and administration of the Letters of Credit, including but not limited to the reasonable and invoiced fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, as well as all reasonable and invoiced out-of-pocket expenses incurred by the Lenders and the Administrative Agent in connection with any restructuring or workout of this Agreement or the Letters of Credit or in connection with the enforcement or protection of the rights of the Lenders and the Administrative Agent in connection with this Agreement or the Letters of Credit or any other Fundamental Document, and with respect to any action which may be instituted by any Person against any Lender, any Revolving Issuing Lender or the Administrative Agent in respect of the foregoing, or as a result of any transaction, action or nonaction arising from the foregoing, including but not limited to the fees and disbursements of any counsel for the Lenders or any Revolving Issuing Lender. Such payments shall be made on the date of execution of this Agreement and thereafter promptly on demand. The obligations of each of the Borrower and each Subsidiary under this Section 10.4 shall be joint and several obligations and shall survive the termination of this Agreement and the Commitments, payment of the Loans and expiration of the Letters of Credit for two years.
     SECTION 10.5. Indemnity.
          Further, by the execution hereof, each of the Borrower and each Subsidiary Borrower agrees to indemnify and hold harmless the Agents, the Joint Lead Arrangers, the Revolving Issuing Lenders and the Lenders and their respective directors, officers, employees, affiliates and agents (each, an “Indemnified Party”) from and against any and all expenses (including reasonable fees and disbursements of counsel), losses, claims, damages (including special, exemplary, punitive or consequential damages) and liabilities arising out of any claim, litigation, investigation or proceeding (regardless of whether any such Indemnified Party is a party thereto and including any claim, litigation, investigation or proceeding brought by the Borrower, any Subsidiary Borrower or any of their Affiliates) in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent arising out of or resulting from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification, provided that neither the Borrower nor any Subsidiary

Borrower shall be liable for the fees and expenses of more than one separate firm for all such Indemnified Parties (unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than two separate firms) in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, nor shall the Borrower or any Subsidiary Borrower be liable for any settlement of any proceeding effected without the Borrower’s written consent, and provided, further, that this Section 10.5 shall not be construed to expand the scope of the reimbursement obligations specified in Section 10.4. The obligations of the Borrower and any Subsidiary Borrower under this Section 10.5 shall be joint and several obligations and shall survive the termination of this Agreement and the Commitments, payment of the Loans and the expiration of the Letters of Credit.
     SECTION 10.6. CHOICE OF LAW.
          THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES.
     SECTION 10.7. No Waiver.
          No failure on the part of the Administrative Agent, any Revolving Issuing Lender or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or with regard to the Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
     SECTION 10.8. Extension of Maturity.
          Except as otherwise specifically provided in Article 7, should any payment of principal of or interest on the Loans made hereunder or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
     SECTION 10.9. Amendments, etc. Except as set forth in Section 10.9(b), no modification, amendment or waiver of any provision of this Agreement or any other Fundamental Document, and no consent to any departure by the Borrower or any Subsidiary Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed or consented to in writing by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided that no such modification or amendment shall without the written consent of each Lender affected thereby (x) increase or extend the expiration date of the Revolving Commitment of a Lender or postpone or waive any scheduled reduction in the Revolving Commitments, (y) alter the stated maturity or principal amount of any installment of any Loan, or due date of any Letter of Credit reimbursement obligation or decrease the rate, or extend the date of payment, of interest payable thereon, or decrease the rate at which the Facility Fees the Utilization Fees or letter of credit fees are paid, or extend the date of payment thereof, or (z) waive a default under Section 7(b) with respect to a scheduled principal installment of any Loan or payment of a Letter of Credit reimbursement obligation or scheduled payment of interest or fees; provided further, that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 10.9 (except as provided in Section 10.9(b)) or the definition of Required Lenders or Supermajority Lenders or (iii) release the Borrower from its obligations under the Parent Guaranty. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or any Revolving Issuing Lender hereunder without its prior written consent. No such amendment or modification of the provisions relating solely to the Canadian Revolving Commitment and the extensions of credit thereunder shall be permitted without the prior written consent of the Canadian Revolving Lender; provided that any such amendment or modification shall be permitted upon the written consent of the Canadian Revolving Lender, the Administrative Agent, the Borrower and the Canadian Subsidiary Borrower; provided further, that any amendment or modification of this Agreement not directly affecting the Canadian Revolving Lender, the Canadian Revolving Commitment or the extensions or credit made thereunder shall be permitted without regard to the percentage of the aggregate Commitments constituting the Canadian Revolving Commitment or the extensions of credit outstanding thereunder. No notice to or demand on the Borrower or any Subsidiary Borrower shall entitle the Borrower or such Subsidiary Borrower to any other or further notice or demand in the same, similar or other circumstances.
          (b) This Agreement may be amended without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:
     (i) This Agreement will be amended to designate any Subsidiary of the Borrower as a Subsidiary Borrower upon (w) ten Business Days prior notice to the Lenders (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (x) the execution and delivery by the Borrower, such Subsidiary and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit H (a “Joinder Agreement”), providing for such Subsidiary to become a Subsidiary Borrower, (y) the agreement and acknowledgment by the Borrower and each other Subsidiary Borrower that the Parent Guaranty covers the Obligations of such Subsidiary and (z) the delivery to the Administrative Agent of (1) corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such Subsidiary substantially equivalent to comparable documents delivered on the Closing Date and (2) such other documents with respect thereto as the Administrative Agent shall reasonably request.
     (ii) This Agreement will be amended to remove any Subsidiary as a Subsidiary Borrower upon execution and delivery by the Borrower to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Subsidiary Borrower, cash collateralization of all reimbursement obligations in respect of any Letters of Credit issued for the account of such Subsidiary Borrower and repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement); provided, however, that no such amendment shall affect or limit the Borrower’s obligations under the Parent Guaranty.
     (iii) As soon as practicable and in any event within five Business Days after notice is given pursuant to Section 10(b)(i) designating a Subsidiary as a Subsidiary Borrower hereunder that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that is prohibited by Applicable Law to make extensions of credit to such Subsidiary Borrower (any such Lender, a “Protesting Lender”) shall so notify the Administrative Agent and the Borrower. Upon receipt of such notice and prior to the date that extensions of credit hereunder may be made to such Subsidiary, the Borrower shall, at its sole expense and effort, (A) arrange for an assignment of such Protesting Lender’s Commitments and its interest in any extensions of credit outstanding thereunder or (B) terminate the Commitments of such Protesting Lender; provided that (1) at the request of the Borrower and at the Borrower’s sole expense, such Protesting Lender shall use its commercially reasonable efforts to facilitate an assignment pursuant to subparagraph (A) above and (2) in the event that such Protesting Lender’s Commitments are assigned or terminated pursuant to this Section 10.9(b)(iii), the Borrower shall pay, or shall cause any applicable Subsidiary Borrower to pay, to such Protesting Lender on demand in immediately available funds an amount equal to the principal amount of Loans and/or Letter of Credit reimbursement obligations, accrued interest thereon, accrued fees and all other amounts owed to it by the Borrower or any Subsidiary Borrower hereunder; provided that in the case of an assignment pursuant to subparagraph (A) above, the Borrower and any Subsidiary Borrower shall not be obligated to pay to the Protesting Lender amounts in respect of the principal amount of Loans or any Letter of Credit reimbursement obligations.
SECTION 10.10. Severability.
          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 10.11. SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
          (a) EACH OF THE BORROWER AND EACH SUBSIDIARY BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, A REVOLVING ISSUING LENDER OR A LENDER. EACH OF THE BORROWER AND EACH SUBSIDIARY BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH OF THE BORROWER AND EACH SUBSIDIARY BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 10.1. EACH OF THE BORROWER AND EACH SUBSIDIARY BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT, EACH REVOLVING ISSUING LENDER AND THE LENDERS. FINAL JUDGMENT AGAINST THE BORROWER AND EACH SUBSIDIARY BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION,

PROVIDED THAT THE ADMINISTRATIVE AGENT OR A REVOLVING ISSUING LENDER OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE BORROWER AND EACH SUBSIDIARY BORROWER OR ANY OF THEIR RESPECTIVE ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE BORROWER, ANY SUBSIDIARY BORROWER OR SUCH ASSETS MAY BE FOUND.
          (b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 10.11(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.
          (C) EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; PROVIDED THIS WAIVER SHALL NOT APPLY TO ANY OBLIGATIONS OF THE BORROWER AND EACH SUBSIDIARY BORROWER UNDER SECTION 10.5 OR ANY OTHER INDEMNIFICATION OR SIMILAR PROVISION UNDER ANY FUNDAMENTAL DOCUMENT TO WHICH THE BORROWER OR ANY SUBSIDIARY BORROWER IS A PARTY.
     SECTION 10.12. Headings.
          Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
     SECTION 10.13. Execution in Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
     SECTION 10.14. Entire Agreement.
          This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into among the Borrower, the Canadian Subsidiary Borrower, the Administrative Agent or any Lender (other than the provisions of the letter agreements dated May 12, 2010, among the Borrower, the Agents and the Joint Lead Arrangers, relating to fees and expenses and syndication issues) prior to the execution of this Agreement which relate to Loans to be made or the Letters of Credit to be issued hereunder shall be replaced by the terms of this Agreement.
     SECTION 10.15. Foreign Currency Judgments.

          (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender (or agent acting on its behalf) or the Administrative Agent could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which final judgment is given.
          (b) The obligations of the Borrower in respect of any sum due hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with this Agreement (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by any Lender (or agent acting on its behalf) (the “Applicable Creditor”) of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to the Borrower. The obligations of the Borrower contained in this Section 10.15 shall survive the termination of this Agreement and the Commitments, the expiration of the Letters of Credit and the payment of all amounts owing hereunder. Each Borrower shall repay each Loan made to it, and interest thereon, in the Currency in which such Loan is denominated.
     SECTION 10.16. Language.
          The parties hereto have agreed that this Agreement as well as any document or instrument relating thereto be drawn up in English only.

     SECTION 10.17. Confidentiality.
          Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to Transferee of such Lender or prospective Transferee which agrees to comply with the provisions of this Section 10.17, (c) to any of its and its Affiliates’ employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any governmental or regulatory authority having jurisdiction over it or its Affiliates, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.17, (h) was in the Administrative Agent’s or such Lender’s possession prior to its being furnished to the Administrative Agent or such Lender or becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than the Borrower, any of its Subsidiaries or any of their respective agents, provided that the source of such information was not known by the Administrative Agent or such Lender to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Borrower or any other party with respect to such information, (i) is independently developed by the Administrative Agent or such Lender without use or reference to such information, (j) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (k) in connection with the exercise of any remedy hereunder or under any other Fundamental Document.
     SECTION 10.18. USA PATRIOT Act.
          Each Lender hereby notifies the Borrower and each Subsidiary Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and any Subsidiary Borrower which information includes the name and address of the Borrower and/or such Subsidiary Borrower other information that will allow such Lender to identify the Borrower and/or such Subsidiary Borrower in accordance with the Act. The Borrower and each Subsidiary Borrower shall promptly provide such information upon request by any Lender. In connection therewith, each Lender hereby agrees that the confidentiality provisions set forth in Section 10.17 shall apply to any non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Section 10.18.
     SECTION 10.19. No Fiduciary Duty.
          Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and each Subsidiary Borrower and their respective stockholders and/or its affiliates. The Borrower and each of the Subsidiary Borrowers agree that nothing in this Agreement or the other Fundamental Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower and each of the Subsidiary Borrowers, their respective stockholders or their affiliates, on the other. The Borrower and each of the Subsidiary Borrower acknowledge and agree that (i) the transactions contemplated by this Agreement and the other Fundamental Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and each of the Subsidiary Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or the Subsidiary Borrowers, their respective stockholders or their affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any Subsidiary Borrower or their respective stockholders or their Affiliates on other matters) or any other obligation to the Borrower or any Subsidiary Borrower except the obligations expressly set forth in the Agreement and the other Fundamental Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any Subsidiary Borrower, their respective management, stockholders, creditors or any other Person. Each of the Borrower and each of the Subsidiary Borrowers acknowledges and agrees that the Borrower and each of the Subsidiary Borrowers have consulted their own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Borrower and each of the Subsidiary Borrowers agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any Subsidiary Borrower, in connection with such transaction or the process leading thereto.

Schedule 1.1A
REVOLVING COMMITMENTS AND CANADIAN REVOLVING COMMITMENT

Non-
	Extended		Extended
	Revolving		Revolving
Revolving Lender	Commitment[1]		Commitment
JPMorgan Chase Bank, N.A.	$	[***]
Citibank, N.A.	$	[***]
Bank of America, N.A.	$	[***]
Wells Fargo Bank, National Association	$	[***]
The Royal Bank of Scotland plc	$	[***]
The Royal Bank of Scotland N.V.	$	[***]
Deutsche Bank AG New York Branch	$	[***]
Manufacturers & Traders Trust Company	$	[***]
Barclays Bank PLC	$	[***]
Royal Bank of Canada	$	[***]
The Bank of New York Mellon	$	[***]
CIBC World Markets Corp.	$	[***]
WestLB AG, New York Branch	$	[***]
Goldman Sachs Lending Partners	$	[***]
The Bank of Nova Scotia (Canadian Revolving Commitment)	$	[***]
Bank of Montreal			$	[***]
Calyon New York Branch			$	[***]
HSBC Bank USA, N.A.			$	[***]
UBS Loan Finance LLC			$	[***]
Mizuho Corporate Bank, Ltd.			$	[***]
The Northern Trust Company			$	[***]
First Commercial Bank New York Agency			$	[***]
Bank of Communications, New York Branch			$	[***]
Total		$525,000,000		$280,000,000

[1]	After giving effect to the reduction of the Revolving Commitments and Canadian Revolving Commitment pursuant to Section 5 of the Fourth Amendment.

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5.1(c)
Existing Mortgage Warehouse Facilities
PHH Mortgage Corporation, as borrower

		Amount Drawn as of
Lender	Amount of Facility	5/31/10		Maturity Date
The Royal Bank of Scotland plc[2]	$1,500,000,000	$	[***]	6/24/10
Credit Suisse First Boston Mortgage Capital, LLC	$350,000,000	$	[***]	5/25/2011
Fannie Mae[3]	$3,030,000,000	$	[***]	5/25/2011
Manufacturers and Traders Trust Company	$1,000,000	$	[***]	6/30/2011
PHH Home Loans, as borrower

		Amount Drawn as of
Lender	Amount of Facility	5/31/10		Maturity Date
Credit Suisse First Boston Mortgage Capital, LLC	$150,000,000	$	[***]	5/25/2011
Manufacturers and Traders Trust Company	$1,000,000	$	[***]	6/30/2011
Ally Bank	$150,000,000	$	[***]	4/7/2011

[2]	As of June 25, 2010, the facility amount shall be $800M. The maturity date of the amended facility is June 24, 2011.

[3]	Fannie Mae retains a unilateral right to terminate facility at any time upon notice to PHH Mortgage Corporation.

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

NE Moves Mortgage, LLC, a wholly owned subsidiary of PHH Home Loans, LLC as borrower

		Amount Drawn as of
Lender	Amount of Facility	5/31/10	Maturity Date
Manufacturers and Traders Trust Company	$1,000,000	$ [***]	6/30/2011
RMR Financial, LLC, a wholly owned subsidiary of PHH Home Loans, LLC as borrower

		Amount Drawn as of
Lender	Amount of Facility	5/31/10	Maturity Date
Manufacturers and Traders Trust Company	$1,000,000	$ [***]	6/30/2011
Axiom Financial, LLC, a wholly owned subsidiary of PHH Home Loans, LLC as borrower

		Amount Drawn as of
Lender	Amount of Facility	5/31/10	Maturity Date
Manufacturers and Traders Trust Company	$1,000,000	$ [***]	6/30/2011
Landover Mortgage, LLC, as borrower

		Amount Drawn as of
Lender	Amount of Facility	5/31/10	Maturity Date
Bank of America, N.A	$10,000,000	$ [***]	10/29/2010
Existing Servicing Advance Facilities
PHH Mortgage Corporation, as borrower

		Amount Drawn as of
Lender	Amount of Facility	5/31/10	Maturity Date
Fannie Mae	$80,000,000	$ [***]	N/A

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 6.1
Existing Material Subsidiary Indebtedness4
PHH Corporation
Senior Notes due 2013
Indenture dated as of November 6, 2000 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Supplemental Indenture No. 1 dated as of November 6, 2000 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Supplemental Indenture No. 2 dated as of January 30, 2001 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Supplemental Indenture No. 3 dated as of May 30, 2002 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Convertible Notes due 2012
Indenture dated as of April 2, 2008, by and between PHH Corporation and The Bank of New York, as Trustee.
Convertible Notes due 2014
Indenture dated as of September 29, 2009, by and between PHH Corporation and The Bank of New York Mellon, as Trustee.
Chesapeake Funding, LLC
Amended and Restated Base Indenture dated as of December 17, 2008 among Chesapeake Finance Holdings LLC, as Issuer, and JP Morgan Chase Bank, N.A., as Indenture Trustee.
Series 2009-1 Indenture Supplement, dated as of June 9, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.
Series 2009-2 Indenture Supplement, dated as of September 11, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.
Series 2009-3 Indenture Supplement, dated as of November 18, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.

[4]	As of the Fourth Amendment Effective Date, the Material Subsidiaries of the Borrower are: PHH Mortgage Corporation, Atrium Insurance Corporation, D. L. Peterson Trust, Chesapeake Funding, LLC, Chesapeake Finance Holdings, LLC, and PHH Vehicle Management Services, LLC (d/b/a PHH Arval).

Series 2009-4 Indenture Supplement, dated as of December 18, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.
Series 2010-1 Indenture Supplement dated as of December 17, 2008, among Chesapeake Funding, LLC as issuer, PHH Vehicles Management Services, LLC, a wholly-owned subsidiary of the Company, as administrator, JPMorgan Chase Bank N.A. as administrative agent, certain non-conduit purchasers, certain CP conduit purchaser groups, funding agents for the CP conduit purchaser groups and certain Class B Note Purchasers
PHH Mortgage Corporation
Second Amended and Restated Master Repurchase Agreement, dated as of June 25, 2010, between PHH Mortgage Corporation, as seller, and The Royal Bank of Scotland plc, as buyer and agent
Master Repurchase Agreement, dated May 26, 2010, by and among PHH Mortgage Corporation, as seller, PHH Corporation, as guarantor, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer
Letter Agreement dated February 9, 2010 constituting Amendment No. 7 of the Master Agreement and Contract (No. MP04311) between PHH Mortgage Corporation and Fannie Mae (“Service Advance Early Reimbursement Mechanics”)
Sooner Than Pooled Agreement dated March 12, 2009 between PHH Mortgage Corporation and Fannie Mae
As Soon As Pooled Plus Agreement dated January 8, 2008 between PHH Mortgage Corporation and Fannie Mae
Second Amendment dated May 30, 2010 to the Credit Agreement dated December 17, 2008 between PHH Mortgage Corporation and Manufacturers and Traders Trust Company as amended

Schedule 6.4
Existing Liens
NONE

EXHIBIT A-1
OPINION OF IN-HOUSE COUNSEL

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
June 25, 2010
JPMorgan Chase Bank, N.A.,
     as Administrative Agent and
     the Lenders party to the Credit Agreement as of the date hereof
270 Park Avenue
New York, New York 10017
          Re:     PHH Corporation
Ladies and Gentlemen:
     I, William F. Brown, am the Senior Vice President, General Counsel and Corporate Secretary of PHH Corporation, a Maryland corporation (the “Borrower”) and am familiar with the Borrower’s wholly-owned subsidiary, PHH Vehicle Management Services Inc., a Canadian corporation (the “Canadian Subsidiary Borrower”, and together with the Borrower, the “Loan Parties”). I am rendering this opinion in such capacity in connection with the preparation, execution and delivery of the Fourth Amendment, dated as of June 25, 2010 (the “Fourth Amendment”) to the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006 (as previously amended, the “Existing Credit Agreement”; as amended by the Fourth Amendment, the “Credit Agreement”), among the Borrower, the Canadian Subsidiary Borrower, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and certain other agreements, instruments and documents related to the Credit Agreement. This opinion is being delivered pursuant to Section 7(ii)(A) of the Fourth Amendment.
     In connection herewith, I, or the attorneys over whom I exercise supervision, have examined the following:
          (a) the Fourth Amendment;
          (b) the Credit Agreement;
          (c) a copy of the Amended and Restated Articles of Incorporation of the Borrower (the “Articles of Incorporation”) (as amended and restated), certified by the Department of Assessments and Taxation of the State of Maryland as of June 4, 2010;
          (d) a copy of the Amended and Restated By-laws of the Borrower (the “By-laws” and, together with the Articles of Incorporation, the “Organizational Documents”);

          (e) a copy of certain resolutions of the Board of Directors of the Borrower adopted on June 15, 2010;
          (f) a certificate, dated June 7, 2010, and a facsimile bringdown thereof, dated as of the date hereof, from the Department of Assessments and Taxation of the State of Maryland, certifying the Borrower’s existence and good standing in the State of Maryland;
          (g) copies of all indentures, mortgages, deeds of trust, agreements and other instruments to which the Borrower is a party; and
          (h) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
     Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. In addition, as used herein:
     “MGCL” means the General Corporation Law of the State of Maryland.
     “Transaction Agreements” means, collectively, the Fourth Amendment and the Credit Agreement.
     In connection with rendering this opinion letter, I have examined, or caused to be examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being a true copy of each Transaction Agreement. I have also examined, or caused to be examined, originals, or copies certified to my satisfaction, of such other documents, certificates and instruments which I have deemed necessary or appropriate in connection with this opinion. As to matters of fact, I have examined and relied upon representations, warranties and covenants of parties to the above documents contained therein and, where I have deemed appropriate, representations or certifications of officers of parties to the Transaction Agreements or public officials. In rendering this opinion letter, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies.
     Where my opinion relates to my “knowledge,” such knowledge is based upon my examination of the records, documents, instruments and certificates enumerated or described above and the actual contemporaneous knowledge of other in-house attorneys who are currently involved in legal representation of the Borrower in connection with the Transaction Agreements. I have not examined any records of any court, administrative tribunal or other similar entity in connection with my opinion.
     Based upon the foregoing, but subject to the assumptions, exceptions, qualifications and limitations herein expressed, I am of the opinion that:
     1. The Borrower is duly organized, validly existing, in good standing and authorized to exercise all the powers recited in its Articles of Incorporation and to transact business in Maryland under the MGCL.

     2. The Borrower is duly qualified or licensed as a foreign corporation, in good standing, in every jurisdiction in which the nature of the business in which it is engaged or the nature of its property or other assets makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not materially and adversely affect its business, operations, property, other assets or condition (financial or otherwise).
     3. The Borrower has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party under the MGCL. The execution and delivery of each of the Transaction Agreements to which it is a party and the consummation by the Borrower of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Borrower under the MGCL. Each of the Transaction Agreements has been duly executed and delivered by the Borrower under the MGCL.
     4. The execution and delivery by the Borrower of each of the Transaction Agreements to which it is a party and the performance by the Borrower of its obligations under each of the Transaction Agreements, each in accordance with its terms, do not (i) contravene any provision of law, statute, rule or regulation to which the Borrower is subject, or any judgment, decree, order, award, franchise or permit applicable to the Borrower, (ii) conflict with the Organizational Documents of the Borrower, (iii) constitute a violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower may be subject or (iv) cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower may be subject.
     I understand that you are separately receiving opinions with respect to certain of the foregoing assumptions from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Loan Parties, and Blake, Cassels & Graydon LLP, special counsel to the Canadian Subsidiary Borrower, and I am advised that such opinions contain qualifications. I express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.
     I am admitted to practice in the State of Maryland, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of Maryland. I do not express any opinion with respect to any other matter other than as expressly set forth above, and no other opinion is intended to be implied inferred herefrom. The opinions expressed herein are given as other date hereof and I undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.
     This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and for the benefit of any entities to which you sell or assign all or a portion of your interests in the Loans made pursuant to the Credit Agreement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without my prior written consent.

Very truly yours,

William F. Brown
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT A-2
OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE NEW YORK 10036-6522 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 25, 2010	FIRM/AFFILIATE OFFICES

BOSTON
CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
SAN FRANCISCO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SAO PAULO
SHANGHAI
SINGAPORE
SYDNEY
TOKYO
TORONTO
VIENNA
JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders party to the Credit Agreement as of the date hereof 270 Park Avenue New York, New York 10017
          Re:     PHH Corporation
Ladies and Gentlemen:
          We have acted as special counsel to PHH Corporation, a Maryland corporation (the “Borrower”) and PHH Vehicle Management Services Inc., a Canadian corporation (the “Canadian Subsidiary Borrower”, and together with the Borrower, the “Loan Parties”), in connection with the preparation, execution and delivery of the Fourth Amendment, dated as of the date hereof (the “Fourth Amendment”) to the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006 (as previously amended, the “Existing Credit Agreement”; as amended by the Fourth Amendment, the “Credit Agreement”), among the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and certain other agreements, instruments and documents related to the Credit Agreement. This opinion is being delivered pursuant to Section 7(ii)(B) of the Fourth Amendment.
          In our examination we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Loan Parties and their respective officers and other representatives and of public officials, including the facts and conclusions set forth therein.
          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
          (a) the Credit Agreement;
          (b) the Fourth Amendment;
          (c) the certificate of William F. Brown, Senior Vice President, General Counsel and Corporate Secretary of the Borrower, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Company’s Certificate”); and

          (d) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
          We express no opinion as to the laws of any jurisdiction (including, without limitation, the laws of the State of Maryland and Canada and the effect thereof on the opinions herein stated) other than (i) the Applicable Laws of the State of New York and (ii) the Applicable Laws of the United States of America (including, without limitation, Regulations U and X of the Federal Reserve Board).
          Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement. The Fourth Amendment and the Credit Agreement shall hereinafter be referred to collectively as the “Transaction Agreements.” “Applicable Laws” shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York or the Applicable Laws of the United States of America. “Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule I to the Company’s Certificate.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
          1. Each of the Transaction Agreements constitutes the valid and binding obligation of each of the Loan Parties enforceable against each Loan Party in accordance with its terms under the Applicable Laws of the State of New York.
          2. Neither the execution, delivery or performance by each of the Loan Parties of the Transaction Agreements nor the compliance by each Loan Party with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.
          3. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by any of the Loan Parties or the enforceability of any of the Transaction Agreements against any Loan Party except those Governmental Approvals set forth in Schedule II to the Company’s Certificate.
          4. Neither the execution, delivery or performance by any Loan Party of its obligations under the Transaction Agreements nor compliance by any Loan Party with the terms thereof will contravene any Applicable Order to which any Loan Party is subject.

          5. No Loan Party is and, solely after giving effect to the transactions contemplated by the Transaction Agreements, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          Our opinions are subject to the following assumptions and qualifications:
          (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
          (b) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Loan Parties to the extent expressly set forth herein) enforceable against such other party in accordance with its terms;
          (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Loan Parties to the extent expressly set forth herein) to the Transaction Agreements with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Loan Parties to the extent expressly set forth herein);
          (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Credit Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);
          (e) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transactions contemplated thereby;
          (f) we express no opinion on the enforceability of any provision in the Credit Agreement purporting to prohibit, restrict or condition the assignment of rights under such agreement to the extent such restriction on assignability is ineffective pursuant to the Uniform Commercial Code;
          (g) in the case of Article 9 of the Credit Agreement (the “Guaranty”), certain of the provisions in the Credit Agreement, including waivers, with respect to the Guaranty are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Guaranty, taken as a whole;
          (h) we express no opinion as to the enforceability of Section 9.4 of the Credit Agreement to the extent that the same provides that the obligations of the Borrower are absolute and unconditional irrespective of the value, genuineness, regularity or enforceability of the Credit Agreement or the effect thereof on the opinions herein stated;
          (i) we express no opinion as to the enforceability of any section of the Transaction Agreements to the extent it purports to waive any objection a person may have that a suit,

action or proceeding has been brought in an inconvenient forum or a forum lacking subject matter jurisdiction;
          (j) we have assumed that all conditions precedent contained in Section 7 of the Fourth Amendment, which conditions require the delivery of documents, evidence or other items satisfactory in form, scope and/or substance to the Administrative Agent or the satisfaction of which is otherwise in the discretion or control of the Administrative Agent have been, or contemporaneously with the delivery hereof will be, fully satisfied or waived;
          (k) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;
          (l) with respect to the enforceability of all obligations under the Transaction Agreements, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. We do not express any opinion as to the enforceability of the provisions of the Transaction Agreements providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under the Transaction Agreements from a court judgment in another currency;
          (m) in rendering the opinions expressed above we have also assumed, without independent investigation or verification of any kind, that the choice of New York law to govern the Transaction Agreements, which are stated therein to be governed thereby, is legal and valid under the laws of other applicable jurisdictions and that insofar as any obligation under any of the Transaction Agreements is to be performed in any jurisdiction outside the United States of America its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;
          (n) we express no opinion with respect to any provision of the Transaction Agreements to the extent it authorizes or permits any purchaser of a participation interest or any Affiliate of any Lender or the Administrative Agent to set-off or apply any deposit, property or indebtedness or the effect thereof on the opinions contained herein;
          (o) we express no opinion with respect to Sections 2.24(c) and 2.25(c) of the Credit Agreement to the extent it excuses the issuer of a letter of credit from liability to the extent such provision is unenforceable pursuant to Section 5.103 of the Uniform Commercial Code; and
          (p) we have assumed that the Existing Credit Agreement continues to constitute the valid and binding obligation of each party thereto, enforceable against such party in accor-

dance with its terms immediately prior to the amendment thereof and our delivery of this opinion to you.
          In rendering the foregoing opinions, we have assumed, with your consent, that:
          (a) the Borrower is validly existing and in good standing as a corporation under the laws of the State of Maryland;
          (b) the Canadian Subsidiary Borrower is validly existing and in good standing as a corporation under the laws of Canada;
          (c) each Loan Party has the power and authority to execute, deliver and perform all of its respective obligations under each of the Transaction Agreements to which it is a party and the execution and delivery of each of the Transaction Agreements and the consummation by such Loan Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of each such Loan Party, and each of the Transaction Agreements has been duly authorized, executed and delivered by each Loan Party;
          (d) the execution, delivery and performance of any of its obligations under the Transaction Agreements does not and will not conflict with, contravene, violate or constitute a default under (i) the organizational documents of any Loan Party, (ii) any lease, indenture, instrument or other agreement to which any Loan Party or its property is subject, (iii) any rule, law or regulation to which any Loan Party is subject (other than Applicable Laws of the State of New York and Applicable Laws of the United States of America as to which we express our opinion in paragraph 2 herein) or (iv) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 4 herein); and
          (e) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 3 herein) is required to authorize or is required in connection with the execution and delivery by or enforceability against any Loan Party of any Transaction Agreement to which it is a party or the transactions contemplated thereby.
          We understand that you are separately receiving opinions, with respect to certain of the foregoing assumptions from William F. Brown, Senior Vice President, General Counsel and Corporate Secretary of the Borrower and Blake, Cassels & Graydon LLP, special counsel to the Canadian Subsidiary Borrower, and we are advised that such opinions contain qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

          This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours,

EXHIBIT A-3
OPINION OF BLAKE, CASSELS & GRAYDON LLP

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street
Suite 2800, Commerce Court West Toronto ON M5L 1A9 Canada
Tel: 416-863-2400 Fax: 416-863-2653

June 25, 2010	Reference: 33479/400
JPMorgan Chase Bank, N.A., as
Administrative Agent, and the Lenders
under the Credit Agreement
referred to below
New York, NY, USA
Ladies and Gentlemen:
Re: Credit Facilities for PHH Vehicle Management Services Inc.
          We have acted as Ontario counsel to PHH Vehicle Management Services Inc. (the “Canadian Borrower”) in connection with the transactions contemplated by the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006, as amended through the Fourth Amendment dated as of the date hereof (the “Fourth Amendment”, and such credit agreement as so amended being referred to herein as the “Credit Agreement”) among, inter alia, PHH Corporation, as Borrower, the Canadian Borrower, as Canadian Subsidiary Borrower, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms not otherwise defined in this opinion have the meanings given them in the Credit Agreement.
          In connection with this opinion, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction, of the following documents (which, unless otherwise provided, are dated as of the date hereof):
1.	the Credit Agreement;

2.	a certificate of an officer of the Canadian Borrower as to certain factual matters (the “Officer’s Certificate”); and

3.	such other documents, records, and certificates as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation or amalgamation, the by-laws, certain resolutions of the
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directors’ or shareholders’ of the Canadian Borrower relating to the Credit Agreement and a certificate of compliance dated June 24, 2010, with respect to the Canadian Borrower. We have relied exclusively upon these documents without independent investigation for the purpose of providing our opinions expressed below.
          In such examinations, we have assumed with your permission and without independent investigation:
(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(e)	all facts set forth in the Officer’s Certificate are complete, true and accurate;

(f)	the Credit Agreement has been duly authorized, executed and delivered by and is enforceable in accordance with its terms against each party to it, other than the Canadian Borrower;

(g)	the terms of the Credit Agreement will be interpreted and understood under their governing law to have the same meaning and content as they would under the laws of the Province (as defined below).
          We have further assumed that each party to any agreement or instrument referred to herein, other than the Canadian Borrower, has all necessary power and authority to execute and deliver such agreement or instrument and to do all such acts and things as are required or contemplated to be done thereby.
          For greater certainty, a specific assumption, limitation or qualification in this opinion letter is not to be interpreted to restrict the generality of an assumption, limitation or qualification expressed in general terms that includes the subject matter of the specific assumption, limitation or qualification.
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          We are qualified to practice law in the Province of Ontario (the “Province”) and we express no opinion herein as to any laws, or matters governed by any laws, other than the laws of the Province and the federal laws of Canada applicable therein. Without limiting the foregoing, since the Credit Agreement is governed by the laws of the State of New York, we express no opinion regarding the enforceability of the Credit Agreement.
          Based upon and subject to the foregoing and subject to the qualifications contained herein, we are of the opinion that:
1.	The Canadian Borrower is a corporation existing under the Canada Business Corporations Act and has not been dissolved, and the Canadian Borrower has the corporate power to enter into and perform its obligations under the Credit Agreement.

2.	The execution and delivery of the Fourth Amendment and performance by the Canadian Borrower of the Credit Agreement and the consummation of the transactions contemplated therein have been authorized by all necessary corporate action on the part of the Canadian Borrower.

3.	The execution and delivery of the Fourth Amendment and performance by the Canadian Borrower of the Credit Agreement do not constitute or result in a violation or breach of or a default under:
(a)	its certificate and articles of incorporation;

(b)	its by-laws; or

(c)	any law, rule or regulation having the force of law in the Province.
4.	No authorization, consent or approval of, or filing, registration, qualification or recording with any Governmental Authority having jurisdiction in the Province is required in connection with the execution and delivery of the Fourth Amendment or performance by the Canadian Borrower of the Credit Agreement.

5.	The Fourth Amendment has been duly executed by the Canadian Borrower in compliance with the laws of the Province and with the provisions of its certificate and articles of incorporation and its by-laws.

6.	In any proceeding in a court of competent jurisdiction in the Province (a “Court”) for the enforcement of the Credit Agreement, the Court would apply the law of the State of New York in accordance with the parties’ choice of the law of State of New York in the Credit Agreement,
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to all issues that under the laws of the province are to be determined in accordance with the proper law of a contract, provided that:
(a)	the choice of the law of the State of New York is bona fide and legal and there is no reason for avoiding the choice of law on the grounds of public policy, as these criteria are interpreted and applied under laws of the Province (“public policy”); and

(b)	in any such proceeding, and notwithstanding the parties’ choice of law, the Court:
(i)	will not take judicial notice of the provisions of the law of the State of New York, but will only apply these provisions if they are pleaded and proven to its satisfaction by expert testimony;

(ii)	will apply the laws of the Province (“Provincial law”) that under Provincial law would be characterized as procedural and will not apply any law of the State of New York that under Provincial law would be characterized as procedural;

(iii)	will apply Provincial laws that have overriding effect; and

(iv)	will not apply (directly or indirectly) any law of the State of New York that under Provincial law would be characterized as a foreign revenue, penal, expropriatory or other public law or if its application would be contrary to public policy.
7.	A Court would give a judgment based upon a final and conclusive in personam judgment of the court of the State of New York obtained in favour of the Lenders against the Canadian Borrower for a sum certain with respect to a claim pursuant to the Credit Agreement, without reconsideration of the merits:
(a)	provided that:
(i)	the New York court had jurisdiction over the Canadian Borrower, as recognized under Provincial law;

(ii)	the action to enforce the judgment is commenced within the relevant limitation period under applicable law; and

(iii)	the judgment is subsisting and unsatisfied and not impeachable as void or voidable under the laws of the State of New York; and
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(b)	subject to the following defences:
(i)	the judgment is obtained by fraud or in a manner contrary to natural justice;

(ii)	the judgment is directly or indirectly for a claim in respect of any law of any jurisdiction which under Provincial law would be characterized as a foreign revenue, penal, expropriatory or other public law;

(iii)	the judgment is contrary to principles of public policy in the Province; and

(iv)	the judgment is contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes.
          This opinion is furnished to you solely for the benefit of each addressee for the purpose of the transaction contemplated herein and may not be relied upon by any other person or for any other purpose without our prior written consent. The opinions expressed herein are provided solely on the basis of the laws of the Provinces of Ontario as in effect on the date hereof, and we do not undertake any duty to update you as to any future changes in such laws.

Yours truly,

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EXHIBIT B
FORM OF ASSIGNMENT AND ACCEPTANCE
          Reference is hereby made to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation, (the “Borrower”), PHH Vehicle Management Services Inc., (the “Canadian Subsidiary Borrower”), the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This Assignment and Acceptance, between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof, the “Effective Date”).1
          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, the interest(s) set forth on Schedule I hereto (the “Assigned Interest(s)”) in and to all or a portion of the Assignor’s rights and obligations under the Credit Agreement with respect to its Commitment(s) under the Credit Agreement and its Loan(s) in respect of such Commitment(s), as are set forth on Schedule I hereto, in the amount(s) as are set forth on Schedule I hereto, provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor’s rights under Section 2.16 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of Sections 10.4 and 10.5 of the Credit Agreement.
          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary Borrower, or the performance or observance by the Borrower or any Subsidiary Borrower of any of their obligations under the Credit Agreement or any Fundamental Document or any other instrument or document furnished pursuant thereto.
          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to

[1]	See Section 10.3(b) of the Credit Agreement. Such date shall not be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent.

Sections 5.1(a) and 5.1(b) thereof (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.4 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by a Governmental Authority certifying as to the Assignee’s exemption from withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.
          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.3 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent of the executed Assignment and Acceptance).
          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
          6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Fundamental Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.
          8. This Assignment and Acceptance may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers specified on Schedule I hereto.

Schedule I
          Schedule I to Assignment and Acceptance respecting the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006, among PHH Corporation, PHH Vehicle Management Services Inc., the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.
Legal Name of Assignor: ___________________________
Legal Name of Assignee: ___________________________
Effective Date of Assignment: _______________________
IF THE ASSIGNOR IS ASSIGNING ITS
COMMITMENT(S) AND ITS LOAN(S)

Assignor’s Commitment(s) (without giving effect to any assignments thereof which have not yet become effective):	____________

The outstanding balance of the Loan(s) owing to Assignor (unreduced by any assignments thereof which have not yet become effective):	____________

Dollar Equivalent Amount of the Assignor’s Commitment(s) Assigned (including a proportionate share of the Loan(s) owing to Assignor; for Revolving Commitments, must be a Dollar Equivalent Amount of $5,000,000 or more):
____________

(i)	Principal Dollar Equivalent Amount:	____________

(ii)	Interest Rate Type:

(iii)	Interest Period and last day thereof:

(iv)	Dollar Equivalent Amount of such Loan being assigned (must be a Dollar Equivalent Amount of $5,000,000 or more)	____________

(v)	Type of Currency of Loan
Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent	________________________________, as Assignor

By:		By
	Name:		Name:
	Title:		Title:

[[JPMORGAN CHASE BANK, N.A.], as Revolving Issuing Lender] [THE BANK OF NOVA SCOTIA, as Canadian Issuing Lender]	________________________________, as Assignee

By:		By
	Name:		Name:
	Title:		Title:
Consented To:
PHH CORPORATION

By:
Name:
Title:

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
[PERIOD END                     ]
[Date]1
I, [           ] hereby certify:
     1. I am the duly elected and authorized [Chief Financial Officer or Vice President responsible for financial administration or Chief Accounting Officer] of PHH Corporation, a Maryland corporation (the “Company”).
     2. I am familiar with the terms and conditions of the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006, among the Company, PHH Vehicle Management Services Inc., the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”);
     3. The attached financial statements of the Company and its Subsidiaries for the end of the fiscal period referred to above have been prepared from the books of the Company and its Subsidiaries in accordance with the generally accepted accounting principles used in the preparation of the fiscal [    ] financial statements and, to the best of my knowledge, information, and belief, upon due inquiry, present fairly the financial position of the Company and its Consolidated Subsidiaries as at the end of such fiscal period and the results of their operations for the period then ended, subject, in the case of quarterly statements, to year-end audit and audit adjustments and to the absence of footnote disclosure.2
     4. To the best of my knowledge, information, and belief, after due inquiry, there exists no Event of Default or Default, except as otherwise may be set forth herein.
     5. Attached hereto, in reasonable detail, are the computations and comparisons required to demonstrate compliance with the provisions of Sections 6.6, 6.7 and 6.10 of the Credit Agreement.
     6. Attached hereto is a schedule (in the form of Schedule 5.1(c) to the Credit Agreement) describing the Mortgage Warehouse Facilities and Servicing Advance Facilities in effect on the last day of the most recently ended fiscal quarter.

1	Date of delivery of Compliance Certificate.

2	Only applicable to quarterly financial statements.

     7. Detailed projections of the Borrower and its Consolidated Subsidiaries for the following fiscal year.3
          The foregoing certifications, together with the computations and comparisons set forth in the attachments hereto and the financial statements attached to this certificate in support hereof, are made and delivered the day and year first written above pursuant to Sections 5.1[(a)],[(b)],(c) and (d) of the Credit Agreement.

[3]	Only applicable to annual financial statements, and as applicable, any significant revisions of such projections.

Attachments
          1. financial statements;
          2. the computations and comparisons (in reasonable detail) required to demonstrate compliance with the provisions of Section 6.6, 6.7 and 6.10 of the Credit Agreement;
          3. a schedule of Mortgage Warehouse Facilities and Servicing Advance Facilities in effect on the last day of the most recently ended fiscal quarter; and
          4. detailed projections of the Borrower and its Consolidated Subsidiaries for the following fiscal year.4

4	Only applicable to annual financial statements, and as applicable, any significant revisions of such projections.

EXHIBIT E-1
FORM OF REVOLVING CREDIT BORROWING REQUEST
JPMorgan Chase Bank, N.A., as Administrative Agent
   for the Lenders referred to below,
1111 Fannin, 10th Floor
Houston, Texas 77002

Attention:	[Date]
Ladies and Gentlemen:
          The undersigned, PHH Corporation (the “Borrower”), refers to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among the Borrower, PHH Vehicle Management Services Inc., the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.5 of the Credit Agreement that it requests a Revolving Credit Borrowing under the Credit Agreement and in that connection sets forth below the terms on which such Revolving Credit Borrowing is requested to be made:

(A	)	Date of the Revolving Credit Borrowing (which is a Working Day)

(B	)	Principal Dollar Equivalent Amount of the Revolving Credit Borrowing1	$

(C	)	Interest Rate Type of the Revolving Credit Borrowing2

(D	)	Interest Period(s) with respect to the LIBOR Loan(s) and the last day of such Interest Period(s)3

1	Shall (a) in the case of ABR Loans or FFR Loans, be in an integral multiple of $500,000 and not less than $5,000,000, (b) in the case of LIBOR Loans, be in an aggregate principal Dollar Equivalent Amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (c) not be greater than the Total Commitment then available.

2	LIBOR Borrowing, ABR Borrowing or FFR Borrowing.

3	Shall be subject to the definition of “Interest Period” and shall not end later than the Termination Date. [Complete only in the case where LIBOR Loan(s) are being requested.]

          Upon acceptance of the Revolving Credit Loans to be made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to each Loan specified in Sections 4.2(b) and 4.2(c) of the Credit Agreement have been satisfied.

Very truly yours, PHH CORPORATION
By:
Name:
Title:

EXHIBIT E-2
FORM OF CANADIAN REVOLVING BORROWING REQUEST
JPMorgan Chase Bank, N.A., as Administrative Agent
   for the Lenders referred to below,
1111 Fannin, 10th Floor
Houston, Texas 77002

Attention: ___________________________	[Date]
Ladies and Gentlemen:
          The undersigned, PHH Vehicle Management Services Inc. (the “Canadian Subsidiary Borrower”), refers to the Amended and Restated Competitive Advance andRevolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among the PHH Corporation, the Canadian Subsidiary Borrower, the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Canadian Subsidiary Borrower hereby gives you notice pursuant to Section 2.6 of the Credit Agreement that it requests a Canadian Revolving Loan under the Credit Agreement and in that connection sets forth below the terms on which such Canadian Revolving Loan is requested to be made:

(A)	Date of the Canadian Revolving Borrowing (which is a Working Day)

(B)	Amount of the Canadian Revolving Borrowing1	[$][C$]

(C)	Interest Rate Type of the Canadian Revolving Borrowing2

(D)	Interest Period(s) with respect to the LIBOR Loan(s) and the last day of such Interest Period(s)3

1	Canadian Revolving Loans (x) denominated in Canadian Dollars shall be in a principal amount that is an integral multiple of C$500,000 and not less than C$1,000,000 and (y) denominated in Dollars shall be in a principal amount that is an integral multiple of $500,000 and not less than $1,000,000. Amount shall not be greater than the Canadian Revolving Commitment then available.

2	Each Canadian Revolving Loan denominated in Canadian Dollars shall be a Canadian B/A or a Canadian Prime Rate Loan. Each Canadian Revolving Loan denominated in Dollars shall be a LIBOR Canadian Revolving Loan or a Canadian ABR Loan.

(E)	Contract Period(s) with respect to the Canadian B/A(s) and the last day of such Contract Period(s)4

          Upon acceptance of the Canadian Revolving Loans to be made by the Canadian Revolving Lender in response to this request, the Canadian Subsidiary Borrower shall be deemed to have represented and warranted that the conditions to each Loan specified in Sections 4.2(b) and 4.2(c) of the Credit Agreement have been satisfied and that the representations and warranties contained in Sections 3.1, 3.2 and 3.3 of the Credit Agreement as to the Canadian Subsidiary Borrower are true and correct in all material respects.

Very truly yours, PHH VEHICLE MANAGEMENT SERVICES INC.
By:
Name:
Title:

3	Shall be subject to the definition of “Interest Period” and shall not end later than the Termination Date. [Complete only in the case where LIBOR Loan(s) are being requested.]

4	Shall be subject to the definition of “Contract Period” and shall not end later than the Termination Date. [Complete only in the case where Canadian B/A(s) are being requested.]

EXHIBIT F
FORM OF
NEW LENDER SUPPLEMENT
          Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation, (the “Borrower”), PHH Vehicle Management Services Inc., (the “Canadian Subsidiary Borrower”), the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          The New Lender identified on Schedule l hereto (the “New Lender”), the Administrative Agent and the Borrower agree as follows:
          1. The New Lender hereby irrevocably makes a Commitment to the Borrower in the amount set forth on Schedule 1 hereto (the “New Commitment”) pursuant to Section 2.13(e) of the Credit Agreement. From and after the Effective Date (as defined below), the New Lender will be a Lender under the Credit Agreement with respect to the New Commitment.
          2. The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.
          3. The New Lender (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement (or, if no such financial statements have been delivered, copies of the financial statements delivered pursuant to Section 3.4 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the

2

Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
          4. The effective date of this New Lender Supplement shall be the Effective Date of the New Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this New Lender Supplement by each of the New Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the New Commitment (including payments of principal, interest, fees and other amounts) to the New Lender for amounts which have accrued on and subsequent to the Effective Date.
          6. From and after the Effective Date, the New Lender shall be a party to the Credit Agreement and, to the extent provided in this New Lender Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.
          7. This New Lender Supplement shall be governed by and construed in accordance with the laws of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to New Lender Supplement
Name of New Lender: ______________________________________________________________________ ___________
Effective Date of New Commitment: ___________________________________________________________________ ___
Principal Amount of New Commitment: $___________________________________________________________________

[NAME OF NEW LENDER]		PHH CORPORATION

By:		By:

	Name:		Name:
	Title:		Title:

Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

[JPMORGAN CHASE BANK], as Issuing Lender
By:
Name:
Title:

EXHIBIT G
FORM OF
COMMITMENT INCREASE SUPPLEMENT
          Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation, (the “Borrower”), PHH Vehicle Management Services Inc., (the “Canadian Subsidiary Borrower”), the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          The Increasing Lender identified on Schedule l hereto (the “Increasing Lender”), the Administrative Agent and the Borrower agree as follows:
          1. The Increasing Lender hereby irrevocably increases its Commitment(s) to the Borrower by the amount set forth on Schedule 1 hereto (the “Increased Commitment”) pursuant to Section 2.13(f) of the Credit Agreement. From and after the Effective Date (as defined below), the Increasing Lender will be a Lender under the Credit Agreement with respect to the Increased Commitment as well as its existing Commitment(s) under the Credit Agreement.
          2. The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.
          3. The Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement (or, if no such financial statements have been delivered, copies of the financial statements delivered pursuant to Section 3.4 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any

2
other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
          4. The effective date of this Commitment Increase Supplement shall be the Effective Date of the Increased Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Commitment Increase Supplement by each of theIncreasing Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).
          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Commitment (including payments of principal, interest, fees and other amounts) to the Increasing Lender for amounts which have accrued on and subsequent to the Effective Date.
          6. From and after the Effective Date, the Increasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Increase Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.
          7. This Commitment Increase Supplement shall be governed by and construed in accordance with the laws of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Commitment Increase Supplement
Name of Increasing Lender:

Effective Date of Increased Commitment:

Principal	Total Amount of Commitment(s)
Amount of	of Increasing Lender
Increased Commitment:	(including Increased Commitment):

$__________	$___________

[NAME OF INCREASING LENDER]		PHH CORPORATION

By:		By:

	Name:		Name:
	Title:		Title:

Accepted: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

[JPMORGAN CHASE BANK], as Issuing Lender
By:
Name:
Title:

EXHIBIT H
FORM OF JOINDER AGREEMENT
          JOINDER AGREEMENT, dated as of ___, 200_, made by the signatory hereto (the “New Subsidiary Borrower”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders referred to in the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), by and among PHH Corporation (the “Borrower”), PHH Vehicle Management Services Inc., the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the Administrative Agent.
WITNESSETH:
          WHEREAS, the parties to this Joinder Agreement wish to add the New Subsidiary Borrower to the Credit Agreement in the manner hereinafter set forth; and
          WHEREAS, this Joinder Agreement is entered into pursuant to subsection 10.9(b)(i) of the Credit Agreement;
          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:
          1. The New Subsidiary Borrower, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to: join the Credit Agreement as a Subsidiary Borrower, as indicated with its signature below; be bound by all covenants, agreements and acknowledgments attributable to a Subsidiary Borrower in the Credit Agreement; and perform all obligations and duties required of it by the Credit Agreement.
          2. The New Subsidiary Borrower represents and warrants that the representations and warranties contained Section 3 of the Credit Agreement (other than Section 3.4 and 3.5) as they relate to such New Subsidiary Borrower or which are contained in any certificate furnished by or on behalf of such New Subsidiary Borrower are true and correct in all material respects on the date hereof.
          3. The address, taxpayer identification number and jurisdiction of incorporation of each of the New Subsidiary Borrower is set forth in Annex I to this Joinder Agreement.
          4. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[NEW SUBSIDIARY BORROWER], as a Subsidiary Borrower
By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

Annex I

EXHIBIT I-1
FORM OF EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
          Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation, (the “Borrower”), PHH Vehicle Management Services Inc., (the “Canadian Subsidiary Borrower”), the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Credit Loan(s) (as well as any Note(s) evidencing such Revolving Credit Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
          The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. person status on U.S. Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[     ]

8

EXHIBIT I-2
FORM OF EXEMPTION CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
          Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation, (the “Borrower”), PHH Vehicle Management Services Inc., (the “Canadian Subsidiary Borrower”), the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Credit Loan(s) (as well as any Note(s) evidencing such Revolving Credit Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Revolving Credit Loan(s) (as well as any Note(s) evidencing such Revolving Credit Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Fundamental Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
          The undersigned has furnished the Borrower and the Administrative Agent with U.S. Internal Revenue Service Form W-8IMY accompanied by a U.S. Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[     ]

9

EXHIBIT I-3
FORM OF EXEMPTION CERTIFICATE
(For Participants That Are Not U.S. Persons and That Are Not Partnerships for U.S. Federal
Income Tax Purposes)
          Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation, (the “Borrower”), PHH Vehicle Management Services Inc., (the “Canadian Subsidiary Borrower”), the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
          The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on U.S. Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[     ]

10

EXHIBIT I-4
FORM OF EXEMPTION CERTIFICATE
(For Participants That Are Not U.S. Persons and That Are Partnerships for U.S. Federal Income
Tax Purposes)
          Reference is made to the Amended and Restated Competitive Advance and Revolving Credit Agreement dated as of January 6, 2006 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation, (the “Borrower”), PHH Vehicle Management Services Inc., (the “Canadian Subsidiary Borrower”), the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, Bank of America, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
          The undersigned has furnished its participating Lender with U.S. Internal Revenue Service Form W-8IMY accompanied by a U.S. Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[     ]